As filed with the Securities and Exchange Commission on March 15, 2021

Registration Statement No. 333-253936

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3679	45-0713638
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification Number)

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District, Dalian City, Liaoning Province, China 116001 +86-411-88079120
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cheng Li Chief Executive Officer Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District, Dalian City, Liaoning Province, China 116001 +86-411-88079120
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Jessica M. Lockett, Esq.

Lockett + Horwitz,

A Professional Law Corporation

14 Orchard, Suite 200

Lake Forest, CA 92630

(949) 540-6540

(949) 540-6578 — Facsimile

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	35,869,999	$0.25	(2)	$8,967,499.75	$978.35

Total	35,869,999			$8,967,499.75	$978.35

(1)	This Registration Statement covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders (“Selling Shareholders”) of the Registrant of up to 35,869,999 common stocks previously issued to the Selling Shareholders as named in the Resale Prospectus.

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our common stock reported on the OTCQB marketplace on March 1, 2021 of $0.290 and $0.210. The shares offered hereunder may be sold by the Selling Security Holder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MARCH 15, 2021

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

IONIX TECHNOLOGY, INC.

35,869,999 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Shareholders identified herein of up to an aggregate of 35,869,999 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as set forth in the Resale Prospectus.

Our Common Stock is traded on the over-the-counter market (OTCQB) under the symbol “IINX”. However, the Common Stock offered by this prospectus may also be offered by the Selling Shareholders to or through underwriters, dealers, or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. Please see “Plan of Distribution” beginning on page 26 of this prospectus.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Shareholders. The registration of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the Selling Shareholders. The timing and amount of any sale is within the respective Selling Shareholders’ sole discretion, subject to certain restrictions.

Our Common Stock is traded on the over-the-counter market under the symbol “IINX.” On March 12, 2021, the closing price of our Common Stock as reported by OTC Markets Group, Inc.’s OTCQB Market was $0.22.

Investing in our securities involves a high degree of risk. See “Risk Factors” in the section entitled “Risk Factors” on page 10 of this prospectus for a discussion of certain risk factors that should be considered by prospective purchasers of the Common Stock offered under this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2021

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
THE OFFERING	8
SUMMARY CONSOLIDATED FINANCIAL INFORMATION	8
RISK FACTORS	10
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	24
SELLING SHAREHOLDERS	24
USE OF PROCEEDS	25
PLAN OF DISTRIBUTION	26
MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND PURCHASES OF EQUITY SECURITIES	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
BUSINESS	38
DIRECTORS AND EXECUTIVE OFFICERS	57
EXECUTIVE COMPENSATION	63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	69
DESCRIPTION OF COMMON STOCK	71
INTERESTS OF NAMED EXPERTS AND COUNSEL	72
WHERE YOU CAN FIND MORE INFORMATION	72
INDEX TO FINANCIAL STATEMENTS	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is June 30 and our fiscal year ended June 30, 2020 is sometimes referred to herein as fiscal year 2020. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or refer to Ionix Technology, Inc., a Nevada corporation.

Corporate Background

Ionix Technology, Inc. (the “Company”, formerly known as Cambridge Projects Inc.), a Nevada corporation, was formed on March 11, 2011.

On February 17, 2016, the Board ratified, approved, and authorized the Company’s acquisition of a wholly-owned subsidiary, Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”) on September 14, 2015. Well Best was acquired by Qingchun Yang, its current director, on November 10, 2015. One hundred percent interest in Well Best was transferred to Ionix Technology on February 17, 2016.Well Best’s purpose is to act as an investment holding company and pursue new business ventures conducted in the Asia Pacific region excluding China. Well Best has had no activities since inception.

On November 7, 2016, the Company’s Board of Directors approved and ratified the incorporation of Lisite Science Technology (Shenzhen) Co., Ltd ("Lisite Science"), a limited liability company formed under the laws of China on June 20, 2016. Well Best is the sole shareholder of Lisite Science. As a result, Lisite Science is an indirect, wholly-owned subsidiary of the Company. Lisite Science focused on marketing the high-end intelligent electronic equipment, specifically a power bank which is a 5 volt 2 amp, 20000mAh lithium ion battery powered portable device offering charging time of 12-18 hours that is intended to be utilized as a power source for electronic devices such as the iphone, ipad, mp3/mp4 players, PSP gaming systems, and cameras. Lisite Science commenced operations in September of 2016.

On November 7, 2016, the Company’s Board of Directors approved and ratified the incorporation of Shenzhen Baileqi Electronic Technology Co., Ltd. ("Baileqi Electronic"), a limited liability company formed under the laws of China on August 8, 2016. Well Best is the sole shareholder of Baileqi Electronic. As a result, Baileqi Electronic is an indirect, wholly-owned subsidiary of the Company. Baileqi Electronic focused on marketing the LCD and module for civil electronic products. The module of new energy power system refers to an LCD screen that is manufactured for small devices such as video capable baby monitors, electronic devices such as tablets and cell phones, and for use in televisions or computer monitors. Baileqi Electronics commenced operations in September of 2016.On September 1, 2016, Baileqi Electronics entered into a manufacturing agreement with Shenzhen Baileqi Science and Technology Co., Ltd. ("Shenzhen Baileqi S&T") to manufacture products for Baileqi Electronics.

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On December 29, 2016, the Company’s Board of Directors approved and ratified the acquisition of 99.9% of the issued and outstanding stock of Welly Surplus International Limited, a limited company formed under the laws of Hong Kong on January 18, 2016, in exchange for 99,999 HK dollars (the “Acquisition”). As a result of the Acquisition, the Company became the majority shareholder of Welly Surplus, owning 99.99% of the issued and outstanding stock of Welly Surplus, and Welly Surplus is now a majority owned subsidiary of the Company. As the closing of the Acquisition, Ms. Zhou was appointed as a member of the board of directors of Welly Surplus. Welly Surplus will act as the accounting and financial base for the Company and shall focus on assisting the Company with all of the Company’s financial affairs. Welly surplus had no activities since inception.

On April 7, 2017, Ben William Wong (“Wong”) and Yubao Liu, an individual (“Liu”) entered into a Stock Purchase Agreement (the “Agreement”) whereby Wong agreed to sell and Liu agreed to purchase 5,000,000 shares of the Company’s restricted preferred stock, representing 100% of the total issued and outstanding preferred stock (“Company Preferred Stock”). In consideration for the Company Preferred Stock, Liu agreed to pay to Wong a total of 5,000,000 RMB on or before April 30, 2017. The Agreement closed on April 20, 2017 (the “Closing”). Additionally, on April 5, 2017, Liu and Shining Glory Investments Limited, a British Virgin Islands company (“Shining Glory”), of which Wong is the sole officer and director, entered into a purchase agreement whereby Liu acquired 1 ordinary common stock share (the “Shining Glory Share”) representing approximately 100% of Shining Glory’s outstanding shares of common stock.  In consideration for the Shining Glory Share, Liu paid to Wong a total of $1 USD and Wong resigned as a Director of Shining Glory. Concurrently, Liu was appointed as the sole director of Shining Glory. The agreement between Shining Glory and Liu closed on April 20, 2017.

On February 20, 2018, the Company ratified and approved the appointment of Jialin Liang as President and a member of the board of directors of Changchun Fangguan Photoelectric Display Technology Co. Ltd ("Fangguan Photoelectric"). On February 20, 2018, the Company’s Board of Directors approved and ratified the incorporation of Fangguan Photoelectric. Fangguan Photoelectric is a wholly owned subsidiary of Well Best International Investment Limited and an indirect wholly-owned subsidiary of Ionix Technology, Inc. (the “Company”). Fangguan Photoelectric focused on marketing LCDs for the Company. In October 2018, Jialin Liang resigned as President and Director of Fangguan Photoelectric. Mr Biao Shang became his successor.

On June 28, 2018, the Board of Directors of Ionix Technology, Inc. (the “Company”) approved and ratified the incorporation of Dalian Shizhe New Energy Technology Co., Ltd. (“Shizhe New Energy”) and the Company ratified and approved the appointment of Mr. Liang Zhang as President and a member of the board of directors of  Shizhe New Energy . Shizhe New Energy is a wholly owned subsidiary of Well Best International Investment Limited and an indirect wholly-owned subsidiary of Ionix Technology, Inc. In May 2019, Liang Zhang resigned as President and Director of Shizhe New Energy. Mr Shikui Zhang became his successor.

On December 27, 2018, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Jialin Liang and Xuemei Jiang, each of whom is shareholder (the “Shareholders”) of Changchun Fangguan Electronics Technology Co., Ltd. (PRC) (“Fangguan Electronics”). Pursuant to the terms of the Purchase Agreement, the Shareholders, who together own 95.14% of the ownership rights in Fangguan Electronics, agreed to execute and deliver the Business Operation Agreement dated December 27, 2018 (the “Business Operation Agreement”), the Equity Interest Pledge Agreement dated December 27, 2018 (the “Equity Interest Pledge Agreement”), the Equity Interest Purchase Agreement dated December 27, 2018 (the “Equity Interest Purchase Agreement”), the Exclusive Technical Support Service Agreement dated December 27, 2018 (the “Services Agreement”) and the Power of Attorney dated December 27, 2018 (the “Power of Attorney” and together with the Business Operation Agreement, the Equity Interest Pledge Agreement, the Equity Interest Pledge Agreement and the Services Agreement, the “VIE Transaction Documents”) to the Company in exchange for the issuance of an aggregate of 15,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), thereby causing Fangguan Electronics to become the Company’s variable interest entity. Together with Purchase Agreement, in exchange of 15 million shares of the Company’s common stock, the Shareholders also agreed to convert shareholder loan of RMB 30 million (approximately $4.4 million) to capital and make cash contribution of RMB 9.7 million (approximately $1.4 million) to capital. The entirety of the transaction will hereafter be referred to as the “Transaction.”

Description of VIE Transaction Documents

The material contractual agreements between Changchun Fangguan Photoelectric Display Technology Co. Ltd. (PRC) (“Fangguan Photoelectric”), Fangguan Electronics and its shareholders consist of the following agreements:

Business Operation Agreement – This agreement allows Fangguan Photoelectric to manage and operate Fangguan Electronics. Under the terms of the Business Operation Agreement, Fangguan Photoelectric may direct the business operations of Fangguan Electronics, including, but not limited to, borrowing money from any third party, distributing dividends or profits to shareholders, adopting corporate policy regarding daily operations, financial management, and employment, and appointment of directors and senior officers.

Exclusive Technical Support Service Agreement – This agreement allows Fangguan Photoelectric to collect 100% of the net profits of Fangguan Electronics. Under the terms of the Service Agreement, Fangguan Photoelectric is the exclusive provider of equipment, advice and consultancy to Fangguan Electronics related to its general business operations, among other things. Fangguan Photoelectric owns all intellectual property rights arising from its performance under the Service Agreement.

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Power of Attorney – The Shareholders have each executed and delivered to Fangguan Photoelectric a Power of Attorney pursuant to which Fangguan Photoelectric has been granted the Shareholders’ voting power in Fangguan Electronics. Each Power of Attorney is irrevocable and does not have an expiration date.

Equity Interest Purchase Agreement – Fangguan Photoelectric and the Shareholders entered into an exclusive option agreement pursuant to which the Shareholders have granted Fangguan Photoelectric or its designee(s) the irrevocable right and option to acquire all or a portion of such Shareholders’ equity interests in Fangguan Electronics. Pursuant to the terms of the agreement, Fangguan Photoelectric and the Shareholders have agreed to certain restrictive covenants to safeguard the rights of Fangguan Photoelectric under the Equity Interest Purchase Agreement. Fangguan Photoelectric may terminate the Equity Interest Purchase Agreement upon prior written notice. The Option Agreement is valid for a period of five (5) years from the effective date, which may be extended by Fangguan Photoelectric.

Equity Interest Pledge Agreement – Fangguan Photoelectric and the Shareholders entered into an agreement pursuant to which the Shareholders have pledged all of their equity interests in Fangguan Electronics to Fangguan Photoelectric. The Equity Interest Pledge Agreement serves to guarantee the performance by Fangguan Electronics of its obligations under the VIE Transaction Documents. Pursuant to the terms of the Equity Interest Pledge Agreement, the Shareholders have agreed to certain restrictive covenants to safeguard the rights of Fangguan Photoelectric. Upon an event of default under the agreement, Fangguan Photoelectric may foreclose on the pledged equity interests.

As a result of the Transaction, the Company, through its subsidiaries and variable interest entity, is now engaged in the business of the research and development, manufacturing, and marketing of liquid crystal materials, displays and modules in the PRC. All business operations are conducted through our wholly-owned subsidiaries, including Fangguan Photoelectric, and through Fangguan Electronics, our variable interest entity. Fangguan Electronics is considered to be a variable interest entity because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements between Fangguan Photoelectric, our wholly-owned subsidiary, and Fangguan Electronics and its shareholders, we are able to exert effective control over Fangguan Electronics and receive 100% of the net profits or net losses derived from the business operations of Fangguan Electronics.

Business Summary

Since January 2016, the Company has shifted its focus to becoming an aggregator of energy cooperatives to achieve optimum price and efficiency in creating and producing technology and products that emphasize long life, high output, high energy density, and high reliability. By and through its wholly owned subsidiary, Well Best and the indirect subsidiaries, Baileqi Electronics, Lisite Science, Welly Surplus, Fangguan Photoelectric, Fangguan Electronics and Shizhe New Energy, the Company has commenced its main operations of high-end intelligent electronic equipment and photoelectric display products, became the New energy service provider and IT solution provider, which are in the new-type rising industries.

The Company applied various operating approachs. Baileqi Electronics, Lisite Science, Fangguan Photoelectric and Shizhe New Energy focus on the sales of goods and the rendering of service while Fangguan Electronics has been engaged in the business of the research and development, manufacturing, and marketing of liquid crystal materials, displays and modules in the PRC.

The Company, Well Best, Welly Surplus, Baileqi Electronics, Lisite Science, Fangguan Photoelectric, Fangguan ElectronicsPhotoelectric and Shizhe New Energy are actively seeking additional new prospects for technology enhancements, design, manufacturing and production of the Company’s operation of high-end intelligent electronic equipment and more cutting-edge LCD technologies, such as Liquid Crystal Module (“LCM“)theportable power banks and TFT products and future product development, and to provide New energy service and IT solution.

We are engaged in the business of research and development, manufacturing, and marketing of liquid crystal materials, displays and modules in the PRC. The Company operates through a corporate structure consisting of subsidiaries, variable interest entities (“VIE”), and contractual arrangements. A VIE is a term used by the U.S. Financial Accounting Standards Board to describe a legal business structure whose financial support comes from another corporation which exerts control over the VIE. All of the Company’s business operations are structured around a series of contractual agreements, the VIE Transaction Documents, including the ones between Fangguan Photoelectric, our wholly-owned subsidiary, and Fangguan Electronics and its shareholders. Through the VIE Transaction Documents, we are able to exert effective control over Fangguan Electronics and receive 100% of the net profits derived from the business operations of Fangguan Electronics.

Competition

As the display market develops, we expect to experience intense competition from numerous domestic and foreign companies, including well-established corporations possessing worldwide manufacturing and production facilities, greater name recognition and significantly greater financial, technical and marketing resources than us, as well as from emerging companies who may have advanced technologies. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

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Our Growth Strategy

 IINX is active in promoting the worldwide application of green energy solutions. We are always pursuing more optimized green energy solutions together with our customers. In 2021, we confront the rapid growth of the new energy industry, however, high and new technology and its relevant accessories still play pivotal roles in the existing industrial chain. In the meantime, we have also chosen a more extensive applied terminal product in new energy industry- the Liquid Crystal Displays (LCD), as an important composition part of our business.

Our Offices

We maintain our principal executive offices at Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District, Dalian City, Liaoning Province, China 116001. Our telephone number is (646) 801-2803. Our website is www.theiinx.com. The information contained on our website as that can be assessed through our website does not constitute part of this prospectus.

THE OFFERING

Common stock offered by the Selling Shareholders	We are offering up to an aggregate of 35,869,999 shares of the Common Stock

Common stock outstanding before and after this offering	162,582,058 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the Selling Shareholders. All of the net proceeds from the sale of our common stock will go to the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholders.

Risk factors	This investment involves a high degree of risk. See the information contained in “Risk Factors” beginning on page 10 of this prospectus.

Common stock symbol	Our Common Stock is listed in the over-the-counter market under the symbol “IINX”.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations and balance sheet data for the fiscal year ended June 30, 2020, have been derived from our audited consolidated financial statements included elsewhere in this prospectus, and the six months ended December 31, 2020 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six months ended December 31, 2020 is not necessarily indicative of our operating results to be expected for the full fiscal year ending June 30, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

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Ionix Technology, Inc.

Statements of Operations Data:

(in thousands, except for share and per share data)

		Years ended June 30,
	Six Months Ended, December 31, 2020 (Unaudited)	2020 (Audited)	2019 (Audited)	2018 (Audited)
STATEMENT OF OPERATIONS DATA:
Net revenue	$5,941	$20,599	$12,348	$6,423
Cost of goods sold	5,269	17,506	10,153	5,682
Gross profit	672	3,093	2,195	741
Research and development expenses	277	806	323	-
General and administrative expenses	658	1,937	1,256	270
Operating Income (loss)	(263)	350	616	471
Other income (expense)	(651)	(455)	(69)	-
Net Income (loss) before tax	(914)	(105)	547	471
Income taxes provision (benefit)	(26)	173	150	145
Net Income (loss)	(888)	(278)	397	326
Net Earnings (loss) per share	(0.01)	(0.00)	0.00	0.00
Weighted average number of shares	121,402,466	114,077,157	106,605,740	99,003,000

Balance Sheet Data:

(in thousands)

	As of December 31, 2020	As of June 30, 2020	As of June 30, 2019
BALANCE SHEET DATA:	(Unaudited)	(Audited)	(Audited)
Total current assets	$9,530	$9,166	$8,656
Total assets	18,087	17,185	17,715
Total current liabilities	7,122	7,583	7,938
Total liabilities	7,122	7,583	7,938
Stockholders’ Equity (deficit)	10,965	9,602	9,777

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RISK FACTORS

Purchasing our Common Stock involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties included in other reports and filings made with the SEC, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Relating to the Company’s Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss from during six months ended December 31, 2020, and we expect to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern. The Company had an accumulated deficit of $626,226 as of December 31, 2020. The Company incurred loss from operation and did not generate sufficient cash flow from its operating activities for the six months ended December 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company plans to rely on the proceeds from loans from both unrelated and related parties to provide the resources necessary to fund the development of the business plan and operations. The Company is also pursuing other revenue streams which could include strategic acquisitions or possible joint ventures of other business segments. However, no assurance can be given that the Company will be successful in raising additional capital. There have been no changes to our ability to continue as a going concern as of our latest unaudited financial statements for the period ended December 31, 2020 set forth in Form 10-Q filed with the commission on February 16, 2021.

Our business depends on new products and technologies.

The market for our products is characterized by rapid changes in product design and manufacturing process technologies. Our success depends to a large extent on our ability to develop and manufacture new products and technologies to match the varying requirements of different customers in order to establish a competitive position and become profitable. Our growth is supported by continuous investment in time, resources and capital to identify and develop new products and new services for the market via geographic expansion and market penetration. If we are unable to either develop new screen or monitor products on our own or acquire licenses for new screen and monitor products from other parties, our ability to grow revenues and market share will be adversely affected. In addition, we may not be able to recover our investment in the development and commercialization of new screen products, given that some of our research and development projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary and continuing financing to complete such development.

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We generally do not have long-term contracts with our customers.

Our business has primarily operated on the basis of short-term purchase orders. We receive some longer term purchase agreements and procurement contracts, but we cannot guarantee that we will continue to do so. Our current purchase agreements, depending on the circumstances, can be cancelled or revised without penalty. We plan production primarily on the basis of internally generated forecasts of demand based on communications with customers, and available industry data which makes it difficult to accurately forecast revenues. If we fail to accurately forecast operating results, our business may suffer and the market price of our shares may decline.

The manufacture of flexible OLED and LCD screens encompasses several complex processes resulting in irregular production schedules, including production delays and interruptions, which could adversely affect our operating results.

Our product technology and manufacturing processes evolve from time to time which can result in production challenges and difficulties. We cannot assure you that we will be able to produce our products in sufficient quantity and quality to maintain existing customers’ demand and attract new customers. In addition, we cannot assure you that we will not experience manufacturing problems within our facility in Changchun, which could result in delays in delivery of orders or product introductions if any material problems occur to us.

Several steps of our production processes are dependent upon certain critical machines and tools which could result in delivery interruptions and foregone revenues.

We currently have little equipment redundancy in our manufacturing facility. Some steps of our production process rely on key equipment and operators. At present, we have almost no redundancy of production equipment, but we have set up equipment support department. In case of any major interruption in the operation of manufacturing facilities or serious failure of key equipment, our equipment support department will start the emergency plan to repair the equipment and replace the damaged parts as soon as possible, so as to resume production in time. If we experience any significant disruption in the operation of our manufacturing facility or a serious failure of a critical piece of equipment, we may be unable to supply our screen products to our customers in a timely manner. Interruptions in our manufacturing process could be caused by equipment problems, the introduction of new equipment into the manufacturing process or delays in the delivery of new manufacturing equipment. Lead-time for delivery, installation, testing, repair and maintenance of manufacturing equipment can be extensive. We have experienced production interruptions in the past, which fortunately did not result in losses, however, in the event of future production interruptions no assurance can be given that we will not lose potential sales or be unable to meet production orders due to future production interruptions in our manufacturing line.

We rely on a limited number of source suppliers.

We depend on a limited number of source suppliers for certain raw materials, components, and services. These include glass, silicon wafers, circuit boards, graphic integrated circuits, passive components, materials and chemicals, and equipment support. We maintain several single-source supplier relationships either because alternative sources are not available or because the relationship is advantageous to us due to performance, quality, support, delivery, capacity, or price considerations (or a combination thereof). We have established long-term relationships with supplier partners as the result of stable quality, timely delivery and reasonable price, Even where alternative sources of supply are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays and a possible loss of sales, which could materially and adversely affect our operating results. We do not manufacture the silicon integrated circuits on which we incorporate our OLED technology. Instead, we provide the design layouts to semiconductor contract manufacturers who manufacture the integrated circuits on silicon wafers. Our inability to obtain sufficient quantities of components and other materials or services on a timely basis could result in manufacturing delays, increased costs and ultimately in reduced or delayed sales or lost orders which could materially and adversely affect our operating results. Generally, we do not have long-term contracts or written agreements with our source suppliers but instead operate on an as-needed basis.

Our results of operations, financial condition and business would be harmed if we were unable to balance customer demand and capacity.

As customer demand for our products changes, and as we enter new markets which may require higher volume mass production, we must be able to ramp up or adjust our production capacity to meet demand or enter into relationships with high volume manufacturing partners. We are continually taking steps to address our manufacturing capacity and needs for our products. If we are not able to expand our manufacturing capacity or enter into relationships with high volume manufacturing partners, our prospects may be limited and our business and results of operations could be adversely impacted. If we experience delays or unforeseen costs associated with adjusting our capacity levels, we may not be able to achieve our financial targets. We do not order based on actual demand, we base our ordering upon market experience and forecasts, as such we have not had issues with vendor lead times exceeding our customers' required delivery time, however, at this may create risks of over ordering if actual demand is lower than estimated. Ordering raw material, building finished goods, and scheduling contract manufacturer production for our consumer products based on forecasts exposes us to numerous risks, including potential inability to service customer demand within an acceptable timeframe, holding excess inventory or having unabsorbed manufacturing overhead.

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We may be subject to product liability claims, which could divert our resources, cause us to incur substantial liabilities.

We face an inherent business risk of exposure to product liability claims in the event that the uses of our products are alleged to have caused accidents or bodily injuries. Any marketing or manufacturing defects pertaining to any of our products could result in product liability claims or adverse publicity. These risks may exist for the existing products and products in development. Furthermore, we do not currently maintain product liability insurance as we are not the end product producer, however, if we were to desire product liability insurance there could be no assurance that we are able to acquire product liability insurance with terms that are commercially feasible.

We face an inherent risk of product liability claims as a result of the sales of our products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable for consumer purposes. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidate. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our products and products under development;

●	injury to our reputation and significant negative media attention;

●	significant costs to defend resulting litigation;

●	substantial monetary awards to trial participants or injured consumers;

●	loss of revenue;

●	reduced resources of our management to pursue our business strategy; and

●	the inability to commercialize any products that we may develop.

We do not currently maintain general liability insurance; and even if we have a general liability insurance in the future, there is no assurances whether insurance may fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. Our policy premium may increase as a result of product liability litigation. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production of our product candidates and the sale of existing products, which could adversely affect our business, financial condition, results of operations and prospects.

Our internal computer systems, or those of our third-party contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of security measures, our internal computer systems and those of our third-party contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we do not believe that we have experienced any such system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a loss of research data for our new screen products which could result in delays in new product commercialization efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our new LCD and OLED technologies, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of our product candidates could be delayed.

Our success depends on attracting and retaining highly skilled and qualified technical and consulting personnel.

We must hire highly skilled technical personnel as employees and as independent contractors in order to develop our products. The competition for skilled technical employees is intense and we may not be able to retain or recruit such personnel. We compete with companies that possess greater financial and other resources than we do, and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, including salaries, bonuses, stock options and other fringe benefits, offered to employees in order to attract and retain such personnel. The costs of attracting and retaining new personnel may have a materially adverse effect on our operating results.

Our success depends in a large part on the continuing service of key personnel.

Changes in management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel and will also need to recruit additional management in order to expand according to our business plan. The failure to attract and retain additional talented management or personnel could have a material adverse effect on our operating results and financial performance.

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Our operating results are substantially dependent on the development and acceptance of new products and technology innovations.

Our future success may depend on our ability to develop new and lower cost solutions for existing and new markets and for customers to accept those solutions. We must introduce new products in a timely and cost-efficient manner, and we must secure production orders for those products from our customers. The development of new products is a highly complex process, and we historically have experienced delays in completing the development and introduction of new products. Some or all of those technologies or products may not successfully make the transition from the research and development phase. Even when we successfully complete a research and development effort with respect to a particular product or technology, it may fail to gain market acceptance. The successful development and introduction of these products depends on a number of factors, including the following:

•	achievement of technology advances required to make commercially viable devices;
•	the accuracy of our predictions of market requirements;
•	acceptance of our new product designs;
•	acceptance of new technology in certain markets;
•	the availability of qualified research and development and product development personnel;
•	our timely completion of product designs and development;
•	our ability and available resources to expand sales;
•	our ability to develop repeatable processes to manufacture new products in sufficient quantities and at low enough costs for commercial sales; and
•	our customers' ability to develop competitive products incorporating our products.

If any of these or other factors become problematic, we may not be able to develop and introduce these new products in a timely or cost-effective manner.

If government agencies change the subsidies or tax policies from which we benefit or certain customers discontinue or curtail their funding for our research and development programs, our business may suffer.

We have received beneficial tax treatments from the central government of the PRC because of our designation as a high-tech company from November 2016 to November 2019 and received a small one-time governmental subsidy in 2016. If the PRC central government changes its tax policies for high-tech companies, we may not be able to maintain our current favorable tax treatments. Furthermore, some of our subsidiaries perform research and development services to non-profit organizations, such as universities. If the funding for some or all of our research clients is discontinued or reduced, our research clients could limit or discontinue our research programs and our business results and financial conditions could be adversely affected.

Our business is subject to environmental regulations and possible liability arising from potential employee claims of exposure to harmful substances used in the development and manufacture of our products.

We are subject to various governmental regulations related to toxic, volatile, experimental and other hazardous chemicals used in our design and manufacturing process. Our failure to comply with these regulations could result in the imposition of fines or in the suspension or cessation of our operations. Compliance with these regulations could require us to acquire costly equipment or to incur other significant expenses. We develop, evaluate and utilize new chemical compounds in the manufacture of our products. While we attempt to ensure that our employees are protected from exposure to hazardous materials, we cannot assure you that potentially harmful exposure will not occur or that we will not be liable to injured employees as a result.

Risks Relating to Intellectual Property

We may not be successful in protecting our intellectual property and proprietary rights.

We rely on a combination of patents, trade secret and know-how protection, and other arrangements to establish and protect our proprietary technologies. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our current patent applications; third parties may challenge, invalidate or circumvent any patent issued to us; unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights; rights granted under patents issued to us may not afford us any competitive advantage; others may independently develop similar technology or design around our patents; and protection of our intellectual property rights may be limited in certain foreign countries. On April 30, 2007, the U.S. Supreme Court, in KSR International Co. vs. Teleflex, Inc., mandated a more expansive and flexible approach towards a determination as to whether a patent is obvious and invalid, which may make it more difficult for patent holders to secure or maintain existing patents. Any future infringement or other claims or prosecutions we may bring against third parties based on our intellectual property could have a material adverse effect on our business. Any such claims could be time consuming to assert, result in costly litigation, divert management's attention and resources, or result in our entering into royalty or licensing agreements.

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In addition to patent protection, we try to protect our trade secrets, know-how and other non-patented proprietary information relating to our product development and manufacturing activities through appropriate efforts to maintain its secrecy, including requiring employees and third parties to sign confidentiality agreements. We cannot be sure that these efforts will be successful or that the confidentiality agreements will not be breached. We also cannot be sure that we would have adequate remedies for any breach of such agreements or other misappropriation of our trade secrets or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Third parties may assert claims against us which could harm our business.

We may face third party claims that our business practices or products infringe adversely held intellectual property rights. We may face third party claims that our employees or contractors have misappropriated and unlawfully disclosed to us for our benefit third party trade secrets or other proprietary information. Defending any such claims, whether or not meritorious, would cause us to incur costs and may divert the attention of management and technical personnel. Resolution of any such claims by litigation or settlement may entail payment of damages, changes to our business practices or products, and changes in our relationships with our customers, employees, or contractors.

Risks Relating to the Display Industry

The display market is highly competitive with several competing technologies.

We do business in intensely competitive markets that are characterized by rapid technological change, changes in market requirements and competition from both other suppliers and our potential OEM customers. Such markets are typically characterized by price erosion. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Our ability to compete successfully will depend on a number of factors, which can be within or outside our control. We expect these factors to include the following:

•	our success in designing, manufacturing and delivering expected new products, including those implementing new technologies on a timely basis;
•	our ability to address the needs of our customers;
•	the quality, performance, reliability, features, ease of use and pricing of our products;
•	successful expansion of our manufacturing capabilities and market share;
•	our efficiency of production, and ability to manufacture and ship products on time;
•	the rate at which OEM customers incorporate our product solutions into their own products;
•	the market acceptance of our new products; and
•	product or technology introductions by our competitors.

In addition, some of our customers may be reluctant to rely on a relatively small company such as Ionix for a critical component. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

The display industry may be subject to cyclical demand and overcapacity.

Our business strategy is primarily dependent on certain customers’ building and selling electronic products that incorporate our LCD displays as components into those products. Industry-wide fluctuations in demand could cause significant harm to our business. The LCD display sector may experience overcapacity if additional capacity comes on-line which could lead to pricing pressures and a difficult market in which to sell our products.

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Our competitors have many further advantages over us.

As the display market develops, we expect to experience intense competition from numerous domestic and foreign companies, including well-established corporations possessing worldwide manufacturing and production facilities, greater name recognition and significantly greater financial, technical and marketing resources than us, as well as from emerging companies who may have advanced technologies. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

In order to increase or maintain our profit margins we may have to continuously develop new products, product enhancements and new technologies.

In some markets, prices of established products tend to decline over time. In order to increase or maintain our profit margins over the long-term, we believe that we will need to continuously develop new products, product enhancements and new technologies that will either slow price declines of our products or reduce the cost of producing and delivering our products. While we anticipate many opportunities to reduce production costs over time, there can be no assurance that these cost reduction plans will be successful, that we will have the resources to fund the expenditures necessary to implement certain cost-saving measures, or that our costs can be reduced as quickly as any reduction in unit prices. We may also attempt to offset the anticipated decrease in our average selling price by introducing new products with higher selling prices that may or may not offset price declines in more mature products. If we fail to do so successfully, our results of operations could be materially and adversely affected.

Our business operations and financial results may suffer if the shift of the business focus to display screens turns out not to be as successful as predicted.

In March 2019, after entry into the VIE Agreements with Fangguan, we shifted our business focus to display screens and away from portable power packs because our management believes that the display screen business has better prospects for long term success. If our display screen business does not grow as fast and/or profitably as we expect, our future operations and financial results may be adversely affected.

Risks Relating to Doing Business Outside the United States

Because Ionix’s primary business activities are conducted in the PRC, the Company is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect the Company’s revenue and cost of doing business.

Our primary place of business is in the PRC and we have almost all of our employees and management team in the PRC. Foreign economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operation of the Company’s business outside of the U.S. may have a material adverse effect on the Company’s business, financial condition and results of operations, including international economic and political changes.

•	The imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;
•	changes in, or impositions of, legislative or regulatory requirements regarding the display screen and power bank industries;
•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;
•	difficulties in achieving headcount reductions due to unionized labor and works councils;
•	restrictions on transfers of funds and assets between jurisdictions;
•	China- U.S. political instability;
•	Increase on customs levies on materials and products traded between the U.S. and PRC; and
•	Outbreaks of diseases and the fears of a pandemic disease.

As the Company continues to operate its business globally, its success will depend in part, on its ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect the Company’s business, financial condition and results of operations.

The Company may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (“FCPA”) and Chinese anti-corruption law.

The Company is subject to the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments, foreign government officials and political parties by U.S. persons as defined by the statute for purposes of obtaining or retaining businesses. The Company may have agreements with third parties who may make sales in the PRC, the United Kingdom and U.S., during the process of which the Company may be exposed to corruption. Activities in the PRC can create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of the Company, because these parties are not always subject to the Company’s control.

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Although the Company believes to date it has complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, the existing safeguards and any future improvements may prove to be less than effective and any of the Company’s employees, consultants or agents may engage in corruptive conduct for which the Company might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions against the Company and individuals and therefore could negatively affect the Company’s business, operating results and financial condition. In addition, the Chinese government may seek to hold the Company liable as a successor for FCPA violations committed by companies in which the Company invests or acquires.

If the Company becomes directly subject to the recent scrutiny, criticism and negative publicity involving U.S.- listed Chinese companies, we may have to expend significant resources to investigate and resolve the matters. Any unfavorable results from the investigations could harm our business operations, this offering and our reputation.

Recently, U.S. public companies that have substantially all of their operations in China, have been subjects of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal control over financial accountings, inadequate corporate governance and ineffective implementation thereof and, in many cases, allegations of fraud. As a result of enhanced scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effects the sector-wide investigations will have on the Company. If the Company becomes a subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company will have to expend significant resources to investigate such allegations and defend the Company. If such allegations were not proven to be baseless, the Company would be severely hampered and the price of the stock of the Company could decline substantially. If such allegations were proven to be groundless, the investigation might have significantly distracted the attention of the Company’s management.

International operations expose the Company to currency exchange and repatriation risks, and the Company cannot predict the effect of future exchange rate fluctuations on its business and operating results.

The Company has its primary business operations in the PRC. Substantial amounts of revenues are received and expenses are incurred in Chinese dollars and U.S. dollars. Thus, the Company has exposure to currency fluctuations. The Company cannot assure you that the effect of currency exchange fluctuations will not materially affect its revenues and net income in the future.

Ionix’s business could be adversely affected by changes in the U.S. presidential administration and tariffs.

A new U.S. presidential administration came to power in January 2017 and President Trump has imposed importation tariffs from certain countries such as China and Mexico, which could affect the sales of certain products if the Company were to sell them to the U.S. Although China and U.S. reached a Phase-One trade deal in January 2020, the Company’s international business could still be negatively affected by future custom and tariff changes imposed by either China or the U.S. In addition, the U.S. had its presidential election in November 2020, and with new President Biden in office, it is unclear what if any impact may result on business between the U.S. and China. Potential political changes may impose negative impacts on the economic stability in general and adversely affect the Company’s financial performance.

Risks associated with the VIE structure

On December 27, 2018, the Company entered into a group of variable interest agreements (the “VIE Agreements”) with two shareholders of Fangguan Electronics to control 95.14% of the ownership rights and receive 100% of the net profit or net losses derived from the business operations of Fangguan Electronics. In exchange for the VIE agreements and an additional capital contribution, the Company issued 15 million shares of common stock to those two shareholders of Fangguan Electronics. The Company believes that the VIE contractual arrangements with Fangguan Electronics and respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of Fangguan Photoelectric, one of the Company’s PRC subsidiaries and its VIE Agreements;
•	discontinue or restrict the operations of any related-party transactions between Fangguan Photoelectric and Fangguan Electronics;
•	limit the Company’s business expansion in China by way of entering into contractual arrangements;
•	impose fines or other requirements with which Fangguan Photoelectric and Fangguan Electronics may not be able to comply;

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•	require the Company or Fangguan Photoelectric and Fangguan Electronics to restructure the relevant ownership structure or operations; orrestrict or prohibit the Company’s use of the proceeds from the public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its business through its VIE structure may be negatively affected if the PRC government were to carry out any of the aforementioned actions. In such event, the Company may not be able to consolidate Fangguan Photoelectric and Fangguan Electronics in its consolidated financial statement as it may lose the ability to receive economic benefits from its VIE structure.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we conduct substantially all of our operations in the PRC and the majority of our officers reside outside the United States.

We conduct substantially all of our operations in the PRC through our wholly owned and majority owned subsidiaries there. Most of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult if not impossible for you to bring an action against us or against these individuals in the PRC in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind in the PRC, the laws of the PRC or United States may render you unable to effect service of process upon, or to enforce a judgment against our assets or the assets of our directors and officers. A judgment of a court of another jurisdiction may be reciprocally recognized or enforced if the jurisdiction has a treaty with the PRC or if judgments of the Chinese courts have been recognized before in that jurisdiction, subject to the satisfaction of other requirements. For more information regarding the relevant laws of the PRC, see “Enforceability of Civil Liabilities.”

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation operating and having its substantial assets in a jurisdiction in the United States.

Risks Related to Pandemic

The COVID-19 coronavirus could adversely impact our business.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to multiple countries, including the United States, and has caused significant disruptions around the world. We may experience disruptions as a result of the COVID-19 pandemic that could severely impact our business including:

•	interruption of key development activities due to limitations on work and travel imposed or recommended by federal or state governments, employers and others;
•	interruption of key business activities due to illness and/or quarantine of key individuals and delays associated with recruiting, hiring and training new temporary or permanent replacements for such key individuals, both internally and at our third party service providers;
•	difficulties in raising additional capital needed to pursue the development of our platform due to the slowing of our economy and near term and/or long term negative effects of the pandemic on the financial, banking and capital markets;
•	changes in local regulations as part of a response to the COVID-19 coronavirus outbreak that may require us to change the ways in which research, including development, is conducted, which may result in unexpected costs; and
•	delays in necessary interactions with regulators and other important agencies and contractors due to limitations in employee resources, travel restrictions or forced furlough of government employees.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the virus.

Risks Relating to Our Stock

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•	Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

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•	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;
•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;
•	Sale of a significant number of shares of our common stock by stockholders;
•	General market and economic conditions;
•	Quarterly variations in our operating results;
•	Investor and public relation activities;
•	Announcements of technological innovations;
•	New product introductions by us or our competitors;
•	Competitive activities; and
•	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition and results of operations.

Transfers of our securities may be restricted by virtue of state securities “blue sky” laws, which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

Transfers of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities held by many of our stockholders have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions may prohibit the secondary trading of our common stock. Investors should consider the secondary market for our securities to be a limited one.

The sale of a significant number of our shares of common stock could depress the price of our common stock.

Sales or issuances of a large number of shares of common stock in the public market or the perception that sales may occur could cause the market price of our common stock to decline. As of December 31, 2020, the approximate number of registered holders of our common stock was 212 and there were 155,582,058 shares of common stock issued and outstanding and there were 5,000,000 shares of preferred stock issued and outstanding. As of March 12, 2021 there were 162,582,058 shares of common stock issued and outstanding and there were 5,000,000 shares of preferred stock issued and outstanding. As of December 31, 2020 and March 12, 2021, there were 68,750 shares of common stock subject to outstanding warrants, and there were no shares of common stock subject to outstanding stock options. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders for a vote, and no cumulative voting for directors is permitted. Stockholders do not have any preemptive rights to acquire additional securities issued by us.

Significant shares of common stock are held by our principal stockholders, other company insiders and other large stockholders. As “affiliates” of Company, as defined under Securities and Exchange Commission Rule 144 under the Securities Act of 1933, our principal stockholders, other of our insiders and other large stockholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144. Issuance of additional securities, or exercise or conversion of existing securities could result in further dilution to common stockholders and may affect the market price of the common stock.

On December 31, 2020, there was one promissory note outstanding as follows:

On December 21, 2020, the Company issued a self-amortization promissory note to Labrys Fund, L.P in the aggregate principal amount of $300,000. The promissory note is due on or before December 21, 2021 and bears an interest rate of five percent (5%) per annum. The note is not convertible unless in default, as defined in the agreement. The Company agreed to reserve 7,052,239 shares of its common stock for issuance if any debt is converted. The Company executed and closed the transaction on December 31, 2020 and received $253,500 in cash after deducting an OID in the amount of $30,000, legal fees of $3,000 and other costs of $13,500. The self-amortization promissory note has an amortization schedule of $35,000 payment at each month end beginning April 23, 2021 through December 21, 2021.

In connection with the issuance of promissory note, on December 31, 2020, the Company issued 447,762 shares of common stock (the “First Commitment Shares”) and 1,119,402 shares of common stock (the “Second Commitment Shares”) related to the promissory note as a commitment fee. The Second Commitment Shares must be returned to the Company’s treasury if the promissory note is fully repaid and satisfied on or prior to the maturity date. The Company recorded the First Commitment Shares as debt discount valued at $68,060 based on the quoted market price at issue date and amortized over the term of the promissory note. The Company recorded the Second Commitment Shares at par for the six months ended December 31, 2020.

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Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced and these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Anti-takeover provisions may limit the ability of another party to acquire our company, which could cause our stock price to decline.

Our certificate of incorporation, as amended, our bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring our company, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

The price of our Common Stock price has been, and may continue to be, volatile.

The market price of our Common Stock has historically been volatile and could be subject to significant fluctuations in the future. Some of the factors that may cause the market price of our Common Stock to fluctuate include:

•	relatively low trading volume, which can result in significant volatility in the market price of our Common Stock based on a relatively smaller number of trades and dollar amount of transactions;
•	the timing and results of our current and any future products;
•	the entry into or termination of key agreements, including, among others, key collaboration and license agreements;
•	the initiation of, material developments in, or conclusion of, litigation to enforce or defend any of our intellectual property rights;
•	failure of any of our product candidates, if approved, to achieve commercial success;
•	general and industry-specific economic conditions that may affect our research and development expenditures;
•	issues in manufacturing our products;
•	the introduction of technological innovations or new commercial products by our competitors;
•	changes in estimates or recommendations by securities analysts, if any, who cover our Common Stock;
•	future sales of our Common Stock;
•	period-to-period fluctuations in our financial results;
•	publicity or announcements regarding regulatory developments relating to our products;
•	period-to-period fluctuations in our financial results, including our cash and cash equivalents balance, operating expenses, cash burn rate or revenue levels;
•	Common Stock sales in the public market by one or more of our larger stockholders, officers or directors;
•	our filing for protection under federal bankruptcy laws; or
•	a negative outcome in any litigation or potential legal proceeding.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Our Common Stock is currently traded in the OTCQB Marketplace. Broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Our Common Stock currently trades in the OTCQB Marketplace. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our Common Stock. Because our Common Stock is not listed on any national securities exchange, such shares will also be subject to the regulations regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. The following is a list of the general restrictions on the sale of penny stocks:

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Before the sale of penny stock by a broker-dealer to a new purchaser, the broker-dealer must determine whether the purchaser is suitable to invest in penny stocks. To make that determination, a broker-dealer must obtain, from a prospective investor, information regarding the purchaser’s financial condition and investment experience and objectives. Subsequently, the broker-dealer must deliver to the purchaser a written statement setting forth the basis of the suitability finding and obtain the purchaser’s signature on such statement.

A broker-dealer must obtain from the purchaser an agreement to purchase the securities. This agreement must be obtained for every purchase until the purchaser becomes an “established customer.” The Securities Exchange Act of 1934 (the “Exchange Act”), requires that before effecting any transaction in any penny stock, a broker-dealer must provide the purchaser with a “risk disclosure document” that contains, among other things, a description of the penny stock market and how it functions, and the risks associated with such investment. These disclosure rules are applicable to both purchases and sales by investors.

A dealer that sells penny stock must send to the purchaser, within 10 days after the end of each calendar month, a written account statement including prescribed information relating to the security.

These requirements can severely limit the liquidity of securities in the secondary market because fewer brokers or dealers are likely to be willing to undertake these compliance activities. As a result of our Common Stock not being listed on a national securities exchange and the rules and restrictions regarding penny stock transactions, an investor’s ability to sell to a third party and our ability to raise additional capital may be limited. We make no guarantee that market-makers will make a market in our Common Stock, or that any market for our Common Stock will continue.

Our Common Stock is highly illiquid and the public market for the Common Stock may be minimal.

There is currently very little public trading for our Common Stock, and trading may not significantly increase in the foreseeable future. In particular, the shares of Common Stock are being offered and sold in this Offering in reliance upon exemptions from the registration requirements of applicable federal and state securities laws. Those exemptions require that the Common Stock be purchased for investment purposes only, and not with a current view toward their distribution or resale. Unless the Common Stock is subsequently registered with the Commission and any required state securities authorities, or appropriate exemptions from registration are available, you may be unable to liquidate your investment in us – even if your financial condition makes such liquidation necessary.

In addition, none of our securities will likely be readily acceptable as collateral for loans. Accordingly, prospective investors who require liquidity in their investments should not invest in the Common Stock. An investment in Common Stock should only be made by those who can afford the loss of their entire investment.

Additionally, an investment in our Company will require a long-term commitment, with no certainty of return. There is no public market for our Common Stock or any other security in our Company, and even if we become a traded on a national exchange, of which no assurances can be given, we cannot predict whether an active market for our stock will ever develop in the future. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for shares of our stock may be limited; and
•	a lack of visibility for shares of our stock may have a depressive effect on the market price for shares of our Common Stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

Our charter documents and Nevada law could make it more difficult for a third party to acquire us and discourage a takeover.

Our Certificate of Incorporation, Bylaws, and Nevada law contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for shares of Common Stock, a proxy contest for control of our company, the assumption of control of our company by a holder of a large block of Common Stock, and the removal of the management of our company. Such provisions also may have the effect of deterring or discouraging a transaction which might otherwise be beneficial to stockholders. Our certificate of incorporation also may authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of Common Stock. Nevada law also imposes conditions on certain business combination transactions with “interested stockholders.” Our certificate of incorporation authorizes our Board of Directors to fill vacancies or newly created directorships. A majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. Such provisions cold limit the price that investors might be willing to pay in the future for shares of our Common Stock and impede the ability of the stockholders to replace management.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. We also may have entered into contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and our stockholders.

Our results of operations could be impacted by unanticipated changes in tax provisions or exposure to additional income tax liabilities.

Our business operates in many locations under government jurisdictions that impose income taxes. Changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain revenues or the deductibility of certain expenses, and higher excise taxes thereby affecting our income tax expense and profitability. In addition, audits by income tax authorities could result in unanticipated increases in our income tax expense.

Limited or No Public Market for our securities.

There has been a limited public market for our Common Stock and no public market for our outstanding stock options and warrants. Our Common Stock is currently quoted on the OTCQB Market. The daily trading volume of our Common Stock has been limited.

We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market or how liquid that market might become. The lack of an active market may reduce the value of shares of our Common Stock and impair the ability of our stockholders to sell their shares at the time or price at which they wish to sell them. An inactive market may also impair our ability to raise capital by selling our Common Stock and may impair our ability to acquire or invest in other companies, products, or technologies by using our Common Stock as consideration.

We may be unable to list our stock on a national exchange, such as NASDAQ.

There has been a limited public market for our Common Stock. Although it is our intention to qualify for the trading of our Common Stock on a national exchange, we may not meet or maintain certain qualifying requirements. If we are unable to meet these requirements, we may be limited to trading conducted on the OTCQB Market.

The market price of our Common Stock may be volatile and could decline.

The market price of our Common Stock has fluctuated substantially in the past and is likely to continue to be highly volatile and subject to wide fluctuations in the future. A number of factors could cause the market price of our Common Stock to decline, many of which we cannot control, including the following:

●	our ability to execute our business plan;

●	actual or anticipated changed in our operating results;

●	variations in our quarterly results;

●	changes in expectations relating to our products, plans, and strategic position or those of our competitors or customers;

●	announcements or introduction of technological innovations or new products by us or our competitors;

●	market conditions within our market;

●	the sale of even small blocks of Common Stock by stockholders;

●	price and volume fluctuations in the overall stock market from time to time;

●	significant volatility in the market price and trading volume of public companies in general and small emerging companies in particular;

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●	changes in investor perceptions;

●	the level and quality of any research analyst coverage of our Common Stock, changes in earnings estimates or investment recommendations by securities analysis, or our failure to meet such estimates;

●	any financial guidance we may provide to the public, any changes in such guidance, or our failure to meet such guidance;

●	various market factors or perceived market factors, including rumors, whether or not correct, involving us, our customers, or our competitors;

●	future sales of our Common Stock;

●	Introductions of new products or new pricing policies by us or by our competitors;

●	regulatory or environmental laws that restrict the sale of ammunition containing lead;

●	acquisitions or strategic alliances by us or by our competitors;

●	litigation involving us, our competitors, or our industry;

●	regulatory, legislative, political, and other developments that may affect us, our customers, and the purchasers of our products;

●	the gain or loss of significant customers;

●	the volume and timing of customers’ orders;

●	recruitment or departure of key personnel;

●	developments with respect to intellectual property rights;

●	our international acceptance;

●	market conditions in our industry, the business success of our customers, and economy as a whole; and

●	general global economic and political instability.

In addition, the market prices of small emerging companies have experienced significant price and volume fluctuations that often have been unrelated or disproportionate to their operating performance. In the past, companies that have experienced volatility in the market price of their securities have been the subject of securities class action litigation. If we were the object of a securities class action litigation, it could result in substantial losses and divert management’s attention and resources form other matters.

Sales of large numbers of shares could adversely affect the price of our Common Stock

Most of our Common Stock shares currently outstanding are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. All outstanding shares of Common Stock are or will be eligible for resale in the public markets at various times within the next six months with respect to affiliates, subject to compliance with the volume and manner of sale requirements of Rule 144 under the Securities Act of 1933, as amended, and with respect to all restricted securities held by affiliates.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns restricted securities with respect to which at least six months has elapsed since the later of the date the shares were acquired from us, or from an affiliate of ours, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our Common Stock or the average weekly trading volume in our Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who beneficially owns restricted securities with respect to which at least six months has elapsed since the later of the date the shares were acquired from us, or from an affiliate of ours, is entitled to sell such shares under Rule 144 without regard to any of the volume limitations or other requirements described above. Sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

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As a former shell company, resales of shares of our restricted common stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

We previously were a “shell company” and, as such, sales of our securities pursuant to Rule 144 under the Securities Act, cannot be made unless, among other things, at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act. Because our unregistered securities cannot be sold pursuant to Rule 144 unless we continue to meet such requirements, any unregistered securities we issue will have limited liquidity unless we continue to comply with such requirements.

Exercise of warrants, and issuance of incentive stock grants may have a dilutive effective on our stock, and negatively impact the price of our Common Stock.

As of December 31, 2020, we had warrants outstanding. Each warrant provides the holder the right to purchase up to one share of our Common Stock at a predetermined exercise price. The outstanding warrants consist of warrants to purchase an aggregate of 68,750 shares of Common Stock at an average price of $2.8 per share until January 10, 2025.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our ability to produce accurate financial statements and on our stock price.

Under SEC regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on our internal control over financial reporting with our Form 10-K. The internal control report must contain (1) a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting, (2) a statement identifying the framework used by management to conduct the required evaluation of the effectiveness of our internal control over financial reporting, and (3) management’s assessment of the effectiveness of our internal control over financial reporting as of the end of our most recent fiscal year, including a statement as to whether or not internal control over financial reporting is effective.

To achieve compliance with the applicable SEC regulations within the prescribed future period, we would be required to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. Despite our efforts, we can provide no assurance as to our conclusions with respect to the effectiveness of our internal control over financial reporting. There is a risk that we will be able to conclude that our internal controls over financial reporting are effective, as has been the case with a significant number of companies attempting to comply with these regulations for the first time. This could result in an adverse reaction in the financial markets resulting from a loss of confidence in the reliability of our financial statements.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information, limit our ability to raise needed capital, and have a negative effect on the trading price of our Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

SELLING SHAREHOLDERS

The 35,869,999 shares of the Common Stock may be sold from time to time pursuant to this registration statement by the Selling Shareholders identified herein.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

Except as indicated below, neither the Selling Shareholders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

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The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock beneficially owned by the Selling Shareholders as of the date hereof and the number of shares of Common Stock being offered by the Selling Shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Shareholders. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

We are registering the shares of common stock in order to permit the Selling Shareholders to offer these shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock, as of the date hereof The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

This prospectus generally covers the resale of the sum of the number of shares of common stock underlying the Common Stock beneficially held by the Selling Shareholders.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering	Shares to be Offered(1)	Shares Beneficially Owned After the Offering (1)(2)	Percentage Beneficially Owned after the Offering (3)
Xu Hongxia		5,490,000	5,490,000	5,490,000	3.37%
Huang Yaofeng		3,720,000	3,720,000	3,720,000	2.29%
Huang Yaoxian		3,720,000	3,720,000	3,720,000	2.29%
Li Yufen		3,720,000	3,720,000	3,720,000	2.29%
Zheng Hui		3,720,000	3,720,000	3,720,000	2.29%
Huang Daoxing		2,333,333	2,333,333	2,333,333	1.44%
Huang Yaoli		2,333,333	2,333,333	2,333,333	1.44%
Zhang Zuoxiang		833,333	833,333	833,333	0.51%
Qin Hongyan		3,000,000	3,000,000	3,000,000	1.85%
Wang Xi		7,000,000	7,000,000	7,000,000	4.31%

TOTALS		35,869,999	35,869,999	35,869,999	22.06%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

(2) This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

(3) Percentages are based upon 162,582,058 shares of our Common Stock issued and outstanding as of March 12, 2021.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Shareholders. All of the net proceeds from the sale of our common stock will go to the Selling Shareholders as described above in the section entitled “Selling Shareholders” and below entitled “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholders.

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PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of shares:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the listing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If the Selling Shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions, or commissions from the Seller Shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer or donate the shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, the anti-manipulation rules of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of common stock.

In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Seller Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all expenses of the registration of the shares of Common Stock, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any, and all fees and expenses of their respective legal counsel. We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We may be indemnified by the Selling Shareholders against liabilities, including liabilities under the Securities Act, and state security laws, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus.

Once effective, our company has agreed to use its commercially reasonable efforts to keep such registration, and any qualifications, exemption or compliance under state securities laws which our company determines to obtain, continuously effective, and to keep the registration statement of which this prospectus forms a part free of any material misstatements or omissions, until the earlier of the following:(1) the date of which the Selling Shareholders cease to hold any shares of Common Stock registered hereunder, or (2) the date all shares of Common Stock held by the Selling Shareholders may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Market for Registrant’s Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities

Market Information

Our common stock is currently quoted on OTCQB. Our common stock commenced quotation on the OTCQB under the trading symbol “CPJT”. On February 4, 2016, our symbol was changed to “IINX” to reflect the Company’s name change to Ionix Technology, Inc. Our common stock began trading in April 2015. Because we are quoted on the OTCQB, our common stock may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if it were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCQB for the quarterly periods indicated below based on our fiscal year end June 30. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Quarter	High	Low
First Quarter (Jul. 1, 2018– Sept. 30, 2018)	$2.50	$1.75
Second Quarter (Oct. 1, 2018 – Dec. 31, 2018)	2.47	2.05
Third Quarter (Jan. 1, 2019– Mar. 31, 2019)	3.00	2.50
Fourth Quarter (Apr. 1, 2019– Jun. 30, 2019)	2.70	2.11

First Quarter (Jul. 1, 2019– Sept. 30, 2019)	$2.00	$1.70
Second Quarter (Oct. 1, 2019– Dec. 31, 2019)	$1.93	$1.33
Third Quarter (Jan. 1, 2020 – Mar. 31, 2020)	$1.85	$0.95
Fourth Quarter (Apr. 1, 2020 – Jun. 30, 2020)	$1.91	$0.975

First Quarter (Jul. 1, 2020– Sept. 30, 2020)	$0.98	$0.05
Second Quarter (Oct. 1, 2020– Dec. 31, 2020)	$0.15	$0.02
Third Quarter (Jan. 1, 2021 – Mar. 1, 2021)*	$0.31	$0.11

*partial period

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Record Holders

As of March 12, 2021, the approximate number of registered holders of our common stock was 213. As of March 12, 2021, there were 162,582,058 shares of common stock issued and outstanding and there were 5,000,000 shares of preferred stock issued and outstanding. There were 68,750 shares of common stock subject to outstanding warrants, and there were no shares of common stock subject to outstanding stock options.

Dividends

On November 30, 2015, the Company’s board of directors and majority of its shareholders approved a 3:1forward stock split which increased the Company’s issued and outstanding shares of common stock from 33,001,000 to 99,003,000 (the “Forward Split”). The Forward Split was approved by FINRA and took effect on the market on February 4, 2016. The Forward Split shares were payable upon surrender of certificates to the Company’s transfer agent.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Securities Authorized for Issuance under Equity Compensation Plans

None.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and accompanying notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements, based upon our current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Forward-Looking Statements,” and elsewhere in this prospectus.

Results of Operation for the Three and Six Months Ended December 31, 2020 and 2019

Calendar year 2020 was challenging and disruptive for the world, with the COVID-19 pandemic adding to the headwind of an already challenging global economy.

Almost no industry was unaffected by the pandemic. The unprecedentedly adverse global operating environment had a major impact on our business and reversed the Company's continuous growth.

The rebound in coronavirus cases during the second half of calendar year 2020 had delayed the anticipated recovery in the economy of PRC. The negative impact of COVID-19 remains until early 2021. The Company is paying close attention to the evolving development of, and the disruption to business and economic activities caused by the COVID-19 outbreak and evaluates its impact on the financial position, cash flows and operating results of the Company. Given the dynamic nature of the COVID-19 outbreak, it is not practicable to provide a reasonable estimate of its impacts on the Company’s financial position, cash flows and operating results at the present.

The operations of the Company experienced some minor delays and were adversely affected by the COVID-19 travel restrictions and lockdowns implemented nationwide. Decreases in revenue and operating profits were a result of the unprecedented adverse market condition caused by the outbreak of COVID-19 pandemic since January 2020.

During the three and six months ended December 31, 2020, the significant decrease in sales revenue is mainly attributable to the adverse impact of COVID-19 in various ways, from the continuous weakening demand in the PRC consumer market and continuous competition from other brands against the goods which the Company has been trading coupled with the unfavorable and ongoing adverse trading environment and the disruptions caused by COVID-19, limitation of marketing efforts, disruptions of product delivery to the Company’s customers due to certain customers 's reducing their budgets or delaying their procurement plans, leading to a decrease in the new orders placed with the Company. The Company believes that such effect is temporary and will not have major impact on the long-term performance of the Company.

During the three and six months ended December 31, 2020, the gross profit decreases were mainly attributable to: (1) the drop in production volume of the Company as a result of the adverse impact of the COVID-19; (2) in certain areas in Northeast of China, the PRC government, as a preventive measure in response to the COVID-19, had implemented the movement control order which involved prohibition of movement of people which adversely affected the Company’s supply chain in raw materials. And the poor market sentiment has led to the significant drop in demand and selling prices of the Company’s products, while the prices of glass, which is the raw material for the Company's production, have increased substantially due to tightened supply of glass from the supply chain reform in the PRC; and (3) in addition to the economic contraction caused by prolonged outbreak of COVID-19, the fact that Changchun City where Fangguan Electronics was located had endured dozens of blizzards in November and December 2020, also led to the slow-down of the businesses of the Company.

The significant decrease in net income is primarily attributed to: (1) a decrease in the Company’s revenue by approximately 60% resulting from the disruption of the Company’s business operations caused by the COVID-19; (2) a decrease in the Company's gross profit margin from 17% for the six months ended December 31, 2019 to approximately 11% for the six months ended December 31, 2020 resulting from the drop in sales price and increase in raw material price, mainly as a result of the reduction in operation efficiency during the outbreak of COVID-19; (3) a significant increase in non-recurring other expenses such as change in fair value of derivative liability; and offset by (4) a decrease in the Company’s operating expenses by approximately 33% resulting from cost saving measures including but not limited to reduction in salary, rent and R&D expenditures. Excluding the aforementioned non-recurring change in fair value of derivative liability, the reduction in net profit for the six months ended December 31, 2020 as compared with the corresponding period of last year would be narrowed down from approximately $1.7 million to approximately $1 million instead.

Nevertheless the Company survived and thrived against all odds: besides carrying out a more stringent cost control through the Company’s persistent effort in cost reduction, the Company implemented the workplace safety measures as per government guidelines, including work from home arrangements whenever appropriate, and protected the client relationships by maintaining communication and working with them to deal with the delaying or canceling orders. Notwithstanding the forgoing, and the gradual stabilization of the domestic photoelectric display industry, the Company would anticipate a narrowed decline in the sales of LCM and LCD.

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Based on the Company’s well-established reputation in the market, management of the Company believes that the demand for the Company's products would increase during the economic rebounding and the overall financial and business positions of the Company would remain sound, and the Company is well positioned to take advantage of any upturn in the market.

Considering that such effects of COVID-19 is temporary and will not have major impact on the long-term performance of the Company, the Company believes in the expected increase in turnover and gross profit margin of the Company as caused by the gradual recovery of the economy of PRC in near future. As such, the Company remains cautiously optimistic about its sustainable development.

Revenues

During the three and six months ended December 31, 2020, COVID-19 continued to affect the operational and financial performance of the Company.

During the three months ended December 31, 2020 and 2019, total revenues were $2,982,883 and $7,332,968 respectively. The total revenues decreased by $4,350,085 or 59% from the three months ended December 31, 2019 to the three months ended December 31, 2020.

During the six months ended December 31, 2020 and 2019, total revenues were $5,941,348 and $14,833,298, respectively. The total revenues decreased by $8,891,950 or 60% from the six months ended December 31, 2019 to the six months ended December 31, 2020.

Among the significant decrease of $4,350,085 and $8,891,950 in total revenues for the three and six months ended December 31, 2020, $2,811,211 and $6,023,777 decreases were due to the revenue decrease from Fangguan Electronics which was acquired on December 27, 2018. The decrease can be directly attributed to the fact that the continuous outbreak of COVID-19 induced the numerous shutdowns and suspensions of commercial activities in certain cities and provinces which have caused the significantly adverse effects on the business of the Company.

The decrease in total revenues was partially attributed to the significant decreases of $1,137,282 for the three months ended December 31, 2020 and $2,156,249 for the six months ended December 31, 2020 in service contract and smart energy segments as compared with the three and six months ended December 31, 2019. The decrease in smart energy revenue was due to the fact that the global economy is on track to contract in 2020 as a result of the COVID-19 pandemic and the overseas enterprises ceased placing orders from our major customers in smart energy segment. Then our business was hit by the chain reaction. As for the service contract business, mainly due to COVID-19, all old contracts were completed while new contracts have not been signed.

Cost of Revenue

Cost of revenues included the cost of raw materials, labor, depreciation, overhead and finished products purchased.

During the three months ended December 31, 2020 and 2019, the total cost of revenues was $2,588,055 and $6,270,572 respectively. The total cost of revenues decreased by $3,682,517 or 59% from the three months ended December 31, 2019 to the three months ended December 31, 2020.

During the six months ended December 31, 2020 and 2019, the total cost of revenues was $5,269,444 and $12,343,676, respectively. The total cost of revenues decreased by $7,074,232 or 57% from the six months ended December 31, 2019 to the six months ended December 31, 2020.

Among the significant decrease of $3,682,517 and $7,074,232 in total cost of revenues for the three and six months ended December 31, 2020, $2,309,720 and $4,781,553 decreases were due to the decrease of the cost of revenues from Fangguan Electronics which was acquired on December 27, 2018.

The decrease in cost of revenues can be directly attributed to the decrease of revenues.

Gross Profit

During the three months ended December 31, 2020 and 2019, the gross profit was $394,828 and $1,062,396, respectively.

The gross profit decreased by 63% from the three months ended December 31, 2019 to the three months ended December 31, 2020.

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Our gross profit margin maintained at 13% during the three months ended December 31, 2020 as compared to 14% for the three months ended December 31, 2019.

During the six months ended December 31, 2020 and 2019, the gross profit was $671,904 and $2,489,622, respectively.

The gross profit decreased by 73% from the six months ended December 31, 2019 to the six months ended December 31, 2020.

Our gross profit margin maintained at 11% during the six months ended December 31, 2020 as compared to 17% for the six months ended December 31, 2019.

The decrease in the Company's gross profit margin is attributed to the drop in sales price and increase in raw material price, mainly as a result of the reduction in operation efficiency during the outbreak of COVID-19.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses mainly comprised of payroll expenses, transportation, office expense, professional fees, freight and shipping costs, rent, and other miscellaneous expenses.

During the three months ended December 31, 2020 and 2019, selling, general and administrative expenses were $349,398 and $497,197, respectively.

During the six months ended December 31, 2020, and 2019, selling, general and administrative expenses were $657,901 and $878,625, respectively.

The decrease in selling, general and administrative expenses can be attributed to the stricter cost control during the three and six months ended December 31, 2020.

Research and Development Expenses

Our research and development expenses are mainly comprised of payroll expenses of research staff, costs of materials used for research and other miscellaneous expenses.

During the three months ended December 31, 2020 and 2019, research and development expenses were $131,055 and $284,028, respectively. During the six months ended December 31, 2020 and 2019, research and development expenses were $277,240 and $506,851 respectively. All research and development expenses were incurred by Fangguan Electronics (a variable interest entity of the Company since December 27, 2018).

The decrease in research and development expenses can be attributed to the decrease of materials expenditures during the three and six months ended December 31, 2020.

Other Incomes (Expenses)

Other expenses consisted of interest expense, net of interest income. Other incomes consisted primarily of subsidy income and gain on extinguishment of debt, net of loss on extinguishment of debt. Change in fair value of derivative liability was an expense for the three and six months ended December 31, 2020 and an income for the three and six months ended December 31, 2019.

During the three months ended December 31, 2020 and 2019, other incomes (expenses) were $(279,738) and $(77,576) respectively. The other income (expense) fluctuated by $202,162 or 261% from the three months ended December 31, 2019 to the three months ended December 31, 2020.

During the six months ended December 31, 2020 and 2019, other incomes (expenses) were $(650,691) and $(75,763) respectively. The other income (expense) fluctuated by $574,928 or 759% from the six months ended December 31, 2019 to the six months ended December 31, 2020.

The difference of interest expense was mainly due to the decrease of debt discount as the convertible notes either approached the maturity date or were settled during the three and six months ended December 31, 2020 as compared with the same period of 2019.

The subsidy income was from Fangguan Electronics and Baileqi Electronic which received government subsidies during the three and six months ended December 31, 2020 and 2019.

The change in fair value of derivative liability can be attributed to the fact that stock price of the Company were more volatile during the three and six months ended December 31, 2020 as compared with same period of 2019.

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The gain on extinguishment of debt of $202,588 during the six months ended December 31, 2020 can be primarily attributed to the gain of $459,227 from settlement of four convertible notes (including warrants and all accrued and unpaid interests), offset by loss of $256,639 from the conversion of convertible notes to 9,470,630 common shares in the principal amount of $273,200 for the six months ended December 31, 2020. No convertible notes were converted during the same period of 2019.

The gain on extinguishment of debt of $351,819 during the three months ended December 31, 2020 can be primarily attributed to the gain of $443,881 from settlement of three convertible notes (including warrants and all accrued and unpaid interests), offset by loss of $92,062 from the conversion of convertible notes to 7,143,978 common shares in the principal amount of $97,701 for the three months ended December 31, 2020. No convertible notes were converted during the same period of 2019.

Net Income (Loss)

During the three months ended December 31, 2020 and 2019, our net income (loss) was $(356,118) and $135,658, respectively. The total net income (loss) fluctuated by $491,776 or 363% from the three months ended December 31, 2019 to the three months ended December 31, 2020.

During the six months ended December 31, 2020 and 2019, our net income (loss) was $(888,424) and $846,934, respectively. The total net income (loss) fluctuated by $1,735,358 or 205% from the six months ended December 31, 2019 to the six months ended December 31, 2020.

The significant decrease in net income is primarily attributed to: (1) a decrease in the Company’s revenue by approximately 60% resulting from the disruption of the Company’s business operations caused by the COVID-19; (2) a decrease in the Company's gross profit margin from 17% for the six months ended December 31, 2019 to approximately 11% for the six months ended December 31, 2020 resulting from the drop in sales price and increase in raw material price, mainly as a result of the reduction in operation efficiency during the outbreak of COVID-19; (3) a significant increase in non-recurring other expenses such as change in fair value of derivative liability; and offset by (4) a decrease in the Company’s operating expenses by approximately 33% resulting from cost saving measures including but not limited to reduction in salary, rent and R&D expenditures. Excluding the aforementioned non-recurring change in fair value of derivative liability, the reduction in net profit for the six months ended December 31, 2020 as compared with the corresponding period of last year would be narrowed down from approximately $1.7 million to approximately $1 million instead.

Liquidity and Capital Resource

Cash Flow from Operating Activities

During the six months ended December 31, 2020, net cash used in operating activities was $473,941 compared to the cash provided by operating activities of $588,568 for the six months ended December 31, 2019. The change was mainly due to a decrease of $1,735,358 in net income, offset by a decrease of $255,230 in cash outflow from changes in operating assets and liabilities in the six months ended December 31, 2020 compared to the same period in 2019.

Cash Flow from Investing Activities

During the six months ended December 31, 2020, net cash used in investing activities was $192,962 compared to net cash used in investing activities of $190,675 for the same period in 2019. The change was primarily due to the increase in the acquisition of the intangible assets by $2,339 during the six months ended December 31, 2020 compared to the same period in 2019.

Cash Flow from Financing Activities

During the six months ended December 31, 2020, cash provided by financing activities was $407,705 compared to net cash provided by financing activities of $683,561 for the same period in 2019. The change was primarily due to the repayment of bank loans of $1,908,985, repayment of convertible notes payables of $555,747, and decrease in proceeds from issuance of convertible notes payables of $585,190, offset by the proceeds from new bank loans of $1,408,992, proceeds from issuance of promissory note of $253,500, proceeds from issuance of common stock for private placement of $433,000, and proceeds from loans from related parties of $679,438 during the six months ended December 31, 2020 compared to same period of 2019.

As of December 31, 2020, we have a working capital of $2,407,726.

Our total current liabilities as of December 31, 2020 were $7,122,062 and mainly consisted of $1,681,906 for short-term bank loans, $2,455,750 in accounts payable, the amount due to related parties of $2,535,927, advance from customers of $206,666 and the self-amortized promissory note of $186,714. The Company’s major shareholder is committed to providing for our minimum working capital needs for the next 12 months, and we do not expect the previous related party loan be payable for the next 12 months. However, we do not have a formal agreement that states any of these facts. The remaining balance of our current liabilities relates to audit and consulting fees and such payments are due on demand and we expect to settle such amounts on a timely basis based upon shareholder loans to be granted to us in the next 12 months.

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Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had an accumulated deficit of $626,226 as of December 31, 2020. The Company incurred loss from operation and did not generate sufficient cash flow from its operating activities for the six months ended December 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to rely on the proceeds from loans from both unrelated and related parties to provide the resources necessary to fund the development of the business plan and operations. The Company is also pursuing other revenue streams which could include strategic acquisitions or possible joint ventures of other business segments. However, no assurance can be given that the Company will be successful in raising additional capital.

Results of Operation for the Years Ended June 30, 2020 and 2019

Revenues

During the year ended June 30, 2020, COVID-19 affected the operational and financial performance of the Company: PRC national economic shutdown that was imposed to limit the spread of COVID-19 from this early February to mid-March. At the same time we temporarily closed all of our factories while transportations in or out of them were suspended, and experienced an unprecedented “supplier chain break”. Since the restarting of our operations near the end of this March, our financial performances have been recovering continuously while transportations have returned to normal, all of the supplier chain were restored and all of our factories resumed working.

During the years ended June 30, 2020 and 2019, total revenues were $20,599,228 and $12,348,492 respectively. The total revenues increased by $8,250,736 or 67% from the year ended June 30, 2019 to the year ended June 30, 2020.

Among the significant increase of $8,250,736 in total revenues for the year ended June 30, 2020, $11,282,104 increase was the revenue from Fangguan Electronics which was acquired on December 27, 2018. The acquisition expanded the Company’s operations in the fields of LCM in the PRC and significantly increased the volume of goods (LCD, etc.) being sold.

The increase in total revenues due to acquisition of Fangguan Electronics was partially offset by the decreases of $3,031,369 related to the other business (excluding Fangguan Electronics) for the year ended June 30, 2020 compared to 2019. After Fangguan Electronics was acquired, all business of Fangguan Photoelectric was replaced by Fangguan Electronics, which caused total revenues to decrease by $2,378,359 respectively for the year ended June 30, 2020.

Cost of Revenue

Cost of revenues included the cost of raw materials, labor, depreciation, overhead and finished products purchased.

During the year ended June 30, 2020 and 2019, the total cost of revenues was $17,506,433 and $10,153,217, respectively. The total cost of revenues increased by $7,353,216 or 72 % from the year ended June 30, 2019 to the year ended June 30, 2020.

Among the significant increase of $7,353,216 in total cost of revenues for the year ended June 30, 2020 compared to 2019, $9,986,095 increase can be directly attributed to the acquisition of Fangguan Electronics on December 27, 2018.

The increase in total cost of revenues due to acquisition of Fangguan Electronics was partially offset by the decreases of $2,632,879 related to the other business (excluding Fangguan Electronics) for the year ended June 30, 2020 compared to 2019. After Fangguan Electronics was acquired, all business of Fangguan Photoelectric was replaced by Fangguan Electronics, which caused total cost of revenues to decrease by $2,053,837 for the year ended June 30, 2020.

Gross Profit

During the year ended June 30, 2020 and 2019, the gross profit was $3,092,795 and $2,195,275 respectively.

Our gross profit margin was at 15.0% during the year ended June 30, 2020 as compared to 17.8% for the year ended June 30, 2019.

The decrease in gross profit margin can be attributed to the fact that starting from second fiscal quarter, the Company adopted the new business strategy to have low gross profits and increase sales volume.

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Selling, General and Administrative Expenses

Our selling, general and administrative expenses mainly comprised of payroll expenses, transportation, office expense, professional fees, freight and shipping costs, rent, and other miscellaneous expenses.

During the year ended June 30, 2020 and 2019, selling, general and administrative expenses were $1,937,054 and $1,255,523, respectively.

The difference can be attributed to the depreciation and amortization expenses, payroll expenses, professional fees and other expenses incurred during the year ended June 30, 2020 after Fangguan Electronics became a variable interest entity of the Company on December 27, 2018.

Research and Development Expenses

Our research and development expenses are mainly comprised of payroll expenses of research staff, and other miscellaneous expenses.

During the year ended June 30, 2020 and 2019, research and development expenses were $805,570 and $323,309, respectively.

All research and development expenses were incurred by Fangguan Electronics.

Other Incomes (Expenses)

Other expenses consisted of interest expense, net of interest income and loss on extinguishment of debt. Other incomes consisted primarily of a change in fair value of derivative liability and subsidy income.

During the year ended June 30, 2020 and 2019, other incomes (expenses) were $(455,040) and $(69,371), respectively.

The difference of interest expense was mainly due to the new issuances of convertible notes during the year ended June 30, 2020. In addition, the acquisition of Fangguan Electronics on December 27, 2018 also contributed to the increase of interest expense as Fangguan Electronics borrowed short-term bank loan during the year ended June 30, 2020.

The subsidy income was from Fangguan Electronics which received government subsidies in July, December 2019 and May 2020.

The change in fair value of derivative liability can be attributed to the new issuances of convertible notes during the year ended June 30, 2020.

The loss on extinguishment of debt can be attributed to the conversion and restruction of convertible notes in the principal amount of $170,516 during the year ended June 30, 2020.

Net Income (Loss)

During the years ended June 30, 2020 and 2019, our net income (loss) was $(277,668) and $397,047, respectively.

The change can be attributed to the significant increase of interest expenses from the new issuances of convertible notes during the year ended June 30, 2020.

Liquidity and Capital Resources

Cash Flow from Operating Activities

During the year ended June 30, 2020, net cash provided by operating activities was $936,479 compared to net cash used in operating activities of $ 1,546,825 for the year ended June 30, 2019. The change was mainly due to an increase of $901,005 resulting from adjustments to net income for non-cash items, and a increase of $2,257,014 in cash inflow from changes in operating assets and liabilities in the year ended June 30, 2020 compared to same period in 2019.

Cash Flow from Investing Activities

During the year ended June 30, 2020, net cash provided by investing activities was $50,492 compared to net cash provided by investing activities of $2,084,752 for the year ended June 30, 2019. Cash used in the acquisition of the equipment increased by $152,859 in the year ended June 30, 2020 compared to same period in 2019 due to the expansion of the production line in Fangguan Electronics in 2020. In addition, the Company also received cash of $687,591 in December 2018 due to the acquisition of Fangguan Electronics.

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Cash Flow from Financing Activities

During the year ended June 30, 2020, cash used in financing activities was $190,501, compared to net cash used in financing activities of $142,531. The change was primarily due to the repayment of bank loans of $3,271,381 during the year ended June 30, 2020.

As of June 30, 2020, we have a working capital of $1,583,538.

Our total current liabilities as of June 30, 2020 were $7,582,756 and mainly consist of $2,034,735 for a short-term bank loan, $2,637,792 in accounts payable, the amount due to related parties of $1,716,919, the convertible notes payable net of debt discount and loan cost of $514,390 , the derivative liability of $276,266. The Company’s major shareholder is committed to providing for our minimum working capital needs for the next 12 months, and we do not expect the previous related party loan be payable for the next 12 months. However, we do not have a formal agreement that states any of these facts. The remaining balance of our current liabilities relates to audit and consulting fees and such payments are due on demand and we expect to settle such amounts on a timely basis based upon shareholder loans to be granted to us in the next 12 months.

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Future Financings

We consider taking on long-term or short-term debt from financial institutions in the immediate future. Besides for the bank funding, we are dependent upon our director and the major shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. The financial statements do not include any adjustments related to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

We will require approximately $430,000 to fund our working capital needs as follows:

Audit and accounting	220,000
Legal Consulting fees	70,000
Salary and wages	100,000
Edgar/XBRL filing, transfer agent and miscellaneous	40,000
Total	$430,000

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis

Revenue recognition

The Company adopted the new accounting standard, ASC 606, Revenue from Contracts with Customers, and all the related amendments (new revenue standard) to all contracts using the modified retrospective method beginning on July 1, 2018. The adoption did not result in an adjustment to the retained earnings as of June 30, 2018. The comparative information was not restated and continued to be reported under the accounting standards in effect for those periods. The adoption of the new revenue standard has no impact on either reported sales to customers or net earnings.

The Company bases its estimates of return on historical results, taking into consideration the type of customers, the type of transactions and the specifics of each arrangement.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

·	identify the contract with a customer;
·	identify the performance obligations in the contract;
·	determine the transaction price;
·	allocate the transaction price to performance obligations in the contract; and
·	recognize revenue as the performance obligation is satisfied.

Under these criteria, for revenues from sale of products, the Company generally recognizes revenue when its products are delivered to customers in accordance with the written sales terms. For service revenue, the Company recognizes revenue when services are performed and accepted by customers.

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

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Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from shipment. Credit is extended based on evaluation of a customer’s financial condition, the customer’s credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of each period, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. The significant areas requiring the use of management estimates include, but are not limited to, the allowance for doubtful accounts receivable, estimated useful life of intangible assets, provision for staff benefits, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollar ("US$"). The Company’s subsidiaries in the People’s Republic of China (“PRC”) maintain their books and records in their local currency, the Renminbi Yuan ("RMB"), which is the functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Stockholders’ equity is translated at historical rates. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:

	2019	2020
Balance sheet items, except for equity accounts	6.8747	7.0795
Items in statements of comprehensive income (loss) and cash flows	6.7457	7.0307

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under this guidance, lessees will be required to recognize on the balance sheet a lease liability and a right-of-use asset for all leases, with the exception of short-term leases. The lease liability represents the lessee’s obligation to make lease payments arising from a lease, and will be measured as the present value of the lease payments. The right-of-use asset represents the lessee’s right to use a specified asset for the lease term, and will be measured at the lease liability amount, adjusted for lease prepayment, lease incentives received and the lessee’s initial direct costs. The standard also requires a lessee to recognize a single lease cost allocated over the lease term, generally on a straight-line basis. The new guidance is effective for fiscal years beginning after December 15, 2018. ASU 2016-02 is required to be applied using the modified retrospective approach for all leases existing as of the effective date and provides for certain practical expedients. Early adoption is permitted. The Company is currently evaluating the potential impact of adopting this new standard on its consolidated statements and related disclosures.

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In February 2018, FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 provides entities the option to reclassify certain "stranded tax effects" resulting from the recent US tax reform from accumulated other comprehensive income ("AOCI") to retained earnings. Under the ASU, reporting entities will select an accounting policy to either reclassify all stranded tax effects caused by tax reform from AOCI to retained earnings, or continue recycling stranded effects (including those caused by tax reform) through earnings in future periods. Further, disclosure of either policy is required in all cases. The reclassification from AOCI to retained earnings is presented in the statement of shareholders equity. The ASU is effective for all entities in fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted for public business entities for which financial statements have not yet been issued, and for all other entities for which financial statements have not yet been made available for issuance. Entities have the option to record the reclassification either retrospectively to each period in which the income tax effects of tax reform are recognized, or at the beginning of the annual or interim period in which the amendments are adopted. The Company determined that the adoption of this new standard has no material impact on its consolidated statements and related disclosures.

Compensation—Stock Compensation. In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvement to Nonemployee Share-based Payment Accounting to amend the accounting for share-based payment awards issued to nonemployees. Under the revised guidance, the accounting for awards issued to nonemployees will be similar to the model for employee awards. The update is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted this new standard effective on January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on the Group’s consolidated financial statements.

Fair Value Measurement. In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds and modifies certain disclosure requirements for fair value measurements. Under the guidance, public companies will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The guidance is effective for all entities for fiscal years beginning after December 15, 2019 and for interim periods within those fiscal years, but entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The Company is currently in the process of evaluating the impact of the adoption of this guidance on its consolidated financial statements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Business

Corporate Background

Ionix Technology, Inc. (the “Company”, formerly known as Cambridge Projects Inc.), a Nevada corporation, was formed on March 11, 2011. The Company was originally formed to pursue a business combination through the acquisition of, or merger with, an operating business. The Company filed a registration statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2011, and focused its efforts to identify a possible business combination.

On November 20, 2015, the Company’s former majority shareholder and chief executive offer, Locksley Samuels (“Seller”), completed a private common stock purchase agreement (the “SPA”) to sell his entire 21,600,000 shares of the Company’s common stock to Shining Glory Investments Limited (“Purchaser”). In connection with the SPA, the Board appointed Ms. Doris Zhou as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and director on November 20, 2015, and Seller concurrently resigned from all positions with the Company. As a result of the SPA, a change in control occurred as (i) Purchaser acquired approximately 65.45% of the Company’s common stock, and (ii) the Company’s sole officer and director after the SPA was Ms. Zhou, who has since resigned.

On November 30, 2015, the Company’s board of directors (the “Board”) and the majority of its shareholders approved that (i) the Company change its name from “Cambridge Projects Inc.” to “Ionix Technology, Inc.”, (ii) the Company voluntarily changed its ticker symbol in connection with the name change, and (iii) the Company execute a 3:1 forward stock split, which will increase the Company’s issued and outstanding shares of common stock from 33,001,000 to 99,003,000 (the “Corporate Actions). The Company filed an application with the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Corporate Actions and filed a Form 8-K on December 10, 2015, in regards to the Corporate Actions. On February 3, 2016, FINRA approved the Corporate Actions, which took effect on the market on February 4, 2016. As a result, (i) the Company’s name is now “Ionix Technology, Inc.”, (ii) its new trading symbol is “IINX”, (iii) the 3:1 forward stock split is effective, payable upon surrender, and (iv) the Company’s new CUSIP number is 46222Q107.

On February 17, 2016, the Board ratified, approved, and authorized the Company’s acquisition of a wholly-owned subsidiary, Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”) on September 14, 2015. Well Best was acquired by Qingchun Yang, its current director, on November 10, 2015. One hundred percent interest in Well Best was transferred to Ionix Technology on February 17, 2016.Well Best’s purpose is to act as an investment holding company and pursue new business ventures conducted in the Asia Pacific region excluding China. Well Best has had no activities since inception.

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On November 7, 2016, the Company’s Board of Directors approved and ratified the incorporation of Lisite Science Technology (Shenzhen) Co., Ltd ("Lisite Science"), a limited liability company formed under the laws of China on June 20, 2016. Well Best is the sole shareholder of Lisite Science. As a result, Lisite Science is an indirect, wholly-owned subsidiary of the Company. Lisite Science focused on marketing the high-end intelligent electronic equipment, specifically a power bank which is a 5 volt 2 amp, 20000mAh lithium ion battery powered portable device offering charging time of 12-18 hours that is intended to be utilized as a power source for electronic devices such as the iphone, ipad, mp3/mp4 players, PSP gaming systems, and cameras. Lisite Science commenced operations in September of 2016.

On November 7, 2016, the Company’s Board of Directors approved and ratified the incorporation of Shenzhen Baileqi Electronic Technology Co., Ltd. ("Baileqi Electronic"), a limited liability company formed under the laws of China on August 8, 2016. Well Best is the sole shareholder of Baileqi Electronic. As a result, Baileqi Electronic is an indirect, wholly-owned subsidiary of the Company. Baileqi Electronic focused on marketing the LCD and module for civil electronic products. The module of new energy power system refers to an LCD screen that is manufactured for small devices such as video capable baby monitors, electronic devices such as tablets and cell phones, and for use in televisions or computer monitors. Baileqi Electronics commenced operations in September of 2016.On September 1, 2016, Baileqi Electronics entered into a manufacturing agreement with Shenzhen Baileqi Science and Technology Co., Ltd. ("Shenzhen Baileqi S&T") to manufacture products for Baileqi Electronics.

On December 29, 2016, the Company’s Board of Directors approved and ratified the acquisition of 99.9% of the issued and outstanding stock of Welly Surplus International Limited, a limited company formed under the laws of Hong Kong on January 18, 2016, in exchange for 99,999 HK dollars (the “Acquisition”). As a result of the Acquisition, the Company became the majority shareholder of Welly Surplus, owning 99.99% of the issued and outstanding stock of Welly Surplus, and Welly Surplus is now a majority owned subsidiary of the Company. As the closing of the Acquisition, Ms. Zhou was appointed as a member of the board of directors of Welly Surplus. Welly Surplus will act as the accounting and financial base for the Company and shall focus on assisting the Company with all of the Company’s financial affairs. Welly surplus had no activities since inception.

On April 7, 2017, Ben William Wong (“Wong”) and Yubao Liu, an individual (“Liu”) entered into a Stock Purchase Agreement (the “Agreement”) whereby Wong agreed to sell and Liu agreed to purchase 5,000,000 shares of the Company’s restricted preferred stock, representing 100% of the total issued and outstanding preferred stock (“Company Preferred Stock”). In consideration for the Company Preferred Stock, Liu agreed to pay to Wong a total of 5,000,000 RMB on or before April 30, 2017. The Agreement closed on April 20, 2017 (the “Closing”). Additionally, on April 5, 2017, Liu and Shining Glory Investments Limited, a British Virgin Islands company (“Shining Glory”), of which Wong is the sole officer and director, entered into a purchase agreement whereby Liu acquired 1 ordinary common stock share (the “Shining Glory Share”) representing approximately 100% of Shining Glory’s outstanding shares of common stock.  In consideration for the Shining Glory Share, Liu paid to Wong a total of $1 USD and Wong resigned as a Director of Shining Glory. Concurrently, Liu was appointed as the sole director of Shining Glory. The agreement between Shining Glory and Liu closed on April 20, 2017.

On February 20, 2018, the Company ratified and approved the appointment of Jialin Liang as President and a member of the board of directors of Changchun Fangguan Photoelectric Display Technology Co. Ltd ("Fangguan Photoelectric"). On February 20, 2018, the Company’s Board of Directors approved and ratified the incorporation of Fangguan Photoelectric. Fangguan Photoelectric is a wholly owned subsidiary of Well Best International Investment Limited and an indirect wholly-owned subsidiary of Ionix Technology, Inc. (the “Company”). Fangguan Photoelectric focused on marketing LCDs for the Company. In October 2018, Jialin Liang resigned as President and Director of Fangguan Photoelectric. Mr Biao Shang became his successor.

On June 28, 2018, the Board of Directors of Ionix Technology, Inc. (the “Company”) approved and ratified the incorporation of Dalian Shizhe New Energy Technology Co., Ltd. (“Shizhe New Energy”) and the Company ratified and approved the appointment of Mr. Liang Zhang as President and a member of the board of directors of  Shizhe New Energy . Shizhe New Energy is a wholly owned subsidiary of Well Best International Investment Limited and an indirect wholly-owned subsidiary of Ionix Technology, Inc. In May 2019, Liang Zhang resigned as President and Director of Shizhe New ENERGY. Mr Shikui Zhang became his successor.

On December 27, 2018, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Jialin Liang and Xuemei Jiang, each of whom is shareholder (the “Shareholders”) of Changchun Fangguan Electronics Technology Co., Ltd. (PRC) (“Fangguan Electronics”). Pursuant to the terms of the Purchase Agreement, the Shareholders, who together own 95.14% of the ownership rights in Fangguan Electronics, agreed to execute and deliver the Business Operation Agreement dated December 27, 2018 (the “Business Operation Agreement”), the Equity Interest Pledge Agreement dated December 27, 2018 (the “Equity Interest Pledge Agreement”), the Equity Interest Purchase Agreement dated December 27, 2018 (the “Equity Interest Purchase Agreement”), the Exclusive Technical Support Service Agreement dated December 27, 2018 (the “Services Agreement”) and the Power of Attorney dated December 27, 2018 (the “Power of Attorney” and together with the Business Operation Agreement, the Equity Interest Pledge Agreement, the Equity Interest Pledge Agreement and the Services Agreement, the “VIE Transaction Documents”) to the Company in exchange for the issuance of an aggregate of 15,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), thereby causing Fangguan Electronics to become the Company’s variable interest entity. Together with Purchase Agreement, in exchange of 15 million shares of the Company’s common stock, the Shareholders also agreed to convert shareholder loan of RMB 30 million (approximately $4.4 million) to capital and make cash contribution of RMB 9.7 million (approximately $1.4 million) to capital. The entirety of the transaction will hereafter be referred to as the “Transaction.”

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Description of VIE Transaction Documents

The material contractual agreements between Changchun Fangguan Photoelectric Display Technology Co. Ltd. (PRC) (“Fangguan Photoelectric”), Fangguan Electronics and its shareholders consist of the following agreements:

Business Operation Agreement – This agreement allows Fangguan Photoelectric to manage and operate Fangguan Electronics. Under the terms of the Business Operation Agreement, Fangguan Photoelectric may direct the business operations of Fangguan Electronics, including, but not limited to, borrowing money from any third party, distributing dividends or profits to shareholders, adopting corporate policy regarding daily operations, financial management, and employment, and appointment of directors and senior officers.

Exclusive Technical Support Service Agreement – This agreement allows Fangguan Photoelectric to collect 100% of the net profits of Fangguan Electronics. Under the terms of the Service Agreement, Fangguan Photoelectric is the exclusive provider of equipment, advice and consultancy to Fangguan Electronics related to its general business operations, among other things. Fangguan Photoelectric owns all intellectual property rights arising from its performance under the Service Agreement.

Power of Attorney – The Shareholders have each executed and delivered to Fangguan Photoelectric a Power of Attorney pursuant to which Fangguan Photoelectric has been granted the Shareholders’ voting power in Fangguan Electronics. Each Power of Attorney is irrevocable and does not have an expiration date.

Equity Interest Purchase Agreement – Fangguan Photoelectric and the Shareholders entered into an exclusive option agreement pursuant to which the Shareholders have granted Fangguan Photoelectric or its designee(s) the irrevocable right and option to acquire all or a portion of such Shareholders’ equity interests in Fangguan Electronics. Pursuant to the terms of the agreement, Fangguan Photoelectric and the Shareholders have agreed to certain restrictive covenants to safeguard the rights of Fangguan Photoelectric under the Equity Interest Purchase Agreement. Fangguan Photoelectric may terminate the Equity Interest Purchase Agreement upon prior written notice. The Option Agreement is valid for a period of five (5) years from the effective date, which may be extended by Fangguan Photoelectric.

Equity Interest Pledge Agreement – Fangguan Photoelectric and the Shareholders entered into an agreement pursuant to which the Shareholders have pledged all of their equity interests in Fangguan Electronics to Fangguan Photoelectric. The Equity Interest Pledge Agreement serves to guarantee the performance by Fangguan Electronics of its obligations under the VIE Transaction Documents. Pursuant to the terms of the Equity Interest Pledge Agreement, the Shareholders have agreed to certain restrictive covenants to safeguard the rights of Fangguan Photoelectric. Upon an event of default under the agreement, Fangguan Photoelectric may foreclose on the pledged equity interests.

As a result of the Transaction, the Company, through its subsidiaries and variable interest entity, is now engaged in the business of the research and development, manufacturing, and marketing of liquid crystal materials, displays and modules in the PRC. All business operations are conducted through our wholly-owned subsidiaries, including Fangguan Photoelectric, and through Fangguan Electronics, our variable interest entity. Fangguan Electronics is considered to be a variable interest entity because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements between Fangguan Photoelectric, our wholly-owned subsidiary, and Fangguan Electronics and its shareholders, we are able to exert effective control over Fangguan Electronics and receive 100% of the net profits or net losses derived from the business operations of Fangguan Electronics.

Prior Operations and Agreements

On August 19, 2016, the Board ratified, approved, and authorized the Company, as the sole member of Well Best, on the formation of Xinyu Ionix Technology Company Limited (“Xinyu Ionix”), a company formed under the laws of China on May 19, 2016. As a result Xinyu Ionix is a wholly-owned subsidiary of Well Best and an indirect wholly-owned subsidiary of the Company. The initial plan of Xinyu Ionix was about to focus on developing and designing lithium batteries as well as to act as an investment company that may acquire other businesses located in China. However, due to the high cost and low efficiency, since the approval date of May 19, 2016, Xinyu Ionix conducted no business.

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On April 30, 2017, Well Best International Investment Limited (“Well Best”), a wholly-owned subsidiary of the Company, transferred all of its rights, title and interest to all 100% of the issued and outstanding common stock of Xinyu Ionix Technology Company Limited (“Xinyu Ionix”) to Zhengfu Nan for RMB 100($14.49 USD) pursuant to a Share Transfer Agreement dated April 30, 2017 (the “Agreement”). Following the execution of the Agreement, Mr. Nan owns 100% of Xinyu Ionix and assumes all liabilities of Xinyu Ionix. As a result Xinyu Ionix is no longer a wholly-owned subsidiary of Well Best or an indirect wholly-owned subsidiary of the Company.

Business Summary

Since January 2016, the Company has shifted its focus to becoming an aggregator of energy cooperatives to achieve optimum price and efficiency in creating and producing technology and products that emphasize long life, high output, high energy density, and high reliability. By and through its wholly owned subsidiary, Well Best and the indirect subsidiaries, Baileqi Electronics, Lisite Science, Welly Surplus, Fangguan Photoelectric, Fangguan Electronics and Shizhe New Energy, the Company has commenced its main operations of high-end intelligent electronic equipment and photoelectric display products, became the New energy service provider and IT solution provider, which are in the new-type rising industries.

The Company applied various operating approachs. Baileqi Electronics, Lisite Science, Fangguan Photoelectric and Shizhe New Energy focus on the sales of goods and the rendering of service while Fangguan Electronics has been engaged in the business of the research and development, manufacturing, and marketing of liquid crystal materials, displays and modules in the PRC.

The Company, Well Best, Welly Surplus, Baileqi Electronics, Lisite Science, Fangguan Photoelectric, Fangguan ElectronicsPhotoelectric and Shizhe New Energy are actively seeking additional new prospects for technology enhancements, design, manufacturing and production of the Company’s operation of high-end intelligent electronic equipment and more cutting-edge LCD technologies, such as Liquid Crystal Module (“LCM“)theportable power banks and TFT products and future product development, and to provide New energy service and IT solution.

We are engaged in the business of research and development, manufacturing, and marketing of liquid crystal materials, displays and modules in the PRC. The Company operates through a corporate structure consisting of subsidiaries, variable interest entities (“VIE”), and contractual arrangements. A VIE is a term used by the U.S. Financial Accounting Standards Board to describe a legal business structure whose financial support comes from another corporation which exerts control over the VIE. All of the Company’s business operations are structured around a series of contractual agreements, the VIE Transaction Documents, including the ones between Fangguan Photoelectric, our wholly-owned subsidiary, and Fangguan Electronics and its shareholders. Through the VIE Transaction Documents, we are able to exert effective control over Fangguan Electronics and receive 100% of the net profits derived from the business operations of Fangguan Electronics.

Products and Projects

Civil Electronics

With the high-speed development in the new energy industry, the high-tech and relevant key accessories still play an essential role in the energy industry supply chain. LCD displays are widely used in the end products of the new energy industry.

Since the beginning of 2017, the Company has expanded its focus to development and production of LCD’s and modules for civil electronic products and portable power packs. By and through its wholly owned subsidiary, Well Best and the indirect wholly owned subsidiary, Baileqi Electronics and Fangguan Photoelectric, the Company has commenced its operations in China. Baileqi is working on an upgrade to traditional LCD screens with display modules that use the crystal method (“TCM”) and control muddle system integration for professional manufacturing. Today, TCM is widely used in many areas, including electronic operation data displays for renewable energy vehicles, BMS information feedback, HD projectors, communication equipment, and particularly in intelligent robots.

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The LCD screens are manufactured for small devices such as video capable baby monitors, electronic devices such as tablets and cell phones, and for use in televisions or computer monitors.

The Company also provides service and IT solution for new energy industry, such as operating the business of the electric vehicle charging pile.

1. Fanguguan Electronic

Products of Fanguguan Electronic
Product Model: FG814B- 001034B Resolution: Segment LCD LCD Active Area: 44*67 Outline Dimensions: 50.0*81.0*5.9 Display Colors: Black and White View Direction: 6 O’clock

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Product Model: FG12832B- 002161A Resolution: 128*32 LCD Active Area: 42.22*11.50 Outline Dimensions:47.85*21.0*3.3 Display Colors: Black and White View Direction: 12 O’clock
Product Model: FG160100J- 000039P Resolution: 160*100 LCD Active Area: 39.98*28.96 Outline Dimensions: 50.0*44.0*4.5 Display Colors: Black and White View Direction: 6 O’clock

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2. Fangguan Photoelectric

Products of Fangguan Photoelectric
Product Model: FG240160N-000666M Resolution: 240*160 LCD Active Area: 77.58*51.6 Outline Dimensions: 85.00*62.80*4.5 Display Colors: Black and White Viewing Direction: 6 O’clock

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Product Model: FG12864D-001002X Resolution: 128*64 LCD Active Area: 66*38 Outline Dimensions: 69*46*2.95 Display Colors: Black and White View Direction: 6 O’clock
Product Model: FG12864E8-003744K Resolution: 128*64 LCD Active Area: 26.58*14.86 Outline Dimensions: 28.47*19.48*4.45 Display Colors: Black and White View Direction: 6 O’clock

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3. Lisite Science

Products of Lisite Science

Product Model: W200
Color(s): White\Black
Fire Rating: V0

Battery Type: 18650-2500mAh*8
Battery Capacity: 20000mAh /
3.7V
Rated Energy: 74Wh (TYP)

Rated Output: 5V / 2.1A (Max)

Input: Micro-USB、Lightning
Output: USB-A

Input Parameter: MAX10W
Micro-USB : DC5V A
Output Parameter: MAX10.5W

USB -A-1 : DC5V/1A
USB -A-1 : DC5V/2.1A Shared
2.1A

Size: 165.2*78*23MM

Weight: 437g

Product Model: T3
Color(s): white-grey\white-red
Fire Rating: V0

Battery Type: Polymer 805573*2
Battery Capacity:
10000mAh/3.8V
Rated Energy: 37W (TYP)

Rated Output: 5V/2.1A (Max)
Input: Micro-USB
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V / 2A
TYPE-C(USB-C): DC5V/2A

Output Parameter: MAX10.5W
USB-A-1 : DC5V/2.1A
USB-A-1:DC5V/1A

USB-A-2: DC5V/2.1A Shared
2.1A
Size: 100*62*22.5MM
Weight: 300g

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Product Model: AG06
Color(s): White\Black
Fire Rating: V0

Battery Type: 18650-2000mAh*5
Battery Capacity:
10000mAh/3.7V
Rated Energy: 37Wh (TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB/TYPE- C
(USB-C)
Output: USB-A

Input Parameter: MAX10W
Micro-USB : DC5V/2A
TYPE-C (USB-C): DC5V/2A

Output Parameter : MAX10.5W
USB-A:DC5V/2.1A

Size: 147*63*23.3MM

Weight: 437g

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Product Model: T100CC
Color(s): White
Fire Rating: V0

Battery Type: 18650-
2000mAh*5
Battery Capacity:
10000mAh/3.7V
Rated Energy: 37Wh (TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V/2A
Output Parameter : MAX10.5W

USB-A-1 : DC5V/2.1AUSB-A-
1:DC5V/1A
USB-A-2 : DC5V/2.1A Shared
2.1A

Size: 142.6*63*22MM

Weight: 265g

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Product Model: T100CY
Color(s): White
Fire Rating: V0

Battery Type: 18650-
2000mAh*5
Battery Capacity:
10000mAh/3.7V
Rated Energy: 37Wh (TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V/2A
Output Parameter : MAX10.5W

USB-A-1 : DC5V/2.1
USB-A-2 : DC5V/2.1A Shared
2.1A

Size: 141.4*61.6*23.5MM

Weight: 274.8g

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Product Model: TD19
Color(s): White
Fire Rating: V0

Battery Type: 18650-
2000mAh*5
Battery Capacity:
10000mAh/3.7V
Rated Energy: 37Wh (TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V/2A
Output Parameter : MAX10.5W

USB-A-1 : DC5V/2.1
USB-A-2 : DC5V/2.1A Shared
2.1A

Size: 145*65*23MM

Weight: 285g

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Product Model: T200CF
Color(s): Ivory, Dreamy Pink,
Serene Blue
Fire Rating: V0

Battery Type: 18650-
2500mAh*8
Battery Capacity:
20000mAh/3.7V
Rated Energy: 74Wh (TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB/Lightning
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V/2A
LightningDC5V/1.2A

Output Parameter : MAX10.5W
USB-A-1 : DC5V/2.1
USB-A-2 : DC5V/2.1A Shared
2.1A

Size: 160.3*80*23.7MM
Weight: 437g

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Product Model: T100UF
Color(s): Ivory, Dreamy Pink,
Serene Blue
Fire Rating: V0

Battery Type: Polymer
1160110-10000mAh
Battery Capacity:
10000mAh/3.7V
Rated Energy: 37Wh( TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB/Lightning
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V/2A
LightningDC5V/1.2A

Output Parameter : MAX10.5W
USB-A-1 : DC5V/2.1
USB-A-2 : DC5V/2.1A Shared
2.1A

Size: 142*69*15.5MM
Weight: 205g

Product Model: T200CG
Color(s): White
Fire Rating: V0

Battery Type: 18650-
2500mAh*8
Battery Capacity:
20000mAh/3.7V
Rated Energy: 74Wh (TYP)

Rated Output: 5V / 2.1A (Max)
Input: Micro-USB/Lightning
Output: USB-A*2

Input Parameter: MAX10W
Micro-USB : DC5V/2A
LightningDC5V/1.2A

Output Parameter : MAX10.5W
USB-A-1 : DC5V/2.1
USB-A-2 : DC5V/2.1A Shared
2.1A

Size: 165*78.47*22.1MM
Weight: 451g

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4. Baileqi Electronic:

Products of Baileqi Electronic

Module No.: Y50029N00T

Size:5.0 inch

Resolution:800(H)*3(RGB)*480(V)TFT LCD

Active Area:108.00*64.80mm

Outline
Dimensions:120.70(H)x75.80(V)x4.25(T)

Interface Type:24BITRGBInterface

Display Colors:16.7M

Brightness:300cd/mm

View Direction:12O’clock

Module No.:Y43001N04N

Size:4.3 inch

Resolution:480RGB×272

LCD Active Area:95.04(H)×53.86(V)

Outline Dimensions:
105.4(H)×67.10(V)×2.95(D)

Interface Type: RGB 24 BIT

Display Colors:16.7M

Brightness:480cd/mm(7S)

View Direction:12O’clock

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Module No.:Y10108M00N Size:10.1 inch

Resolution:1280RGB×800

LCD Active Area:216.96(H)×135.60(V)

Outline Dimensions: 229.46(H)×
149.10(V)×3.00(D)

Interface Type: LVDS (Low Voltage
Differential Signal)

Display Colors:16.7M

Brightness:300cd/mm(3S-13P)

View Direction:6O’clock

Industry Overview

Development trend of photoelectric display products:

IINX is active in promoting the worldwide application of green energy solutions. We are always pursuing more optimized green energy solutions together with our customers. Recently,we confront the rapid growth of the new energy industry, however, high and new technology and its relevant accessories still play pivotal roles in the existing industrial chain. In the meantime, we have also chosen a more extensive applied terminal product in new energy industry- the Liquid Crystal Displays (LCD), as an important composition part of our business.

LCD-From Global Perspective

The global demand of LCD panels is continually increasing. The output area of global LCD panels achieved 181 million square meters in 2017, this figure was tripled compared to 2007, and the average annual growth is approximately 13 million square meters. According to the prediction, the global demand of LCD panels will be 215 million square meters in 2021.From 2017 to 2021, the compound average growth rate (CAGR) of such demand will be about 4.37%, though the growth seems to slow down compared with the CAGR of 5% for the most recent 3 years, however, without considering base effect, the demand will maintain an average increase of approximately 8.5 million square meters per annum.

The demand of twisted nematic (TN) and supper twisted nematic (STN) liquid crystal materials remains generally stable. Due to their characteristics such as low cost, wide range of applications, the low-end TN and STN liquid crystal materials will still take a certain portion of market for terminal products which require a relatively low level of display. Basically, since 2004, the market demand of TN and STN liquid crystal materials has been stable, with the annual quantity demand maintaining at approximately between 60 and 70 tons, to compute based on the average price of about 5000 Yuan/kg for TN and STN liquid crystal materials, the predicted market scale for TN and STN liquid crystal materials would be approximately 300 million to 350 million Yuan.

There is a strong demand of thin film transistor (TFT) liquid crystal materials in the global market as well. TFT liquid crystal materials account for over 80% of total output value in the global liquid crystal materials market. With the rapid development of LCD television, laptop, desktop display and mobile communication, the demand of TFT liquid crystal panel keeps increasing. To measure and calculate on the basis of 80% of effective display area, a liquid crystal material usage of 4.5kg per square meter area of panel and an average price of 15,000 Yuan per kilogram for mixed liquid crystal materials, the quantity demand of global TFT mixed liquid crystals in 2016 was about 617 tons and market scale was around 9.3 billion Yuan. The global quantity of TFT mixed liquid crystals is estimated to be about 666 tons and the market scale will be about 10 billion Yuan in 2021.

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 LCD-From China’s Perspective

China is one of the largest display panel producers in the world, according to the data provided by China Optics and Optoelectronics Industry Association LCB.Recently, the liquid crystal panels in mainland China reached the top rank in the world in terms of both revenue and output area. China is and has been a big display manufacturing country, however, China is now at a crucial time for change and attempting to evolve from a big country to a powerful display manufacturing country.China is developing out of a “catch up” position intoa phase of advance or qual footing with other competing countriesand has an opportunity to become an industrial leader in the near future. It is understood that in the past year, there were multiple panel manufacturing lines have been put into production or started construction in China, especially the Gen 10.5/11 panel manufacturing lines and many Gen 6 AMOLED manufacturing lines were under construction, which just brings China closer and closer to the position of being one of, if not the largest production regionsfor display panels in the world. China has a number of OLED panel lines put into production or expansion. The scale of investment in OLED is expected to reach $30 billion to $50 billion over the next 3-5 years. BOE, CSOT, Visionox, Tianma and many other manufacturers have launched products such as flexible display, full-screen display, special-shaped display and so on, the domestic high-end displays in China are developing rapidly. The capacity of display panels of China is expected to become the first among all the countries in 2021.

LCD-From Industrial Perspective

At present, the OLED panel Market for mobile phones is almost monopolized by South Korea, with Samsung display accounting for 93.5% and LGD accounting for 2.1%. The influence of Chinese manufacturers is very small, with 2.0% of VINSIONOX, 1.4% of EverDisplay Optronics (EDO) and 0.6% of BOE, which together are less than 5%. From 2019, China began to exert influence on the OLED market. It is estimated that BOE's shipment will reach 50 million pieces (with an annual increase of 1900%), EDO 30 million (with an annual increase of 417%), Vinsionox's 20 million pieces (with an annual increase of 150%), and Tianma's 10 million pieces (with an annual increase of 1011%).

Distribution Methods of Products

The Company’s products are currently directly shipped from the manufacturers to the distributors and retailers. Marketing and sales departments were established through the Company’s indirect subsidiaries to cope with the growth of the Company. We explore thepotential customer bases using internal resources. Currently, we have both the long-term contracts with our customers and manufacture according to the purchase orders received. In the future, we will continue to seek additional channels of distribution for our products to include wholesale stores and mass retailers. The Company plans to focus primarily on distributing its products regionally, starting in Greater China, and will then seek to expand its distribution channels across the U.S. and internationally.

Manufacturing

In the next decade, a new high-end TFT-OLED product will dominate the market demand. The company has been seeking the opportunities of implementation of OLED production lines in Shenzhen. Upon the completion of the projected OLED production lines construction, the company will build and expand itself on LCD production base in northern China and OLED production base in southern China.

Suppliers of Materials

The elements necessary for our products are and will be sourced from several different suppliers located primarily in China on an order-by-order basis. These materials include ITO coated conductive glasses, liquid crystals, integrated circuits and etc. Some of the materials in our products are not readily available in large quantities or are available on a limited basis only. Further, the limited availability of some of these materials could cause significant fluctuations in their costs.

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The Company, Baileqi Electronics, Fangguan Electronics and Lisite Science acquire materials from the following list of principal suppliers, dependent on availability and price points:

•	Panshi Tengfei Electronics Ltd
•	Keenest
•	Shenzhen Yonglitong Electric Technology Ltd.
•	Shenzhen Huachuang Zhongwei Electric Ltd.

*This list of suppliers is subject to change at any time.

Our management researches and develops our sources of materials used in the manufacturing of our products. The materials that we source are and will be sent to our manufacturer in China to create our products. The Company does not have any long-term contracts with our suppliers and we cannot be assured that they will be able to meet our demands.

Intellectual Property

As part of our business, we will seek to protect our intellectual property rights in various ways, including through trademarks, copyrights, trade secrets, including know-how, patents, patent applications, employee and third-party nondisclosure agreements, intellectual property licenses and other contractual rights.

Government Regulations Affecting Our Business

At this stage in our business, we are unaware of any government regulations that are directly affecting our business, however, as we grow our business activities may become subject to various governmental regulations in different countries in which we operates, including regulations relating to: various business/investment approvals; trade affairs, including customs, import and export control; competition and antitrust; anti-bribery; advertising and promotion; intellectual property; broadcasting, consumer and business taxation; foreign exchange controls; personal information protection; product safety; labor; human rights; conflict; occupational health and safety; environmental; and recycling requirements.

Employees of the Company

The Company has no significant employees other than our officers and directors. As of December 31, 2020, the Company has no employees, however, our indirect subsidiary Baileqi Electronic has four employees, Lisite Science has three employees, Fangguan Photoelectric has 2 employees, Fangguan Electronics has about 188 employees and Dalian Shizhe New Energy has 6 employees. We intend to increase the size of our management team and hire additional employees in the future to manage the continued growth of our company and to increase our sales force and marketing efforts.

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Directors, Executive Officers and Corporate Governance

Identification of Directors and Executive Officers and Term of Office

The following table sets forth the names and ages of our current directors and executive officers and those of our wholly owned direct subsidiary and indirect wholly owned subsidiaries. Our Board of Directors appoints our executive officers. Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified. There are no family relationships among our directors or executive officers. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Ionix Technology, Inc.

Name	Age	Position	Date of Appointment
Cheng Li	66	Chief Executive Officer, Director, and Chairman of the Board	April 25, 2019
Yue Kou	46	Chief Financial Officer	May 27, 2016
Yang Yan	41	President and Treasurer	March 16, 2020
Yubao Liu	47	Director	May 16, 2018
Jialin Liang	54	Director	January 22, 2019
Xuemei Jiang	46	Director	January 22, 2019
Yongping Wang	53	Independent Director	May 25, 2020
Zhenyu Wang	46	Independent Director	July 31, 2019
Yongsheng Fu	66	Independent Director	July 31, 2019
Long Xie	45	Secretary of the Company	January 7, 2020
Xiaolin Wei	31	Independent Director	October 27, 2020
Liyan Wang	50	Independent Director	October 27, 2020

Subsidiaries:

Welly Surplus International Limited

The following table sets forth the names and ages of Welly Surplus’s directors and executive officers as of March 12, 2021.

Name	Age	Position	Date of Appointment
Xin Sui	40	President and Director	December 29, 2016

Well Best International Investment Limited

The following table sets forth the names and ages of Well Best’s directors and executive officers as of March 12, 2021.

Name	Age	Position	Date of Appointment
Qingchun Yang	57	President and Director	February 17, 2016

Lisite Science Technology (Shenzhen) Co., Ltd.

The following table sets forth the names and ages of Lisite Science’s directors and executive officers as of March 12, 2021.

Name	Age	Position	Date of Appointment
Yun Yang	38	President and Director	November 7, 2016

Shenzhen Baileqi Electronic Technology Co., Ltd

The following table sets forth the names and ages of Baileqi Electronic’s directors and executive officers as of March 12, 2021.

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Name	Age	Position	Date of Appointment
Baozhu Deng	34	President and Director	November 15, 2017

Changchun Fangguan Photoelectric Display Technology Co. Ltd

The following table sets forth the names and ages of Fangguan Photoelectric’s directors and executive officers as of March 12, 2021.

Name	Age	Position	Date of Appointment
Biao Shang	42	President and Director	October 20, 2018

Dalian Shizhe New Energy Technology Co., Ltd

The following table sets forth the names and ages of Dalian Shizhe New Energy’s directors and executive officers as of March 12, 2021.

Name	Age	Position	Date of Appointment
Shikui Zhang	46	President and Director	June 28, 2018

Information about our Executive Officers

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Cheng Li - Mr. Cheng Li has participated in the operation and management of the Company since 2015. From April 2013 to March 2015, Mr. Li served as the general Manager and financial controller of Dalian Huanyu Venture Capital Co., Ltd, where he engaged in project approvals, financing, and investments and accumulated substantial experience in the field of high-tech and financing operations. From 1996 to 2012, Mr. Li served in the Ministry of Industry and Information Technology of Jiamusi city, Heilongjiang Province and the Association for Science and Technology of Jiamusi. He received his undergraduate degree in 1980 from Liaoning Normal University.

Yue Kou- Ms. Kou is a member of the Hong Kong Institute of Certified Public Accountants, the Association of Chartered Certified Accountants, and the Chinese Institute of Certified Public Accountants. Ms. Kou has 20 years of solid experience in statutory auditing, international accounting, and publicly listed companies. Ms. Kou started her career as Chief Accountant (1996-1999) with Xinmao Tech Holding Limited, a company in China. From 1999-2002, she was employed as a staff accountant in the Ernst & Young, Beijing Branch focusing on external audit and international accounting conversions. From 2002-2006, she worked as an account manager with China Data Broadcasting Holding Ltd, a publicly listed company on the Hong Kong Stock Exchange. From 2006 to present, Ms. Kou worked as an auditor and financial controller for three different audit firms:  (i) Zhongyi (HK) CPA Limited, (ii) Thomas Lee and Partners, and (iii) GDT CPA Limited. Since May 27, 2016, Ms. Kou has worked for Ionix Technology Inc., as the Chief Financial Officer.

Yang Yan - Mr. Yang Yan was graduated from Dongbei University of Finance and Economics in 2002 with a Bachelor Degree of Intenational Finance. From April 2003 to December 2006, he served as the manager of Finance Department in Industrial and Commercial Bank of China, Dalian Xigang Branch which was mainly responsible for international settlement business. From March 2007 to October 2016, he served as the general manager of Dalian Huanyu Venture Capital Ltd., which was mainly responsible for investment and financing business. In October 2016, he joined Ionix Technology, Inc. as vice-president of the Company which was mainly responsible for asset restructuring, mergers, investment and financing and other business activities.

Yubao Liu – Mr. Liu was graduated and acquired a Bachelor degree from Harbin University of Science and Technology in 1996, where he majored in Economic Management, and was honorably entitled as a National Economist in 2002. From 2004 to June of 2012, Mr. Liu was employed by Dalian Carbon Fiber Technology Limited (China), where he served in the position of vice managing director. During this period, Mr. Liu was awarded as an International Enterprise (IEM) Senior Management Specialist. With multiple years of working practice, Mr. Liu has published many papers and participated in the development and testing of national new energy Lithium battery and pure electromobiles, and was also involved in formulating related standards.

From July of 2012 to April of 2018, Mr. Liu was employed by Dalian Yinlong Accounting & Law Firm, where he was assigned to take charge of operational control, internal auditing, and recapitalization among other things. Mr. Liu possesses both intelligence and virtue, persists in exploiting great causes with enthusiasm, and has made a remarkable contribution to the resource reorganization of enterprise. Mr. Liu is considered to be an expert of his field and a valuable asset to the business, which we believe will ensure rapid company growth and enhance the level of business management.

Jialin Liang – Mr. Liang was graduated from Nankai University in 1985 with a major in Microelectronics.  Mr. Liang has an extensive experience in microelectronics, and since 2007, serves as general manager of Changchun Fangguan Electronics Technology Co., Ltd. Mr. Liang served as vice general manager of Jilin Zijing Electronics Co., Ltd. from 1997 to 2007. Mr. Liang is a beneficial owner of 8.3% of the Company’s outstanding common stock. Mr. Liang received his bachelor degree in microelectronics from Nankai University.

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Xuemei Jiang – Ms. Jiang has over 10 years of experience in finance and taxation. Since 20017, she serves as vice general manager of Changchun Fangguan Electronics Technology Co., Ltd. Ms. Jiang received her bachelor degree in accounting from Jilin Finance and Taxation College in China.

Yongping Wang – Ms. Wang was graduated and acquired a Bachelor’s degree from China Dongbei University of Finance and Economics in 1992 where she majored in Accounting. From 1992 to 1997, Ms. Wang served as Director of accounting for the Bihai Villa Hotel in Dalian. In this role, Ms. Wang was responsible for daily financial management which included ensuring compliance with regulatory matters such as taxation and banking. During this time, Ms. Wang also became qualified as an Intermediate Accountant of China. From 1997 to 2008, Ms. Wang took over management of the financial department of Dalian Daxian Limited (China) where she aided in the financial audits, was responsible for daily financial management, and she spearheaded a complete capital restructuring of the company. With multiple years of practical experience and knowledge under her belt, Ms. Wang began managing her own business. Since 2008, Ms. Wang has been sharing her knowledge of accounting with others through her accountant training studio by teaching accounting principles through the use of practical teaching methods.

Zhenyu Wang – Mr. Wang, has over 20 years of experience in the management and marketing. Since 2011, Mr. Wang has served as a project manager at LG Group, focusing in the overall operation of projects. From 1998 to 2011, Mr. Wang was engaged in marketing work for TCL. Mr. Wang graduated from Jiamusi University in 1998 with a bachelor degree in accounting.

Yongsheng Fu – Mr. Fu has retired from his service in 2015. Prior to his retirement, from 1999 to 2015, he served as vice director of Jiamusi Electric Heater Factory and was responsible for the production and operation of the factory. Mr. Fu graduated from Jiamusi University in 1982 with a bachelor degree in Economic Statistics.

Xin Sui – Mr. Sui received a bachelor degree in Finance from Jiamusi University in 2002. Mr. Sui worked as assistant to the Chairman for Dalian Great Wall Economic and Trade Company from 2007 to 2015 where he assisted in the drafting of regulations and laws of the company, ensured the Company was achieving its business goals, and attended business negotiations on behalf of the Chairman. Mr. Sui incorporated Welly Surplus in 2016 to serve as an investment holding company. Mr. Sui is dedicated to seeking financial resources for Welly Surplus.

Qingchun Yang – Mr. Yang was majored in Economic Management and graduated as an Economist in 1987. From 2007 to 2011, Mr. Yang worked as the senior executive in Dalian Huanyu Venture Capital Co. where he was involved in wealth management experiences and high ability of resources integration. In 2012, Mr. Yang co-founded Jiamusi Huanqiu New Energy Company Limited, where he was in charge of drafting strategic plans and operating plan of the company, including the overall human recourse strategy plan, which is suitable for the short-term and long-term development of companies. Since February 17, 2016, Mr. Yanghas worked as the president and director of Well Best.

Yun Yang – Mr. Yang served as the Chief Technology Officer of Shenzhen Jinlisite Science and Technology Corporation Ltd. from July 2007 until May of 2016. Mr. Yang was employed as an assistant to the Chief Engineer of the Shenzhen Jinsiwei Technology Co., Ltd. from 2004 to 2007.From 2016 to present, Mr. Yang has worked as the president and director of Lisite Science Technology(Shenzhen) Co. Ltd. Mr. Yang graduated from Hebei University of Science and Technology wheree majored in Electronic Information Science and Technology and received a bachelor of science degree upon graduation.

Baozhu Deng – Ms. Deng was graduated from Shenzhen University with a bachelor degree in International Trade and English. From March 2010 to October 2014, she worked for Shenzhen Baileqi Science and Technology Co., Ltd.as a Marketing Manager. From October 2014 to March 2016, she worked for Shenzhen Guoxian Technology Co., Ltd. as a Purchasing Manager. She has been working for Shenzhen Baileqi Electronic Technology Co., Ltd. since March 2016, firstly as manager. Then on November 15, 2017, she was promoted as the new president and director of Baileqi Electronic.

Biao Shang – Mr. Shang has an extensive experience in microelectronics, and since October 2018, he serves as the President and Director of Fangguan Photoelectric.

Shikui Zhang – Mr. Zhang was graduated from Liaoning University of Technology, majored in Material Science and Engineering. He used to work in the Material Research Institute of Changchun Bus Factory and served as Project Manager in Shichong Power Development Co., Ltd. He serves as the legal person and General Manager of Dalian Shizhe New Energy Technology Co., Ltd since May 2019.

Long Xie - Mr. Xie was graduated from Liaoning University of Technology, majoring in industrial and civil architecture. He successively worked in Dalian TV station as an editor, Wantangshiye Development Co., Ltd. as project manager. Mr. Xie joined the Company since March 2016.

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Xiaolin Wei - Wei is originally from Dalian, Liaoning Province, China. Ms. Wei received a Bachelor degree in Advertising and Marketing in 2014 from the British Columbia Institute of Technology (BCIT) in Canada. From 2015 to present, Ms. Wei has acted as the General Manager of Shenzhen Hongbo Fund Management, where she has participated in angel round investments and subsequent stage financing of domestic projects. Ms. Wei has valuable practical experience in the capital market.

Liyan Wang - Wang graduated from Dongbei University of Finance and Economics majoring in accounting, and has been a senior accountant and senior economic analyst. From October 2012 to present, Wang has worked as Financial Director, Audit Manager, and Manager of audit and supervision department, of the Dalian Branch of China Ping An Life Insurance Co., Ltd. From November 1993 to September 1995, Wang worked at Jiamusi Plastic No. 8 Factory as a cashier. From October 1995 to August 1999, she worked at Jiamusi Great Wall Company as a cost accountant. From April 2000 to October 2012, Wang worked at Shanghai Jiaji Express Co., Ltd. as a financial manager.

Identification of Significant Employees

We have no significant employees other than our officers and directors.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Potential Conflicts of Interest

We are not aware of any conflicts of interest with any of our executive officers or directors.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.   Engaging in any type of business practice; or

iii.  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.  Any Federal or State securities or commodities law or regulation; or

ii.  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

On August 9, 2019, the Board of Directors established an Audit Committee and a Compensation Committee, and on August 14, 2019, the Board established a Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by the Board.

Audit Committee

The Audit Committee (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors; and (b) prepares any reports that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement.

The initial members of the Audit Committee were Hui Zhang, as Chairman, Anthony Saviano, and Zhenyu Wang. On May 25, 2020, Mr. Hui Zhang resigned as a member of the Board of Directors and Chairman of the Audit Committee of Ionix Technology, Inc., a Nevada corporation (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On May 25, 2020, effective upon Mr. Zhang’s resignation, Ms. Yongping Wang was appointed to serve as a member of the Board of Directors of the Company and Chairman of the Audit Committee and has accepted such appointment. The Board has determined that Ms. Wang is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

On October 27, 2020, Mr. Saviano resigned as member of the Board and Ms. Yanli Wang was appointed to serve as a member of the Board of Directors of the Company and as a member of the Audit Committee of the Company.

The members of the Audit Committee are currently: Yongping Wang, as Chairman, Yongsheng Fu and Yanli Wang. The Board has determined that all of the members of the Audit Committee are “independent,” as defined under the Nasdaq Listing Rule 506(a)(2). In addition, all members of the Audit Committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, all members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Capital Market. A current copy of the Audit Committee’s charter is available on the Company’s website at www.iinx-tech.com.

Compensation Committee

The Compensation Committee (a) assists the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors, (b) evaluates the performance of the executive officers of the Company, and (c) administers the Company’s stock and incentive compensation plans and recommends changes in such plans to the Board as needed.

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The members of the Compensation Committee are Zhenyu Wang, as Chairman, Yongsheng Fu and Xiaolin Wei. The Board has determined that each of the members of the Compensation Committee are “independent,” as defined under the Nasdaq Listing Rule 506(a)(2). A current copy of the Compensation Committee’s charter is available on the Company’s website at www.iinx-tech.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in (a) identifying qualified individuals to become directors, (b) determining the composition of the Board and its committees, (c) developing succession plans for executive officers, (d) monitoring a process to assess Board effectiveness, and (e) developing and implementing the Company’s corporate governance procedures and policies.

The members of the Nominating and Corporate Governance Committee are Yongsheng Fu, as a chairman, Zhenyu Wang and Xiaolin Wei. The Board has determined that each of the members of the Nominating and Corporate Governance Committee are “independent,” as defined under the rules of the Nasdaq Capital Market. A current copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at www.iinx-tech.com.

Code of Ethics

On September 29, 2019, our Board of Directors adopted a Code of Ethics which is applicable to our officers, directors, and senior executives, including our Chief Financial Officer, Treasurer and Chief Accounting Officer. This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. The Company has posted the text of the Code of Ethics on its Internet Website www.iinx-tech.com. We will provide any person a copy of our Code of Ethics, without charge, upon written request to the Company’s Secretary. Requests should be addressed in writing to Rm 610, No.279, Zhongnan Road, Zhongshan District, Dalian, Liaoning, PRC.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of Forms 3 and 4 and 5 and amendments filed on EDGAR for the year ended June 30, 2020, the Company determined that the following filers were delinquent in their filings of Form 3 and Form 4, but they all filed their Form 5 reporting their Form 3 and Form 4 holdings timely, except for one director, as shown below:

Person	Filing Type	Transaction Date	Required File Date	Actual File Date
Cheng Li	3 (1)	April 25, 2019	May 6, 2019	September 27, 2019
Anthony Saviano	3 (2)	July 31, 2019	August 11, 2019	September 27, 2019
Hui Zhang	3 (3)	July 31, 2019	August 11, 2019	September 30, 2019
Zhenyu Wang	3 (4)	July 31, 2019	August 11, 2019	September 27, 2019
Yongsheng Fu	3 (5)	July 31, 2019	August 11, 2019	September 27, 2019
Qinghua Shi	3 (6)	July 31, 2019	August 11, 2019	September 27, 2019
Anthony Saviano	4 (7)	August 28, 2019	September 2, 2019	September 27, 2019
Yongping Wang	3 (8)	May 25, 2020	June 4, 2020	June 19, 2020
Yang Yan	3 (9)	March 16, 2020	March 26, 2020	June 19, 2020
Shiyu Li	3(10)	January 7, 2020	January 17, 2020	January 22, 2020
Xie Long	3(11)	January 7, 2020	January 17, 2020	January 22, 2020

(1)              On April 25, 2019, Cheng Li was appointed as a director of the Company and Chairman of the Board. Mr. Li filed a Form 5 on September 27, 2019 reporting Form 3 holdings. Mr. Li owns 0 shares of the Company’s stock.

(2)              On July 31, 2019, Anthony Saviano was appointed as an independent director of the Company. Mr. Saviano filed a Form 5 on September 27, 2019 reporting Form 3 holdings. Mr. Saviano owns 0 shares of the Company’s stock. The Form 5 was filed timely.

(3)              On July 31, 2019, Hui Zhang was appointed as an independent director of the Company. Mr. Zhang filed a Form 5 on September 30, 2019 reporting Form 3 holdings. Mr. Zhang owns 0 shares of the Company’s stock. The Form 5 was filed timely.

(4)              On July 31, 2019, Zhenyu Wang was appointed as an independent director of the Company. Mr. Wang filed a Form 5 on September 27, 2019 reporting Form 3 holdings. Wang owns 0 shares of the Company’s stock. The Form 5 was filed timely.

(5)              On July 31, 2019, Yongsheng Fu was appointed as an independent director of the Company. Mr. Fu filed a Form 5 on September 27, 2019 reporting Form 3 holdings. Mr. Fu owns 0 shares of the Company’s stock. The Form 5 was filed timely.

(6)              On July 31, 2019, Qinghua Shi was appointed as an independent director of the Company. Mr. Shi filed a Form 5 on September 27, 2019 reporting Form 3 holdings. Mr. Shi owns 0 shares of the Company’s stock. The Form 5 was filed timely. Mr. Shi resigned October 27, 2020.

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(7)              On August 28, 2019, Anthony Saviano purchased 30,000 shares from a natural person shareholder, Enan Wang (Ahnan) through a Stock Purchase Agreement, and the transaction was fully settled on September 13, 2019. Mr. Saviano filed a Form 5 on September 27, 2019 reporting Form 4 holdings. The Form 5 was filed timely.

(8)              On May 25, 2020, Yongping Wang was appointed as an independent director of the Company. Ms. Wang filed a Form 3 on June 19, 2020 reporting Form 3 holdings. The original filing was amended to reflect the correct amount of shares owned on September 28, 2020. Ms. Wang owns 500,000 shares of the Company’s stock. The delay in Ms. Wang’s filing was a result of delay in obtaining a CIK code due to COVID-19 interruptions in business.

(9)              On March 16, 2020, Yang Yan was appointed as President and Treasurer of the Company. Form 3 on June 19, 2020 reporting Form 3 holdings. Mr. Yan owns 0 shares of the Company’s stock. The delay in Mr. Yan’s filing was a result of delay in obtaining a CIK code due to COVID-19 interruptions in business.

(10)            On January 7, 2020, Shuyu Li was appointed as President and Treasurer of the Company. Mr. Li filed a Form 3 on January 22, 2020 reporting Form 3 holdings of 0 shares of the Company’s stock.

(11)            On January 7, 2020, Long Xie was appointed as Secretary of the Company. Mr. Long Xie filed a Form 3 on January 22, 2020 reporting Form 3 holdings of 100,000 shares of the Company’s stock.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers, and those of Well Best and its subsidiaries, and Welly Surplus for the fiscal years ended June 30, 2020 and 2019. Unless otherwise specified, the term of each executive officer is that as set forth under that section entitled, “Directors, Executive Officers, Promoters and Control Persons -- Term of Office”.

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cheng Li(1)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer, Director and Chairman	2020	$2,174	Nil	Nil	Nil	Nil	Nil	Nil	$2,174
Yue Kou(2)	2019	$8,900	Nil	Nil	Nil	Nil	Nil	Nil	$8,900
Chief Financial Officer	2020	$8,900	Nil	Nil	Nil	Nil	Nil	Nil	$8,900
Yang Yan(3)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Treasurer and President	2020	$1,258	Nil	Nil	Nil	Nil	Nil	Nil	$1,258
Yubao Liu(4)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director and Former CEO, Secretary, Treasurer	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Xin Sui (5)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President and Director of Welly Surplus	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Qingchun Yang(6)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President and Director of Well Best	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Yun Yang (7)	2019	$6,100	Nil	Nil	Nil	Nil	Nil	Nil	$6,100
President and Director of Lisite Science	2020	$310	Nil	Nil	Nil	Nil	Nil	Nil	$310
Shuyu Li(8)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former President Treasurer, Director of Overseas Business	2020	$1,258	Nil	Nil	Nil	Nil	Nil	Nil	$1,258
Biao Shang(9)	2019	$13,342	Nil	Nil	Nil	Nil	Nil	Nil	$13,342
Director of Fangguan Photoelectric	2020	$8,300	Nil	Nil	Nil	Nil	Nil	Nil	8,300

63

Baozhu Deng(10)	2019	$8,300	Nil	Nil	Nil	Nil	Nil	Nil	$8,300
President and Director of Baileqi Electronics	2020	$5,382	Nil	Nil	Nil	Nil	Nil	Nil	$5,382
Shikui Zhang (11)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President and Director of Shizhe New Energy	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Long Xie (12)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Secretary of the Company	2020	1,258	Nil	Nil	Nil	Nil	Nil	Nil	$1,258
Jialin Liang (13)	2019	7,000	Nil	Nil	Nil	Nil	Nil	Nil	$7,000
Director of the Board of the Company	2020	17,143	Nil	Nil	Nil	Nil	Nil	Nil	$17,143
Xuemei Jiang (14)	2019	$5,700	Nil	Nil	Nil	Nil	Nil	Nil	$5,700
Director of the Board of the Company	2020	$15,714	Nil	Nil	Nil	Nil	Nil	Nil	$15,714
Bailiang Yang (15)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former Chairman of the Board of the Company; former Director of the Company	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chunde Song (16)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former Director	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes to Summary Compensation Table:

(1) On April 25, 2019, the Board appointed Cheng Li, age 64, as a director and Chairman of the Board. On January 7, 2020, Mr. Li was appointed as Chief Executive Officer of the Company. Mr. Li’s salary is $2,174

(2) Ms. Kou was appointed as Chief Financial Officer of the Company on May 27, 2016. Ms. Kou’s salary is $8,900.

(3) Mr. Yan was appointed to serve as the president and treasurer of the Company March 16, 2020. Mr. Yan's salary is $1,258.

(4) Mr. Liu was appointed to serve as the Company’s Chief Executive Officer, President, Secretary, Treasurer and as Chairman of the Board of Directors of the Company on May 16, 2018. Mr. Liu’s salary is $0. On January 22, 2019, Mr. Liu resigned from his position as chairman of the Board of Directors (the “Board”); and on January 7, 2020, he effectively resigned from all positions held in the Company. On January 15, 2020 he was appointed as a director of the Company again.

(5) Mr. Sui was appointed as Director of Welly Surplus on December 29, 2016. Mr. Sui’s salary is $0.

(6) Mr. Q. Yang was appointed as a director of Well Best, a wholly owned subsidiary of the Company, on February 17, 2016. His annual salary package is $0.

(7) Mr. Yun Yang was appointed as President and a director of Lisite Science on November 7, 2016. His annual salary package is $310.

(8) Mr. Li was appointed as President and Treasurer on January 7, 2020 and resigned on March 16, 2020. He remained director of overseas business until April 12, 2020, when he resigned. Mr. Li’s salary was $1,258.

(9) Mr. Shang was appointed as Fangguan Photoelectric’s directors and executive officers on October 20, 2018. Mr. Shang's salary is $8,300.

(10) On November 15, 2017, Ms. Baozhu Deng was appointed as President and a director of Baileqi Electronics. Mr.Deng's salary is $5,382.

(11) Mr. Zhang was appointed as President and a member of the board of directors of Shizhe New Energy on May 24, 2019. Shizhe New Energy is a wholly owned subsidiary of Well Best and an indirect wholly-owned subsidiary of the Company. Mr. Zhang’s salary is $0. The salary of his predecessor (Liang Zhang) has been $0.

(12) Mr. Xie was appointed as Secretary of the Company on January 7, 2020. Mr. Xie’s salary is $1,258.

(13) On January 22, 2019, the Board also appointed Jialin Liang, age 52, as a member of the Board. Mr. Liang’s salary is $17,143

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(14) On January 22, 2019, the Board also appointed Xuemei Jiang, as a member of the Board. Ms. Jiang salary is $15,714.

(15) On January 22, 2019, the Board appointed Bailiang Yang, age 54, as a director and Chairman of the Board. On April 25, 2019, Bailiang Yang resigned from his position as the Chairman of the Board and a director of the Company.Mr.Yang's Salary is $0.

(16) Mr. Song was appointed to serve as a member of the Board of Directors of the Company on May 16, 2018. Mr. Song’s salary is $0. On July 31, 2019, Mr. Song resigned as a member of the Board of Directors.

Narrative Disclosure to Summary Compensation Table

As of June 30, 2020 and 2019, none of Ionix Technology, Welly Surplus, and Well Best or its subsidiaries, had any compensatory plans or arrangements, including payments to be received from Ionix, Welly Surplus, Well Best or its subsidiaries with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, Well Best, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company, Well Best, or its subsidiaries.

Independent Directors Compensation Table

Name of Independent Director	Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Vincent Saviano (1)	2020	55,000	Nil	Nil	Nil	Nil	Nil	Nil	55,000
Yongsheng Fu (2)	2020	430	Nil	Nil	Nil	Nil	Nil	Nil	430
Zhenyu Wang (3)	2020	430	Nil	Nil	Nil	Nil	Nil	Nil	430
Qinghua Shi (4)	2020	430	Nil	Nil	Nil	Nil	Nil	Nil	430
Yongping Wang (5)	2020	860	Nil	Nil	Nil	Nil	Nil	Nil	860
Hui Zhang (6)	2020	2,473	Nil	Nil	Nil	Nil	Nil	Nil	2,473
Xiaolin Wei (7)	2020	-	Nil	Nil	Nil	Nil	Nil	Nil	-
Yanli Wang (8)	2020	-	Nil	Nil	Nil	Nil	Nil	Nil	-

Notes to Independent Director Compensation Table:

(1) On July 31, 2019, our Board appointed Anthony Vincent Saviano, age 51, as a director of the Board. Mr. Saviano resigned October 27, 2020.

(2) On July 31, 2019 our Board appointed Yongsheng Fu, age 65, as a director of the Board.

(3) On July 31, 2019 our Board appointed Zhenyu Wang, age 45, as a director of the Board.

(4) On July 31, 2019, our Board appointed Qinghua Shi, age 44, as a director of the Board. Mr. Shi resigned October 27, 2020

(5) On May 25, 2020, our Board appointed Yongping Wang, age 52, as a director of the Board.

(6) On July 31, 2019, our Board appointed Hui Zhang, age 54, as a director of the Board; On May 25, 2020, he resigned.

(7) On October 27, 2020, our Board appointed Xiaolin Wei, age 30, as a director of the Board.

(8) On October 27, 2020, our Board appointed Liyan Wang, age 30, as a director of the Board.

Outstanding Equity Awards

There are no equity awards outstanding as of June 30, 2020 for Ionix Technology, Welly Surplus, Well Best or its subsidiaries.

Stock Options/SAR Grants

During our fiscal year ended June 30, 2020 there were no options granted to our named officers or directors.

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Option Exercises

During our Fiscal year ended June 30, 2020 there were no options exercised by our named officers.

Compensation of Directors

As of June 30, 2020, an aggregate $61,797 in cash compensation was paid to directors for their service on our board of directors. We have an agreement with Mr. Saviano, dated July 29, 2019, for his services as a director for $5,000 a month for a term of one year or until his death, resignation, termination or removal. Other than the agreement with Mr. Saviano, we have no other agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of March 12, 2021, the number of shares of common stock that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Cheng Li(2)	0	0%
Yue Kou (3)	0	0%
Yang Yan(4)	0	0%
Yubao Liu (5)	29,109,000	17.90%
Jialin Liang (6)	9,500,000	5.84%
Xuemei Jiang (7)	5,500,000	3.38%
Anthony Saviano (8)	174,668	0.11%
Yongsheng Fu(9)	0	0%
Zhenyu Wang(10)	0	0%
Qinghua Shi(11)	0	0%
Yongping Wang(12)	500,000	0.31%
Xin Sui (13)	0	0%
Qingchun Yang (14)	0	0%
Yun Yang (15)	0	0%
Biao Shang (16)	1,560,000	0.96%
Baozhu Deng (17)	0	0%
Shikui Zhang (18)	60,000	0.04%
Long Xie (19)	100,000	0.06%
Xiaolin Wei (20)	0	0%
Liyan Wang (21)	0	0%
All executive officers and directors as a group (19 people)	46,503,668	28.60%

Beneficial Shareholders of Common Stock greater than 5%
Kan Yang (22)	7,600,000	4.67%

Beneficial Owners of Preferred Stock(1):	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Yubao Liu(5)	5,000,000	100%

(1) Applicable percentage of ownership is based on 162,582,058 shares of common stock outstanding on March 12, 2021 and 5,000,000 shares of Preferred Stock issued and outstanding on March 12, 2021. Percentage totals are calculated separately based on each class of capital stock. Each share of Preferred Stock entitles the holder to vote 100 shares of common stock; the Preferred Stock is not convertible into common stock. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of March 12, 2021, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 12, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Cheng Li is the CEO, Chairman, and a Director of the Company. Mr. Li’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

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(3) Yue Kou is the CFO of Ionix Technology. Ms. Kou’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(4) Yang Yan is the President and treasurer of Ionix Technology. Mr. Yan’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(5) Yubao Liu, is the Former CEO, and current Director of Ionix Technology. Mr. Liu’s ownership includes 100,000 directly and 29,009,000 indirectly through Shining Glory Investments Limited; additionally Mr. Liu is the beneficial owner of 5,000,000 shares of preferred stock which has the authority to vote a total of 500,000,000 common stock votes. Mr. Liu owns 0 shares issuable upon exercise of stock options. Mr. Liu is the sole officer and director of Shining Glory Investments Limited and has dispositive voting and investment control over the shares held by Shining Glory. Thus, in total, Shining Glory and its sole officer and director collectively owns an aggregate 86.15% of the total outstanding voting securities of the Company.

(6) Jialin Liang is the Director of the Company. Mr. Liang’s beneficial ownership includes 9,500,000 shares of common stock and 0 shares issuable upon the exercise of stock options.

(7) Xuemei Jiang is the Director of the Company. Ms. Jiang’s beneficial ownership includes 5,500,000 shares of common stock and 0 shares issuable upon the exercise of stock options.

(8) Anthony Saviano is a former Director of the Company; he resigned October 27, 2020. Mr. Saviano’s beneficial ownership includes 174,668 shares of common stock held indirectly through Infinity Fund II LLC and 0 shares issuable upon the exercise of stock options. Saviano has dispositive voting control over Infinity Fund II LLC.

 (9) Yongsheng Fu is the Director of the Company. Mr. Fu’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

 (10) Zhenyu Wang is the Director of the Company. Mr. Wang’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(11) Qinghua Shi is a former Director of the Company; he resigned October 27, 2020. Mr. Shi’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(12) Yongping Wang is the Director of the Company. Ms. Wang’s beneficial ownership includes 500,000 shares of common stock and 0 shares issuable upon the exercise of stock options.

(13) Xin Sui is President and Director of Welly Surplus International Limited, a wholly owned subsidiary of Ionix Technoloy. Mr. Sui’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(14) Qingchun Yang is the President and Director of Well Best, a wholly owned subsidiary of Ionix Technology. Mr. Yang’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(15) Yun Yang is the President and Director of Lisite Science Technology, an indirect wholly owned subsidiary of Ionix Technology. Mr. Yang’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(16) Biao Shang is the President and Director of Fangguan Photoelectric an indirect wholly owned subsidiary of Ionix Technology. Mr. Shang’s beneficial ownership includes 1,560,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(17) Baozhu Deng is the President and Director of Shenzhen Baileqi Electronic Technology Co., Ltd, an indirect wholly owned subsidiary of Ionix Technology. Ms. Deng’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(18) Shikui Zhang is the President and Director of Dalian Shizhe New Energy Technology Co., Ltd, a limited liability company formed under the laws of the PRC on June 28, 2018. Well Best is the sole shareholder of Shizhe New Energy. As a result, Shizhe New Energy is an indirect, wholly-owned subsidiary of the Company. Mr. Zhang’s beneficial ownership includes 60,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(19) Long Xie is the Secretary of Ionix Technology. Mr. Xie’s beneficial ownership includes 100,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

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(20) Xiaolin Wei is an independent board member of Ionix Technology as of October 27, 2020. Her beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(21) LiyanWang is an independent board member of Ionix Technology as of October 27, 2020. Her beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(22) Mr. Kan Yang’s beneficial ownership includes 7,600,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Certain Relationships and Related Transactions and Director Independence

Related Party Transactions

Purchase from related party

During the year ended June 30, 2020, the Company’s subsidiaries, Lisite Science and Baileqi Electronic, purchased $1,630,684 and $37,393 from Keenest and Shenzhen Baileqi S&T which were owned by the Company’s stockholders who own approximately 1.9% and 1.1% respectively of the Company’s outstanding common stock as of June 30, 2020. The amounts of $1,630,684 and $37,393 were included in the cost of revenue for the year ended June 30, 2020.

During the year ended June 30, 2019, the Company’s subsidiaries, Lisite Science and Baileqi Electronic, purchased $1,993,512 and $911,121 from Keenest and Shenzhen Baileqi S&T which were owned by the Company’s stockholders who own approximately 1.9% and 1.1% respectively of the Company’s outstanding common stock. The amounts of $1,993,512 and $911,156 were included in the cost of revenue for the year ended June 30, 2019.

During the years ended June 30, 2020 and 2019, the Company’s subsidiary, Changchun Fangguan Photoelectric Display Technology Co. Ltd ("Fangguan Photoelectric"), purchased $0 and $1,505,387 from Fangguan Electronics before Fangguan Electronics became a variable interest entity of the Company on December 27, 2018 . The president of Fangguan Electronics was the president and a member of the board of directors of Fangguan Photoelectric before he resigned and left Fangguan Photoelectric in October 2018. The amounts of $0 and $1,135,061 were included in the cost of revenue for the years ended June 30, 2020 and 2019.

Advances to suppliers - related parties

Lisite Science made advances of $357,577 and $269,498 to Keenest for future purchases as of June 30, 2020 and 2019, respectively.

Sales to related party and accounts receivable from related party

During the years ended June 30, 2020 and 2019, Baileqi Electronic sold materials of $713,008 and $671,606 respectively to Shenzhen Baileqi S&T. The traderelated balance receivable from Shenzhen Baileqi S&T was $0 and $340,026 as of June 30, 2020 and 2019, respectively.

During the year ended June 30, 2019, Fangguan Photoelectric sold products of $23,872 to Fangguan Electronics before Fangguan Electronics became a variable interest entity of the Company on December 27, 2018.

Lease from related party

Lisite Science leases office and warehouse space from Keenest, a related party, with annual rent of approximately $1,500 (RMB10,000) for one year until July 20, 2020. On July 20, 2020, Lisite Science further extended the lease with Keenest for one more year until July 20, 2021 with annual rent of approximately $1,500 (RMB10,000).

Baileqi Electronic leases office and warehouse space from Shenzhen Baileqi S&T, a related party, with monthly rent of approximately $2,500 (RMB17,525) and the lease period is from June 1, 2019 to May 31, 2020. On June 5, 2020, Baileqi Electronic further extended the lease with Shenzhen Baileqi S&T for one more year until May 31,2021 with monthly rent of approximately $2,500 (RMB17,525).

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Due to related parties

Due to related parties represents certain advances to the Company or its subsidiaries by related parties. The amounts are non-interest bearing, unsecured and due on demand.

			June 30, 2020	June 30, 2019

Ben Wong	(1)		$143,792	$143,792
Yubao Liu	(2)		102,938	498,769
Xin Sui	(3)		2,016	2,016
Baozhen Deng	(4)		9,437	3,900
Baozhu Deng	(5)		-	5,303
Jialin Liang	(6	)(13)	901,460	928,314
Xuemei Jiang	(7	)(12)	505,685	520,750
Liang Zhang	(8)		-	625
Zijian Yang	(9)		-	1,869
Shikui Zhang	(10)		28,528	-
Changyong Yang	(11)		23,063	-
			$1,716,919	$2,105,338

(1) Ben Wong was the controlling shareholder of Shinning Glory until April 20, 2017, which holds majority shares in Ionix Technology, Inc.

(2) Yubao Liu is the controlling shareholder of Shinning Glory since April 20, 2017, which holds majority shares in Ionix Technology, Inc. He is also a Director of the Company.

(3) Xin Sui is a member of the board of directors of Welly Surplus.

(4) Baozhen Deng is a stockholder of the Company, who owns approximately 1.1% of the Company’s outstanding common stock, and the owner of Shenzhen Baileqi S&T.

(5) Baozhu Deng is a relative of Baozhen Deng and director of Baileqi Electronic.

(6) Jialin Liang is a stockholder of the Company and the president, CEO, and director of Fangguan Electronics. He is also a Director of the Company.

(7) Xuemei Jiang is a stockholder of the Company and the vice president and director of Fangguan Electronics. She is also a Director of the Company.

(8) Liang Zhang is the legal representative of Shizhe New Energy until May 2019.

(9) Zijian Yang is the supervisor of Shizhe New Energy.

(10) Shikui Zhang is a stockholder of the Company and serves as the legal representative and general manager of Shizhe New Energy since May 2019.

(11) Changyong Yang is a stockholder of the Company, who owns approximately 1.9% of the Company’s outstanding common stock, and the owner of Keenest.

(12) The liability was assumed from the acquisition of Fangguan Electronics.

(13) The Company assumed liability of approximately $5.8 million (RMB39,581,883) from Jialin Liang during the acquisition of Fangguan Electronics. During the year ended June 30, 2019, approximately $4.4 million (RMB30,000,000) liability assumed was forgiven and converted to capital.

During the year ended June 30, 2020, Yubao Liu was refunded $46,312 by Welly Surplus and Well Best after netting off his advances to Well Best. In addition, Yubao Liu agreed to decrease his advances to Well Best of $349,519 (RMB2,474,417) to pay off the trade receivables due from Shenzhen Baileqi S&T to Baileqi Electronic on behalf of Shenzhen Baileqi S&T.

During the year ended June 30, 2020, Baileqi Electronic refunded $5,303 to Baozhu Deng and Baozhen Deng advanced $5,537 to Baileqi Electronic. Shizhe New Energy refunded $625 and $1,869 to Liang Zhang and Zijian Yang respectively. Shikui Zhang advanced $28,528 to Shizhe New Energy. Changyong Yang, a stockholder of the Company, advanced $23,063 to Lisite Science.

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During the year ended June 30, 2019, Yubao Liu advanced $428,311 to Well Best. Baileqi Electronic borrowed $5,303 from Baozhu Deng. In addition, Baozhen Deng refunded $7,585 to Baileqi Electronic. Liang Zhang and Zijian Yang advanced $625 and $1,869 to Shizhe New Energy, respectively. Fangguan Electronics refunded approximately $0.47 million (RMB3.2 million) to Jialin Liang

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;

•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Articles of Incorporation authorize us to issue one-hundred ninety-five million (195,000,000) shares of common stock, par value $0.0001.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, cumulative voting by any shareholder is expressly denied.

No Preemptive Rights

Preemptive rights shall not exist with respect to shares of Common Stock or securities convertible into shares of Common Stock of the Company.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock.

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Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized, and there were 5,000,000 shares of preferred stock issued and outstanding at March 12, 2021. Each share of Preferred Stock entitles the holder to vote 100 shares of common stock; the Preferred Stock is not convertible into common stock.

Warrants and Options

The Company has not issued any options.

In connection with the issuance of the $146,850 convertible promissory note on January 10, 2020, Labrys Fund, LP is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before January 10, 2025.

Holders

As of March 12, 2021 we have 162,582,058 issued and outstanding shares of Common Stock, which are held by 213 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

None

Transfer Agent and Registrar

Ionix Technology, Inc. has appointed VStock Transfer, LLC as its transfer agent. Signature’s address is 18 Lafayette Pl, Woodmere, NY 11598. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

Additional Information

We refer you to our Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated balance sheet as of years ended June 30, 2020 and 2019, and six months ended December 31, 2020 and the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows for the years ended June 30, 2020 and 2019, and six months ended December 31, 2020, are incorporated by reference in this prospectus and in the registration statement have been so included in reliance on the reports of Prager Metis CPAs, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The validity of the securities offered hereby has been passed upon for us by Lockett + Horwitz, a Professional Law Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement, those exhibits and schedules, and to the information incorporated by reference in this prospectus. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

72

IONIX TECHNOLOGY, INC.

F-1

IONIX TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2020	June 30, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$1,121,104	$1,285,373
Notes receivable	35,320	125,798
Accounts receivable	3,350,910	3,273,141
Inventory	3,565,448	3,263,850
Advances to suppliers - non-related parties	657,592	540,259
- related parties	429,264	357,577
Prepaid expenses and other current assets	370,150	320,296
Total Current Assets	9,529,788	9,166,294

Property, plant and equipment, net	7,001,152	6,573,937
Intangible assets, net	1,508,762	1,424,404
Deferred tax assets	47,778	20,743
Total Assets	$18,087,480	$17,185,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term bank loan	$1,681,906	$2,034,735
Accounts payable	2,455,750	2,637,792
Advance from customers	206,666	43,077
Promissory notes payable, net of debt discount and loan cost	186,714	-
Convertible notes payable, net of debt discount and loan cost	-	514,390
Derivative liability	-	276,266
Due to related parties	2,535,927	1,716,919
Accrued expenses and other current liabilities	55,099	359,577
Total Current Liabilities	7,122,062	7,582,756
Total Liabilities	7,122,062	7,582,756

COMMITMENT AND CONTINGENCIES

Stockholders’ Equity:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding	500	500
Common stock, $.0001 par value, 195,000,000 shares authorized, 155,582,058 and 114,174,265 shares issued and outstanding as of December 31, 2020 and June 30, 2020 respectively	15,558	11,417
Additional paid in capital	10,595,485	9,243,557
Retained earnings (accumulated deficit)	(626,226)	262,198
Accumulated other comprehensive income (loss)	538,140	(357,011)
Total Stockholders' Equity attributable to the Company	10,523,457	9,160,661
Noncontrolling interest	441,961	441,961
Total Stockholders’ Equity	10,965,418	9,602,622
Total Liabilities and Stockholders’ Equity	$18,087,480	$17,185,378

The accompanying notes are an integral part of these consolidated financial statements.

F-2

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenues (See Note 3 and Note 11 for related party amounts)	$2,982,883	$7,332,968	$5,941,348	$14,833,298

Cost of Revenues (See Note 11 for related party amounts)	2,588,055	6,270,572	5,269,444	12,343,676

Gross profit	394,828	1,062,396	671,904	2,489,622

Operating expenses
Selling, general and administrative expense	349,398	497,197	657,901	878,625
Research and development expense	131,055	284,028	277,240	506,851
Total operating expenses	480,453	781,225	935,141	1,385,476

Income (loss) from operations	(85,625)	281,171	(263,237)	1,104,146

Other income (expense):
Interest expense, net of interest income	(45,499)	(200,370)	(219,733)	(257,233)
Subsidy income	922	7,231	14,086	50,018
Change in fair value of derivative liability	(586,980)	115,563	(647,632)	131,452
Gain on extinguishment of debt	351,819	-	202,588	-
Total other expense	(279,738)	(77,576)	(650,691)	(75,763)

Income (loss) before income tax provision (benefit)	(365,363)	203,595	(913,928)	1,028,383
Income tax provision (benefit)	(9,245)	67,937	(25,504)	181,449
Net income (loss)	(356,118)	135,658	(888,424)	846,934

Other comprehensive income (loss)
Foreign currency translation adjustment	464,870	255,703	895,151	(161,082)
Comprehensive income	$108,752	$391,361	$6,727	$685,852

Earnings (Loss) Per Share - Basic and Diluted	$(0.00)	$0.00	$(0.01)	$0.01
Weighted average number of common shares outstanding - Basic and Diluted	128,017,085	114,003,000	121,402,466	114,003,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

	Preferred Stock		Common Stock		Additional	Retained Earnings	Accumulated Other
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	(Accumulated Deficit)	Comprehensive Income (loss)	Non-controlling interest	Total
Balance at June 30, 2020	5,000,000	$500	114,174,265	$11,417	$9,243,557	$262,198	$(357,011)	$441,961	$9,602,622

Issuance of common stock for conversion of convertible notes	-	-	2,326,652	233	390,768	-	-	-	391,001

Net loss	-	-	-	-	-	(532,306)	-	-	(532,306)

Foreign currency translation adjustment	-	-	-	-	-	-	430,281	-	430,281

Balance at September 30, 2020	5,000,000	500	116,500,917	11,650	9,634,325	(270,108)	73,270	441,961	9,891,598

Issuance of common stock for conversion of convertible notes	-	-	7,143,978	714	455,429	-	-	-	456,143

Issuance of common stock for exercise of warrants	-	-	1,500,000	150	66,878	-	-	-	67,028

Issuance of common stock as commitment shares for promissory note	-	-	1,567,164	157	67,903	-	-	-	68,060

Issuance of common stock for private placement	-	-	28,869,999	2,887	430,113	-	-	-	433,000

Settlement of warrants in relation to extinguishment of debt	-	-	-	-	(59,163)	-	-	-	(59,163)

Net loss	-	-	-	-	-	(356,118)	-	-	(356,118)

Foreign currency translation adjustment	-	-	-	-	-	-	464,870	-	464,870

Balance at December 31, 2020	5,000,000	$500	155,582,058	$15,558	$10,595,485	$(626,226)	$538,140	$441,961	$10,965,418

The accompanying notes are an integral part of these consolidated financial statements.

F-4

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (continued)

(Unaudited)

	Preferred Stock		Common Stock		Additional		Accumulated Other
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Retained Earnings	Comprehensive Income (loss)	Non-controlling interest	Total
Balance at June 30, 2019	5,000,000	$500	114,003,000	$11,400	$8,829,487	$539,866	$(45,840)	$441,961	$9,777,374

Stock warrants issued with convertible notes	-	-	-	-	20,022	-	-	-	20,022

Net income	-	-	-	-	-	711,276	-	-	711,276

Foreign currency translation adjustment	-	-	-	-	-	-	(416,785)	-	(416,785)

Balance at September 30, 2019	5,000,000	500	114,003,000	11,400	8,849,509	1,251,142	(462,625)	441,961	10,091,887

Stock warrants issued with convertible notes	-	-	-	-	84,613	-	-	-	84,613

Net income	-	-	-	-	-	135,658	-	-	135,658

Foreign currency translation adjustment	-	-	-	-	-	-	255,703	-	255,703

Balance at December 31, 2019	5,000,000	$500	114,003,000	$11,400	$8,934,122	$1,386,800	$(206,922)	$441,961	$10,567,861

The accompanying notes are an integral part of these consolidated financial statements.

F-5

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(888,424)	$846,934
Adjustments required to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	335,067	399,080
Deferred taxes	(24,322)	28,879
Change in fair value of derivative liability	647,632	(131,452)
Gain on extinguishment of debt	(202,588)	-
Non-cash interest	139,673	181,336
Changes in operating assets and liabilities:
Accounts receivable - non-related parties	184,522	(1,606,240)
Accounts receivable - related parties	-	(11,500)
Inventory	(31,178)	323,148
Advances to suppliers - non-related parties	(69,901)	37,082
Advances to suppliers - related parties	(40,530)	120,295
Prepaid expenses and other current assets	(22,753)	(161,718)
Accounts payable	(383,729)	729,495
Advance from customers	153,698	(8,120)
Accrued expenses and other current liabilities	(271,108)	(158,651)
Net cash provided by (used in) operating activities	(473,941)	588,568

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(190,623)	(190,675)
Acquisition of intangible assets	(2,339)	-
Net cash used in investing activities	(192,962)	(190,675)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes receivable	96,857	95,582
Proceeds from bank loans	1,408,992	-
Repayment of bank loans	(1,908,985)	-
Proceeds from issuance of convertible notes payable	-	585,190
Proceeds from issuance of promissory note	253,500	-
Proceeds from issuance of common stock for private placement	433,000	-
Repayment of convertible notes payable	(555,747)	-
Proceeds from loans from related parties	679,438	2,789
Net cash provided by financing activities	407,055	683,561

Effect of exchange rate changes on cash	95,579	(13,367)

Net increase (decrease) in cash and cash equivalents	(164,269)	1,068,087

Cash and cash equivalents, beginning of period	1,285,373	509,615

Cash and cash equivalents, end of period	$1,121,104	$1,577,702

Supplemental disclosure of cash flow information
Cash paid for income tax	$10,776	$102,167
Cash paid for interests	$66,972	$68,967

Non-cash investing and financing activities
Issuance of 9,470,630 shares of common stock for conversion of convertible notes	$847,144	$-
Issuance of 1,500,000 shares of common stock for exercise of warrants	$67,028	$-
Issuance of 1,567,164 shares of common stock as commitment shares for promissory note	$68,060	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

IONIX TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Ionix Technology, Inc. (the “Company” or “Ionix”), formerly known as Cambridge Projects Inc., is a Nevada corporation that was formed on March 11, 2011. By and through its wholly owned subsidiaries and an entity controlled through VIE agreements in China, the Company sells the high-end intelligent electronic equipment, which includes the portable power banks for electronic devices, LCM and LCD screens and provides IT and solution-oriented services in China.

Acquisition

On December 27, 2018, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Jialin Liang and Xuemei Jiang, each of whom are shareholders (the “Shareholders”) of Changchun Fangguan Electronics Technology Co., Ltd. (“Fangguan Electronics”). Pursuant to the terms of the Purchase Agreement, the Shareholders, who together own 95.14% of the ownership rights in Fangguan Electronics, agreed to execute and deliver the Business Operation Agreement, the Equity Interest Pledge Agreement, the Equity Interest Purchase Agreement, the Exclusive Technical Support Service Agreement (the “Services Agreement”) and the Power of Attorney, all together dated December 27, 2018 are referred to the “VIE Agreements”, to the Company in exchange for the issuance of an aggregate of 15,000,000 shares of the Company’s common stock, par value $.0001 per share, thereby causing Fangguan Electronics to become the Company’s variable interest entity. Together with VIE agreements, the Shareholders also agreed to convert shareholder loan of RMB 30 million (approximately $4.4 million) to capital and make cash contribution of RMB 9.7 million (approximately $1.4 million) to capital. The entirety of the transaction will hereafter be referred to as the “Transaction”. As a result of the Transaction, the Company is able to exert effective control over Fangguan Electronics and receive 100% of the net profits or net losses derived from the business operations of Fangguan Electronics. Fangguan Electronics manufactures and sells Liquid Crystal Module (" LCM") and LCD screens in China based in Changchun City, Jilin Province, People’s Republic of China. (See Note 4).

The Transaction was accounted for as a business combination using the acquisition method of accounting. The assets, liabilities and the operations of Fangguan Electronics subsequent to the Transaction date were included in the Company’s consolidated financial statements.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had an accumulated deficit of $626,226 as of December 31, 2020. The Company incurred loss from operation and did not generate sufficient cash flow from its operating activities for the six months ended December 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to rely on the proceeds from loans from both unrelated and related parties to provide the resources necessary to fund the development of the business plan and operations. The Company is also pursuing other revenue streams which could include strategic acquisitions or possible joint ventures of other business segments. However, no assurance can be given that the Company will be successful in raising additional capital.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of December 31, 2020 and the results of operations and cash flows for the periods ended December 31, 2020 and 2019. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three and six months ended December 31, 2020 are not necessarily indicative of the results to be expected for the entire year ending June 30, 2021 or for any subsequent periods. The balance sheet at June 30, 2020 has been derived from the audited consolidated financial statements at that date.

F-7

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These unaudited consolidated financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended June 30, 2020 as included in our Annual Report on Form 10-K as filed with the SEC on September 28, 2020.

Basis of consolidation

The consolidated financial statements include the accounts of Ionix, its wholly owned subsidiaries and an entity which the Company controls 95.14% and receives 100% of net income or net loss through VIE agreements. All significant inter-company balances and transactions have been eliminated upon consolidation.

Noncontrolling Interests

The Company follows FASB ASC Topic 810, “Consolidation,” governing the accounting for and reporting of noncontrolling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially-owned consolidated subsidiary be allocated to NCIs even when such allocation might result in a deficit balance.

The net income (loss) attributed to NCIs was separately designated in the accompanying statements of comprehensive income (loss). Losses attributable to NCIs in a subsidiary may exceed an NCI’s interests in the subsidiary’s equity. The excess attributable to NCIs is attributed to those interests. NCIs shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance. The Primary beneficiary receives 100% of the income and losses of the VIE as disclosed in Note 4, therefore no income or loss is allocated to NCI.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. The significant areas requiring the use of management estimates include, but are not limited to, the allowance for doubtful accounts receivable and advance to suppliers, the valuation of inventory, provision for staff benefit, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Cash and cash equivalents

Cash consists of cash on hand and cash in bank. Cash equivalents represent investment securities that are short-term, have high credit quality and are highly liquid. Cash equivalents are carried at fair market value and consist primarily of money market funds.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from shipment. Credit is extended based on evaluation of a customer's financial condition, the customer’s credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of each period, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions may be taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020 and June 30, 2020, the Company has accounts receivable balance from non-related party of $3,350,910 and $3,273,141, net of allowance for doubtful accounts of $151,121 and $139,609, respectively. No bad debt expense was recorded during the three and six months ended December 31, 2020 and 2019.

F-8

Inventories

Inventories consist of raw materials, working-in-process and finished goods. Inventories are valued at the lower of cost or net realizable value. We determine cost on the basis of the weighted average method. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are written down or written off. Although we believe that the assumptions we use to estimate inventory write-downs are reasonable, future changes in these assumptions could provide a significantly different result.

Advances to suppliers

Advances to suppliers represent prepayments for merchandise, which were purchased but had not been received. The balance of the advances to suppliers is reduced and reclassified to inventories when the raw materials are received and pass quality inspection.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and any impairment. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Repairs and maintenance costs are normally expensed as incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of comprehensive income (loss) in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets after taking into account their respective estimated residual value. The estimated useful life of the assets is as follows:

Buildings	10 – 20 years
Machinery and equipment	5 – 10 years
Office equipment	3 – 5 years
Automobiles	5 years

F-9

Intangible assets

Land use right is recorded as cost less accumulated amortization. Land use rights represent the prepayments for the use of the parcels of land in the PRC where the Company’s production facilities are located, and are charged to expense over their respective lease periods of 50 years. According to the laws of the PRC, the government owns all of the land in the PRC. Company or individuals are authorized to use the land only through land use rights granted by the PRC government for a certain period (usually 50 years).

Purchased intangible assets are recognized and measured at fair value upon acquisition. Intangible assets acquired separately and with finite useful lives are carried at costs less accumulated amortization and any accumulated impairment losses. Amortization for intangible assets with finite useful lives is provided on a straight-line basis over their estimated useful lives. Alternatively, intangible assets with indefinite useful lives are carried at cost less any subsequent accumulated impairment losses. The estimated useful lives of the intangible assets are as follows:

Land use right	50 years
Computer software	2-5 years

Gains or losses arising from derecognition of the intangible asset are measured at the difference between the net disposal proceeds and the carrying amount of the assets and are recognized in the statement of comprehensive income (loss) when the asset is disposed.

Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Revenue recognition

The Company adopted the new accounting standard, ASC 606, Revenue from Contracts with Customers, and all the related amendments (new revenue standard) to all contracts using the modified retrospective method beginning on July 1, 2018. The adoption did not result in an adjustment to the retained earnings as of June 30, 2018. The comparative information was not restated and continued to be reported under the accounting standards in effect for those periods. The adoption of the new revenue standard has no impact on either reported sales to customers or net earnings.

The Company estimates return based on historical results, taking into consideration the type of customers, the type of transactions and the specifics of each arrangement.

F-10

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Under these criteria, for revenues from sale of products, the Company generally recognizes revenue when its products are delivered to customers in accordance with the written sales terms. The control of the products is transferred to the customer upon receipt of goods by the customer. For service revenue, the Company recognizes revenue when services are performed and accepted by customers.

The following tables disaggregate our revenue by major source for the three and six months ended December 31, 2020 and 2019, respectively:

	For the Six Months Ended December 31,
	2020	2019
Sales of LCM and LCD screens - Non-related parties	$5,939,602	$12,030,911
Sales of LCM and LCD screens - Related parties	-	644,392
Sales of portable power banks	-	1,538,094
Service contracts	1,746	619,901
Total	$5,941,348	$14,833,298

	For the Three Months Ended December 31,
	2020	2019
Sales of LCM and LCD screens - Non-related parties	$2,982,577	$5,864,945
Sales of LCM and LCD screens - Related parties	-	330,435
Sales of portable power banks	-	910,391
Service contracts	306	227,197
Total	$2,982,883	$7,332,968

All the operating entities of the Company are domiciled in the PRC. All the Company’s revenues are derived in the PRC during the three and six months ended December 31, 2020 and 2019.

Cost of revenues

Cost of revenues includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expense and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenues.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, "Related Party Disclosures" and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC does not provide accounting or measurement guidance for such transactions, it requires their disclosure nonetheless.

F-11

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and discloses in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

As of December 31, 2020 and June 30, 2020, the Company did not have any significant unrecognized uncertain tax positions.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Comprehensive income (loss) for the periods presented includes net income (loss), change in unrealized gains (losses) on marketable securities classified as available-for-sale (net of tax), foreign currency translation adjustments, and share of change in other comprehensive income of equity investments one quarter in arrears.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on balance sheet and disclose key information about the leasing arrangements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.

The new standard is effective for us on July 1, 2019, with early adoption permitted. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company adopted the new standard on July 1, 2019 and use the effective date as our date of initial application. Consequently, financial information is not provided for the dates and periods before July 1, 2019. The new standard provides a number of optional expedients in transition. The Company elected the package of practical expedients which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs.

The new standard has no material effect on our consolidated financial statements as the Company does not have a lease with a term longer than 12 months as of December 31, 2020 (See Note 6).

Earnings (losses) per share

Basic earnings (losses) per share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings (losses) per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon exercise of stock options and warrants and conversion of convertible debt. Such potentially dilutive shares are excluded when the effect would be to reduce a net loss per share or increase a net income per share.

During the six months ended December 31, 2020 and 2019, the Company had outstanding convertible notes and warrants which represent 1,096,705 and 720,382 shares of commons stock respectively. These shares of common stock were excluded from the computation of diluted earnings per share since their effect would have been antidilutive.

During the three months ended December 31, 2020 and 2019, the Company had outstanding convertible notes and warrants which represent 11,675,729 and 720,382 shares of commons stock respectively. These shares of common stock were excluded from the computation of diluted earnings per share since their effect would have been antidilutive.

F-12

Foreign currencies translation

The reporting currency of the Company is the United States Dollar (“US$”). The Company’s subsidiaries in the People’s Republic of China (“PRC”) maintain their books and records in their local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Stockholders’ equity is translated at historical rates. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of comprehensive income (loss).

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:

	December 31, 2020	June 30, 2020

Balance sheet items, except for equity accounts	6.5402	7.0795

	Six Months Ended December 31,
	2020	2019

Items in statements of comprehensive income (loss) and cash flows	6.8099	6.9255

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, inventory, prepayments and other receivables, accounts payable, income tax payable, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The Company has the derivative liabilities measured at fair value on a recurring basis which are valued at level 3 measurement (See Note 14).

F-13

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 ("Contracts in Entity's Own Equity"). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

Fair Value Measurement. In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds and modifies certain disclosure requirements for fair value measurements. Under the guidance, public companies will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The guidance is effective for all entities for Calendar years beginning after December 15, 2019 and for interim periods within those Calendar years, but entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The Company is currently in the process of evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for public entities for Calendar years beginning after December 15, 2020 and interim periods within those Calendar years and all other entities for Calendar years beginning after December 15, 2021 and interim periods within those Calendar years, with early adoption permitted. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.

F-14

Risk factor

Due to the outbreak of the Coronavirus Disease 2019 (COVID-19) in the PRC, the Company’s operational and financial performance, has been affected by the epidemic during the six months ended December 31, 2020. The Company has been keeping continuous attention on the situation of the COVID-19, assessing and reacting actively to its impacts on the financial position and operating results of the Company as below:

•	During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from early February to mid-March of 2020, our financial condition and results of operations were adversely affected. Since the restarting of our operation near the end of March 2020, our financial performances had been recovering slowly but continuously. However, COVID-19 resurgence which occurred in October 2020 had caused one and off traffic restrictions and lockdowns and prolonged the economic contraction nationwide and disrupted our business operation.

•	During the outbreak of COVID-19 in China, the Chinese government responded with the package of support including tax-cut and financial assistance, we keep our continuous attention on the situation of the COVID-19, assess and react actively to its impacts on our future operating results or near-and-long-term financial condition. Up to the date of this report, the assessment is still in progress.

•	Since we restored our operation near the end of March 2020, even COVID-19 resurgence occurred in October 2020, we are of the view that COVID-19 would be under control in near future. We assessed that 1) COVID-19-related impacts on our cost of capital or access to capital and funding sources and our sources or uses of cash have been insignificant; 2) There is no material uncertainty about our ongoing ability to meet the covenants of our credit agreements; 3) No material liquidity deficiency has been identified and we do not expect to disclose or incur any material COVID-19-related contingencies;4) COVID-19-related impacts on the assets on our balance sheet or our ability to timely account for those assets have been insignificant; and 5) The possibilities for COVID-19 to trigger any material impairments, increases in allowances for credit losses, restructuring charges, other expenses, or changes in accounting judgments that have had or are reasonably likely to have a material impact on our financial statements are low. Looking forward, we keep our continuous attention on the situation of the COVID-19, assess and react actively to its impacts on issues mentioned above.

•	During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from early February to mid-March of 2020, COVID-19-related circumstances such as remote work arrangements adversely affected our ability to maintain operations. Since the lifting of the national shutdown order near the end of March 2020, our operations including financial reporting systems, internal control over financial reporting and disclosure controls and procedures have already resumed. Currently we keep our continuous attention on the situation of the COVID-19, assess and react actively to its impacts on our future business continuity plans or whether material resource constraints in implementing these plans. Up to the date of this report, the assessment is still in progress.

•

During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from early February to mid-March of 2020, the demands for our products or services were severely affected. Since the restarting of our operation near the end of March 2020, the demands had been rebounding slowly but continuously. However, COVID-19 resurgence which occurred in October 2020 had caused one and off traffic restrictions and lockdowns and put numerous business negotiations and sales contracts signing on hold. Notwithstanding the difficulty at the present, we are capable to take the blows on the product demands and are optimistic about an eventual recovery in demand to pre-pandemic levels.

•

During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from early February to mid-March of 2020, our supply chain or the methods used to distribute our products or services were severely affected. Since the lift of the national shutdown order near the end of March 2020, all of our supply chains or the methods had returned to normal gradually. However, COVID-19 resurgence which occurred in October 2020 had caused one and off traffic restrictions and lockdowns then inevitably made the adverse impacts on our supply chains. And COVID-19 highlights the need to transform our current supply chain models. We shall take the actions to respond to business disruption and supply chain challenges from the global spread of COVID-19 and looks ahead to the longer-term solution of digital supply networks.

F-15

NOTE 4 - VARIABLE INTEREST ENTITY

The VIE contractual arrangements

On December 27, 2018, the Company entered into VIE agreements with two shareholders of Fangguan Electronics to control 95.14% of the ownership rights and receive 100% of the net profit or net losses derived from the business operations of Fangguan Electronics. In exchange for VIE agreements and additional capital contribution, the Company issued 15 million shares of common stock to two shareholders of Fangguan Electronics. (See Note 1).

The transaction was accounted for as a business combination using the acquisition method of accounting. The assets, liabilities and the operations of Fangguan Electronics subsequent to the acquisition date were included in the Company’s consolidated financial statements.

Through power of attorney, equity interest purchase agreement, and equity interest pledge agreement, 95.14% of the voting rights of Fangguan Electronics’ shareholders have been transferred to the Company so that the Company has effective control over Fangguan Electronics and have the power to direct the activities of Fangguan Electronics that most significantly impact its economic performance.

Through business operation agreement with the shareholders of VIE, the Company shall direct the business operations of Fangguan Electronics, including, but not limited to, adopting corporate policy regarding daily operations, financial management, and employment, and appointment of directors and senior officers.

Through the exclusive technical support service agreement with the shareholders of VIE, the Company shall provide VIE with necessary technical support and assistance as the exclusive provider. And at the request of the Company, VIE shall pay the performance fee, the depreciation and the service fee to the Company. The performance fee shall be equivalent to 5% of the total revenue of VIE in any Calendar year. The depreciation amount on equipment shall be determined by accounting rules of China. The Company has the right to set and revise annually this service fee unilaterally with reference to the performance of VIE.

The service fee that the Company is entitled to earn shall be the total business incomes of the whole year minus performance fee and equipment depreciation. This agreement allows the Company to collect 100% of the net profits of the VIE. Except for technical support, the Company did not provide, nor does it intend to provide, any financial or other support either explicitly or implicitly during the periods presented to its variable interest entity.

If facts and circumstances change such that the conclusion to consolidate the VIE has changed, the Company shall disclose the primary factors that caused the change and the effect on the Company’s financial statements in the periods when the change occurs.

There are no restrictions on the consolidated VIE’s assets and on the settlement of its liabilities and all carrying amounts of VIE’s assets and liabilities are consolidated with the Company’s financial statements. In addition, the net income of Fangguan Electronics after Fangguan Electronics became the VIE of the Company is free of restrictions for payment of dividends to the shareholders of the Company.

Assets of Fangguan Electronics that are collateralized or pledged are not restricted to settle its own obligations. The creditors of Fangguan Electronics do not have recourse to the primary beneficiary’s general credit.

F-16

Risks associated with the VIE structure

The Company believes that the contractual arrangements with its VIE and respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and its VIE;
•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and its VIE;
•	limit the Company’s business expansion in China by way of entering into contractual arrangements;
•	impose fines or other requirements with which the Company’s PRC subsidiary and its VIE may not be able to comply;
•	require the Company or the Company’s PRC subsidiary and its VIE to restructure the relevant ownership structure or operations; or
•	restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its business through its VIE may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over its VIE and its respective shareholders and it may lose the ability to receive economic benefits from its VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and its VIE. There has been no change in facts and circumstances to consolidate the VIE. The following financial statement amounts and balances of its VIE were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	Balance as of December 31, 2020	Balance as of June 30, 2020
Cash and cash equivalents	$855,616	$1,266,426
Notes receivable	35,320	125,798
Accounts receivable - non-related parties	3,189,072	3,069,629
Inventory	3,017,700	2,639,839
Advances to suppliers - non-related parties	625,484	530,670
Prepaid expenses and other current assets	81,424	58,103
Total Current Assets	7,804,616	7,690,465

Property, plant and equipment, net	6,996,421	6,568,874
Intangible assets, net	1,508,762	1,424,404
Deferred tax assets	47,778	20,743
Total Assets	$16,357,577	$15,704,486

Short-term bank loan	$1,681,906	$2,034,735
Accounts payable	2,455,750	2,637,792
Advance from customers	30,967	27,501
Due to related parties	1,981,879	1,407,145
Accrued expenses and other current liabilities	4,923	61,856
Total Current Liabilities	6,155,425	6,169,029
Total Liabilities	$6,155,425	$6,169,029

F-17

NOTE 5 - INVENTORIES

Inventories are stated at the lower of cost (determined using the weighted average cost) or net realizable value. Inventories consist of the following:

	December 31, 2020	June 30, 2020
Raw materials	$633,073	$666,981
Work-in-process	960,245	500,331
Finished goods	1,972,130	2,096,538
Total Inventories	$3,565,448	$3,263,850

The Company recorded no inventory markdown for the three and six months ended December 31, 2020 and 2019.

NOTE 6 - OPERATING LEASE

For the six months ended December 31, 2020, the Company had two real estate operating leases for office, warehouses and manufacturing facilities under the terms of one year.

Lisite Science Technology (Shenzhen) Co., Ltd ("Lisite Science") leases office and warehouse space from Shenzhen Keenest Technology Co., Ltd. (“Keenest”), a related party, with annual rent of approximately $1,500 (RMB10,000) for one year until July 20, 2020. On July 20, 2020, Lisite Science further extended the lease with Keenest for one more year until July 20, 2021 with annual rent of approximately $1,500 (RMB10,000). (See Note 11).

Shenzhen Baileqi Electronic Technology Co., Ltd. ("Baileqi Electronic") leases office and warehouse space from Shenzhen Baileqi Science and Technology Co., Ltd. (“Shenzhen Baileqi S&T”), a related party, with monthly rent of approximately $2,500 (RMB17,525) and the lease period is from June 1, 2019 to May 31, 2020. On June 5, 2020, Baileqi Electronic further extended the lease with Shenzhen Baileqi S&T for one more year until May 31, 2021 with monthly rent of approximately $2,500 (RMB17,525). (See Note 11).

The Company made an accounting policy election not to recognize lease assets and liabilities for the leases listed above as all lease terms are 12 months or shorter.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment were as follows:

	December 31, 2020	June 30, 2020

Buildings	$5,011,200	$4,601,685
Machinery and equipment	3,222,821	2,822,686
Office equipment	73,665	67,091
Automobiles	106,999	98,848
Subtotal	8,414,685	7,590,310
Less: Accumulated depreciation	(1,413,533)	(1,016,373)
Property, plant and equipment, net	$7,001,152	$6,573,937

Depreciation expense related to property, plant and equipment was $300,941 and $384,408 for the six months ended December 31, 2020 and 2019, respectively.

Depreciation expense related to property, plant and equipment was $135,731 and $183,340 for the three months ended December 31, 2020 and 2019, respectively.

As of December 31, 2020 and June 30, 2020, buildings were pledged as collateral for bank loans (See Note 9).

F-18

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	December 31, 2020	June 30, 2020

Land use right	$1,561,400	$1,442,456
Computer software	29,539	25,039
Subtotal	1,590,939	1,467,495
Less: Accumulated amortization	(82,177)	(43,091)
Intangible assets, net	$1,508,762	$1,424,404

Amortization expense related to intangible assets was $34,126 and $14,672 for the six months ended December 31, 2020 and 2019, respectively.

Amortization expense related to intangible assets was $26,810 and $7,426 for the three months ended December 31, 2020 and 2019, respectively.

Fangguan Electronics acquired the land use right from the local government in August 2012 which expires on August 15, 2062. As of December 31, 2020 and June 30, 2020, land use right was pledged as collateral for bank loans (See Note 9).

NOTE 9 – SHORT-TERM BANK LOAN

The Company’s short-term bank loans consist of the following:

		December 31, 2020	June 30, 2020
Loan payable to Industrial Bank, due November 2020	(1)	$-	$1,836,288
Loan payable to Industrial Bank, due May 2021	(2)	167,080	154,353
Loan payable to Industrial Bank, due June 2021	(2)	47,730	44,094
Loan payable to Industrial Bank, due August 2021	(3)	549,692	-
Loan payable to Industrial Bank, due March 2021	(3)	458,702	-
Loan payable to Industrial Bank, due June 2021	(4)	458,702	-
Total		$1,681,906	$2,034,735

(1)	On November 19, 2019, Fangguan Electronics entered into a short-term loan agreement with Industrial Bank to borrow approximately US$2.6 million (RMB 18 million) for a year until November 18, 2020 with annual interest rate of 5.22%. The borrowing was collateralized by the Company’s buildings and land use right. In addition, the borrowing was guaranteed by the Company’s shareholder and CEO of Fangguan Electronics, Mr. Jialin Liang, and his wife Ms. Dongjiao Su. On May 20, 2020, Fangguan Electronics partially repaid this bank loan of approximately US$706,000 (RMB5,000,000). On August 28, 2020 and September 21, 2020, Fangguan Electronics further partially repaid this bank loan of approximately US$441,000 (RMB3,000,000) and US$734,000 (RMB5,000,000) respectively. On November 18, 2020, Fangguan Electronics repaid the remaining balance in full of this bank loan of approximately US$764,500 (RMB5,000,000).

(2)	During May and Jun 2020, Fangguan Electronics issued two one-year commercial acceptance bills with amounts of approximately US$167,000 (RMB1,092,743) and US$48,000 (RMB312,161) and maturity dates at May 21, 2021 and June 11, 2021 respectively. On May 22, 2020 and June 16, 2020, the two commercial acceptance bills were discounted with Industrial Bank at an interest rate of 3.85% and the balance of the two commercial acceptance bills converted to bank loans with Industrial Bank based on a mutual agreement from both parties. This loan was also secured by the same collateral as the above RMB18 million loan under the same bank.

(3)	During August 2020, Fangguan Electronics issued a one-year commercial acceptance bill with amount of approximately US$550,000 (RMB3,595,096) and maturity date at August 6, 2021. During September 2020, Fangguan Electronics issued a six-month commercial acceptance bill with amount of approximately US$459,000 (RMB3,000,000) and maturity date at March 9, 2021. On August 11, 2020 and September 10, 2020, the two commercial acceptance bills were discounted with Industrial Bank at an interest rate of 3.80% and the balance of the two commercial acceptance bills converted to bank loans with Industrial Bank based on a mutual agreement from both parties. This loan was also secured by the same collateral as the above RMB18 million loan under the same bank.

F-19

(4)	During December 2020, Fangguan Electronics issued a six-month commercial acceptance bill with amount of approximately US$459,000 (RMB3,000,000) and maturity date at June 4, 2021. On December 7, 2020, the commercial acceptance bill was discounted with Industrial Bank at an interest rate of 3.85% and the balance of the commercial acceptance bill converted to bank loan with Industrial Bank based on a mutual agreement from both parties. This loan was also secured by the same collateral as the above RMB18 million loan under the same bank.

NOTE 10 - STOCKHOLDERS' EQUITY

Stock Issued for Conversion of Convertible Debt

During the six months ended December 31, 2020, the Company issued a total of 9,470,630 shares of common stock for the conversion of debt in the principal amount of $273,200 together with all accrued and unpaid interest, according to the conditions of the convertible notes. All these conversions resulted in a total loss on extinguishment of debt of $256,639 for the six months ended December 31, 2020. The remaining principal balance due under convertible notes after these conversions and other debt settlements (See Note 14) is zero.

Stock Issued for Exercise of Warrants

On December 21, 2020, the Company issued a total of 1,500,000 shares of common stock to FirstFire Global Opportunities Fund, LLC for the exercise of warrants in full, according to the conditions of the convertible note dated as September 11, 2019. The exercise of warrants resulted in a loss of $67,028 for the six months ended December 31, 2020. (See Note 14)

Stock Issued for Private Placement

In December 2020, the Company issued a total of 28,869,999 shares of common stock to nine individual subscribers for an aggregate purchase price of $433,000 at $0.015 per share, according to the conditions of the subscription agreements signed between the Company and subscribers.

Stock Issued as Commitment Shares for Promissory Note

On December 21, 2020, the Company issued a self-amortization promissory note to Labrys Fund, L.P in the aggregate principal amount of $300,000. The promissory note is due on or before December 21, 2021 and bears an interest rate of five percent (5%) per annum. The note is not convertible unless in default, as defined in the agreement. The Company agreed to reserve 7,052,239 shares of its common stock for issuance if any debt is converted.

On December 31, 2020, the Company issued 447,762 shares of common stock (the “First Commitment Shares”) and 1,119,402 shares of common stock (the “Second Commitment Shares”) related to the promissory note as a commitment fee. The Second Commitment Shares must be returned to the Company’s treasury if the promissory note is fully repaid and satisfied on or prior to the maturity date. The Company recorded the First Commitment Shares as debt discount valued at $68,060 based on the quoted market price at issue date and amortized over the term of the promissory note. The Company recorded the Second Commitment Shares at par for the six months ended December 31, 2020. (See Note 15)

F-20

NOTE 11 - RELATED PARTY TRANSACTIONS AND BALANCES

Purchase from related party

During the six months ended December 31, 2019, the Company purchased $1,464,537 and $37,495 from Keenest and Shenzhen Baileqi S&T which were owned by the Company’s stockholders who own approximately 1.4% and 0.8% respectively of the Company’s outstanding common stock. The amount of $1,464,537 and $37,495 were included in the cost of revenue for the six months ended December 31, 2019.

During the three months ended December 31, 2019, the Company purchased $880,773 and $0 from Keenest and Shenzhen Baileqi S&T which were owned by the Company’s stockholders who own approximately 1.4% and 0.8% respectively of the Company’s outstanding common stock. The amounts of $880,773 and $0 were included in the cost of revenue for the three months ended December 31, 2019.

Advances to suppliers - related parties

Lisite Science made advances of $429,264 and $357,577 to Keenest for future purchases as of December 31, 2020 and June 30, 2020, respectively.

Sales to related party

During the six months ended December 31, 2020 and 2019, Baileqi Electronic sold materials of $0 and $644,392 respectively to Shenzhen Baileqi S&T.

During the three months ended December 31, 2020 and 2019, Baileqi Electronic sold materials of $0 and $330,435 respectively to Shenzhen Baileqi S&T.

Lease from related party

Lisite Science leases office and warehouse space from Keenest, a related party, with annual rent of approximately $1,500 (RMB10,000) for one year until July 20, 2020. On July 20, 2020, Lisite Science further extended the lease with Keenest for one more year until July 20, 2021 with annual rent of approximately $1,500 (RMB10,000). (See Note 6).

Baileqi Electronic leases office and warehouse space from Shenzhen Baileqi S&T, a related party, with monthly rent of approximately $2,500 (RMB17,525) and the lease period is from June 1, 2019 to May 31, 2020. On June 5, 2020, Baileqi Electronic further extended the lease with Shenzhen Baileqi S&T for one more year until May 31, 2021 with monthly rent of approximately $2,500 (RMB17,525). (See Note 6).

F-21

Due to related parties

Due to related parties represents certain advances to the Company or its subsidiaries by related parties. The amounts are non-interest bearing, unsecured and due on demand.

		December 31, 2020	June 30, 2020

Ben Wong	(1)	$143,792	$143,792
Yubao Liu	(2)	333,628	102,938
Xin Sui	(3)	2,016	2,016
Baozhen Deng	(4)	(488)	9,437
Jialin Liang	(5)(10)	1,434,495	901,460
Xuemei Jiang	(6)(9)	547,384	505,685
Shikui Zhang	(7)	45,854	28,528
Changyong Yang	(8)	29,246	23,063
		$2,535,927	$1,716,919

(1) Ben Wong was the controlling shareholder of Shinning Glory until April 20, 2017, which holds majority shares in Ionix Technology, Inc.

(2) Yubao Liu is the controlling shareholder of Shinning Glory since April 20, 2017, which holds majority shares in Ionix Technology, Inc.

(3) Xin Sui is a member of the board of directors of Welly Surplus.

(4) Baozhen Deng is a stockholder of the Company, who owns approximately 0.8% of the Company’s outstanding common stock, and the owner of Shenzhen Baileqi S&T.

(5) Jialin Liang is a stockholder of the Company and the president, CEO, and director of Fangguan Electronics.

(6) Xuemei Jiang is a stockholder of the Company and the vice president and director of Fangguan Electronics.

(7) Shikui Zhang is a stockholder of the Company and serves as the legal representative and general manager of Shizhe New Energy since May 2019.

(8) Changyong Yang is a stockholder of the Company, who owns approximately 1.4% of the Company’s outstanding common stock, and the owner of Keenest.

(9) The liability was assumed from the acquisition of Fangguan Electronics.

(10) The Company assumed liability of approximately $5.8 million (RMB39,581,883) from Jialin Liang during the acquisition of Fangguan Electronics. During the year ended June 30, 2019, approximately $4.4 million (RMB30,000,000) liability assumed was forgiven and converted to capital.

During the six months ended December 31, 2020, Yubao Liu advanced $503,475 to Well Best after netting off the refund paid to him. In addition, Yubao Liu agreed to decrease his advances to Well Best of $272,785 (RMB1,784,069) to pay off the loan receivables due from Shenzhen Baileqi S&T to Baileqi Electronic on behalf of Shenzhen Baileqi S&T.

During the six months ended December 31, 2020, Baileqi Electronic refunded $9,925 to Baozhen Deng. Shikui Zhang advanced approximately $14,000 to Shizhe New Energy. Changyong Yang, a stockholder of the Company, advanced approximately $4,000 to Lisite Science.

On September 23, 2020, Jialin Liang entered into a short-term loan agreement with Bank of Communications to borrow an individual loan of approximately US$441,000 (RMB 3 million) for one year with annual interest rate of 3.85%. The borrowing was guaranteed by Fangguan Electronics. Pursuant to the loan agreement, the proceed from the bank loan could only be used in the operation of Fangguan Electronics. On September 23, 2020, Jialin Liang advanced all of the proceeds from this bank loan to Fangguan Electronics.

During the six months ended December 31, 2019, Yubao Liu was refunded of $9,028 by Welly Surplus after netting off his advances to Well Best. Baileqi Electronic refunded $5,303 to Baozhu Deng, a relative of the stockholder Baozhen Deng, and Baozhen Deng advanced $2,810 to Baileqi Electronic. Shizhe New Energy refunded $625 and $1,869 to Liang Zhang and Zijian Yang respectively, who were the officers of Shizhe New Energy at the time. Shikui Zhang advanced $16,548 to Shizhe New Energy.

F-22

NOTE 12 – CONCENTRATION

Major customers

Customers who accounted for 10% or more of the Company’s revenues (goods sold and services) and its outstanding balance of accounts receivable are presented as follows:

	For the Six Months Ended December 31, 2020		As of December 31, 2020
	Revenue	Percentage of total revenue	Accounts receivable	Percentage of total accounts receivable

Customer A	$1,053,587	18%	$276,004	8%
Customer B	867,393	15%	29,501	1%
Total	$1,920,980	33%	$305,505	9%

	For the Six Months Ended December 31, 2019		As of December 31, 2019
	Revenue	Percentage of total revenue	Accounts receivable	Percentage of total accounts receivable

Customer A	$1,732,012	12%	$-	-%
Total	$1,732,012	12%	$-	-%

	For the Three Months Ended December 31, 2020		As of December 31, 2020
	Revenue	Percentage of total revenue	Accounts receivable	Percentage of total accounts receivable

Customer A	$419,600	14%	$276,004	8%
Customer B	580,436	19%	29,501	1%
Customer C	312,594	10%	144,581	4%
Total	$1,312,630	43%	$450,086	13%

	For the Three Months Ended December 31, 2019		As of December 31, 2019
	Revenue	Percentage of total revenue	Accounts receivable	Percentage of total accounts receivable

Customer A	$871,138	12%	$-	-%
Customer B	773,138	11%	-	-%
Customer C	851,841	12%	-	-%
Total	$2,496,117	35%	$-	-%

Primarily all customers are located in the PRC.

F-23

Major suppliers

The suppliers who accounted for 10% or more of the Company’s total purchases (materials and services) and its outstanding balance of accounts payable are presented as follows:

	For the Six Months Ended December 31, 2020		As of December 31, 2020
	Purchase	Percentage of total purchase	Accounts payable	Percentage of total accounts payable

Supplier A	$743,919	15%	$-	-%
Supplier B	524,926	10%	293,821	12%
Total	$1,268,845	25%	$293,821	12%

	For the Six Months Ended December 31, 2019		As of December 31, 2019
	Purchase	Percentage of total purchase	Accounts payable	Percentage of total accounts payable

Supplier A - related party	$1,464,537	13%	$-	-%
Supplier B	2,168,109	19%	126,261	4%
Total	$3,632,646	32%	$126,261	4%

	For the Three Months Ended December 31, 2020		As of December 31, 2020
	Purchase	Percentage of total purchase	Accounts payable	Percentage of total accounts payable

Supplier A	$448,321	17%	$-	-%
Total	$448,321	17%	$-	-%

	For the Three Months Ended December 31, 2019		As of December 31, 2019
	Purchase	Percentage of total purchase	Accounts payable	Percentage of total accounts payable

Supplier A - related party	$880,773	15%	$-	-%
Supplier B	1,056,219	17%	126,261	4%
Total	$1,936,992	32%	$126,261	4%

All suppliers of the Company are located in the PRC.

F-24

NOTE 13 - INCOME TAXES

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in United States of America, Hong Kong and the PRC that are subject to taxes in the jurisdictions in which they operate.

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of United States of America and subject to the corporate tax rate of 21% on its taxable income.

For the three and six months ended December 31, 2020 and 2019, the Company did not generate income in United States of America and no provision for income tax was made. Under normal circumstances, the Internal Revenue Service is authorized to audit income tax returns during a three-year period after the returns are filed.  In unusual circumstances, the period may be longer.  Tax returns for the years ended June 30, 2016 and after were still open to audit as of December 31, 2020.

Hong Kong

The Company’s subsidiaries, Well Best and Welly Surplus, are registered in Hong Kong and subject to income tax rate of 16.5%. For the three and six months ended December 31, 2020 and 2019, there is no assessable income chargeable to profit tax in Hong Kong.

The PRC

The Company’s subsidiaries in China are subject to a unified income tax rate of 25%. Fangguan Electronics was certified as high-tech enterprises for three calendar years from 2016 to 2019 and is taxed at a unified income tax rate of 15%. Fangguan Electronics has renewed the high-tech enterprise certificate which granted it the tax rate of 15% for the three whole calendar years of 2019 to 2021.

The reconciliation of income tax expense (benefit) at the U.S. statutory rate of 21% to the Company's effective tax rate is as follows:

	For the Six Months Ended December 31,
	2020	2019

Tax (benefit) at U.S. statutory rate	$(191,925)	$215,961
Tax rate difference between foreign operations and U.S.	19,747	(105,068)
Change in valuation allowance	106,869	76,612
Permanent difference	39,805	(6,056)
Effective tax (benefit)	$(25,504)	$181,449

The provisions for income taxes (benefits) are summarized as follows:

	For the Six Months Ended December 31,
	2020	2019
Current	$(1,182)	$152,570
Deferred	(24,322)	28,879
Total	$(25,504)	$181,449

F-25

As of December 31, 2020, the Company has approximately $3,044,000 net operating loss carryforwards available in the U.S., Hong Kong and China to reduce future taxable income which will begin to expire from 2035. It is more likely than not that the deferred tax assets resulted from net operating loss carryforward cannot be utilized in the future because there will not be significant future earnings from the entities which generated the net operating loss. Therefore, the Company recorded a full valuation allowance on its deferred tax assets resulted from net operating loss carryforward as of December 31, 2020.

On December 22, 2017, the “Tax Cuts and Jobs Act” (“The 2017 Tax Act”) was enacted in the United States. Under the provisions of the Act, the U.S. corporate tax rate decreased from 34% to 21%. Accordingly, the Company has re-measured its deferred tax assets on net operating loss carry forwards in the U.S at the lower enacted cooperated tax rate of 21%. However, this re-measurement has no effect on the Company’s income tax expenses as the Company has provided a 100% valuation allowance on its deferred tax assets previously.

Additionally, the 2017 Tax Act implemented a modified territorial tax system and imposing a tax on previously untaxed accumulated earnings and profits (“E&P”) of foreign subsidiaries (the “Toll Charge”). The Toll Charge is based in part on the amount of E&P held in cash and other specific assets as of December 31, 2017. The Toll Charge can be paid over an eight-year period, starting in 2018, and will not accrue interest. The 2017 Tax Act also imposed a global intangible low-taxed income tax (“GILTI”), which is a new tax on certain off-shore earnings at an effective rate of 10.5% for tax years beginning after December 31, 2017 (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits.

The Company has determined that this one-time Toll Charge has no effect on the Company’s income tax expenses as the Company has no undistributed foreign earnings at either of the two testing dates of November 2, 2017 and December 31, 2017.

For purposes of the inclusion of GILTI, the Company determined that the Company did not have tax liabilities resulting from GILTI for the three and six months ended December 31, 2020 and 2019 due to net operating loss carryforwards available in the U.S. Therefore, there was no accrual of GILTI liability as of December 31, 2020 and June 30, 2020.

The extent of the Company’s operations involves dealing with uncertainties and judgments in the application of complex tax regulations in a multitude of jurisdictions. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions and resolution of disputes arising from federal, state and international tax audits. The Company recognizes potential liabilities and records tax liabilities for anticipated tax audit issues in the United States and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due.

F-26

NOTE 14 - CONVERTIBLE DEBT

Convertible notes

Convertible notes payable balance was zero as of December 31, 2020.

As of June 30, 2020, convertible notes payable consists of:

		Note Balance	Debt discount	Carrying Value

Power Up Lending Group Ltd	(1)	$39,000	$(1,953)	$37,047
Firstfire Global Opportunities Fund LLC	(2)	165,000	(32,909)	132,091
Power Up Lending Group Ltd	(3)	53,000	(13,995)	39,005
Crown Bridge Partners	(4)	51,384	(15,095)	36,289
Morningview Financial LLC	(5)	165,000	(64,416)	100,584
BHP Capital NY	(6)	91,789	-	91,789
Labrys Fund, LP	(7)	146,850	(69,265)	77,585
Total		$712,023	$(197,633)	$514,390

(1)	On July 25, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $103,000 and received $94,840 in cash on August 1, 2019 after deducting legal fees and other costs. The convertible note bears interest rate at 6% per annum and due on July 25, 2020. The convertible note can be converted into shares of the Company’s common stock at 65% of the average of the two lowest trading prices during the fifteen trading day prior to the conversion date.

During the six months ended December 31, 2020, Power Up Lending Group Ltd elected to convert $39,000 of the principal amount together with $4,916 of accrued and unpaid interest of the convertible notes into 264,970 shares of the Company’s common stock. The conversion resulted in a loss on extinguishment of debt of $32,778. (See Note 10)

The remaining principal balance due under this convertible note after all conversions is zero as of December 31, 2020.

(2)	On September 11, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund LLC to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $165,000 and received $143,500 in cash on September 18, 2019 after deducting an original issue discount in the amount of $15,000 (the “OID”), legal fees and other costs. The convertible note bears interest rate at 5% per annum and payable in one year. Conversion price shall be equal to the lower of (i) $2.00 or (ii) 75% multiplied by the lowest traded price of the common stock during the twenty consecutive trading day period immediately preceding the date of the respective conversion.

During the six months ended December 31, 2020, Firstfire Global Opportunities Fund LLC elected to convert $68,850 of the principal amount of the convertible notes into 4,125,000 shares of the Company’s common stock. The conversion resulted in a loss on extinguishment of debt of $67,512 (See Note 10).

After the foregoing conversions, on November 12, 2020, the Company paid Firstfire Global Opportunities Fund LLC, the holder of the Company’s convertible debt an aggregate of $130,500 in order to terminate their convertible note dated September 11, 2019, including all accrued and unpaid interest. The payment was made by Yubao Liu on behalf of the Company and the note holder confirmed this full settlement on November 13, 2020. The debt settlement resulted in a gain on extinguishment of debt of $94,928.

The remaining principal balance due under this convertible note after all conversions and settlement is zero as of December 31, 2020.

(3)	On November 4, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $53,000 and received $47,350 in cash on November 12, 2019 after deducting legal fees and other costs. The convertible note bears interest rate at 6% per annum and due on November 4, 2020. The convertible note can be converted into shares of the Company’s common stock at 65% of the average of the two lowest trading prices during the fifteen trading day prior to the conversion date.

On September 16, 2020, the Company entered into a Note Settlement Agreement with Power Up Lending Group Ltd., the holder of the Company’s convertible debt. The Note Settlement Agreement terminated their convertible note dated November 4, 2019, including all accrued and unpaid interest, after the Company paid an aggregate of $75,000 on September 16, 2020. The debt settlement resulted in a gain on extinguishment of debt of $15,346.

F-27

(4)	On November 12, 2019, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount sum up to $165,000 with a purchase price sum up to $156,750. During November 2019, First Tranche of the agreement was executed in the principal amount of $55,000 and the Company received $50,750 in cash on November 15, 2019 after deducting an OID in the amount of $2,750, legal fees and other costs. The convertible note bears interest rate at 5% per annum and due on November 12, 2020. The convertible note can be converted into shares of the Company’s common stock at 75% multiplied by the lowest traded price of the common stock during the twenty consecutive trading day period immediately preceding the date of the respective conversion.

On October 16, 2020, the Company issued a total of 500,000 shares of common stock to Crown Bridge Partners, LLC for the conversion of debt in the principal amount of $3,500 according to the conditions of the convertible note dated as November 12, 2019. The conversion resulted in a loss on extinguishment of debt of $22,424. (See Note 10)

After the foregoing conversions, on December 7, 2020, the Company paid Crown Bridge Partners, LLC, the holder of the Company’s convertible debt an aggregate of $82,500 in order to terminate their convertible note dated November 12, 2019, including all accrued and unpaid interest. Among the total, payment of $60,000 was made by Yubao Liu on behalf of the Company while the remaining payment of $22,500 was made directly by the Company. The note holder confirmed this full settlement on December 10, 2020. The debt settlement resulted in a gain on extinguishment of debt of $206,377.

The remaining principal balance due under this convertible note after all conversions and settlement is zero as of December 31, 2020.

(5)	On November 20, 2019, the Company entered into a Securities Purchase Agreement with Morningview Financial, LLC to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $165,000 and received $153,250 in cash on November 22, 2019 after deducting an OID in the amount of $8,250, legal fees and other costs. The convertible note bears interest rate at 5% per annum and due on November 20, 2020. Conversion price shall be equal to the lower of (i) $2.00 or (ii) 75% multiplied by the lowest traded price of the common stock during the twenty consecutive trading day period immediately preceding the date of the respective conversion.

On September 24, 2020, Morningview Financial, LLC elected to convert $15,000 of the principal amount of the convertible notes into 568,182 shares of the Company’s common stock. The conversion resulted in a loss on extinguishment of debt of $5,907. (See Note 10)

After the foregoing conversions, on November 12, 2020, the Company paid Morningview Financial, LLC, the holder of the Company’s convertible debt an aggregate of $175,000 in order to terminate their convertible note dated November 20, 2019, including all accrued and unpaid interest. The payment was made by Yubao Liu on behalf of the Company and the note holder confirmed this full settlement on November 14, 2020. The debt settlement resulted in a gain on extinguishment of debt of $209,604.

The remaining principal balance due under this convertible note after all conversions and settlement is zero as of December 31, 2020.

(6)	On December 3, 2019, the Company entered into a Securities Purchase Agreement with BHP Capital NY, Inc to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $102,900 and received $95,500 in cash on December 13, 2019 after deducting and OID in the amount of $4,900, legal fees and other costs. The convertible note bears interest rate at 5% per annum and due on December 3, 2020. The convertible note can be converted into shares of the Company’s common stock at 75% of the average of the two lowest trading prices during the fifteen trading day prior to the conversion date.

On April 14, 2020, the Company entered into an Amendment to Securities Purchase Agreement with BHP Capital NY, Inc dated on December 3, 2019. The Company agreed to pay off this note holder in 6 installments of $23,186.79 each, with an aggregate amount of $139,121 (including principal of $137,114 and interest of $2,007). The repayment resulted in a loss on extinguishment of debt of $4,703, which was included in other income and expense in the consolidated statement of comprehensive income (loss) for the year ended June 30, 2020.

In May and June 2020, the Company paid two installments totaling $46,373 (including principal of $45,325 and interest of $1,048) and note payable balance decreased to $91,789 as of June 30, 2020. During the period from July to September 2020, the Company continued to pay 4 installments of an aggregate amount of $92,748 (including principal of $91,789 and interest of $959).

As of the date of this report, the Company has made total six installments payment of an aggregate amount of $139,121 (including principal of $137,114 and interest of $2,007). The note payable balance decreased to zero as of December 31, 2020.

F-28

(7)	On January 10, 2020, the Company entered into a convertible promissory note with Labrys Fund, LP to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $146,850 and received $137,000 in cash on January 13, 2020 after deducting an OID in the amount of $7,350, legal fees and other costs. The note is due on January 10, 2021 and bears interest at 5% per annum. The conversion price shall be equal to 75% multiplied by the lesser of the lowest closing bid price or lowest traded price of the Common Stock during the twenty (20) consecutive trading day period immediately preceding the date of the respective conversion.

During the six months ended December 31, 2020, Labrys Fund, LP elected to convert $146,850 of the principal amount together with all accrued and unpaid interest of the convertible notes into 4,012,478 shares of the Company’s common stock. The conversion resulted in a loss on extinguishment of debt of $128,018. The remaining principal balance due under this convertible note after all conversions is zero as of December 31, 2020. (See Note 10)

All convertible notes aforementioned

For the six months ended December 31, 2020 and 2019, the Company recorded the amortization of debt discount of $138,399 and 181,336 for the convertible notes issued, which were included in other income and expense in the consolidated statement of comprehensive income (loss).

For the three months ended December 31, 2020 and 2019, the Company recorded the amortization of debt discount of $24,185 and 160,023 for the convertible notes issued, which were included in other income and expense in the consolidated statement of comprehensive income (loss).

Derivative liability

Upon issuing of the convertible notes, the Company determined that the conversion feature embedded in the notes referred to above that contain a potential variable conversion amount constitutes a derivative which has been bifurcated from the note and accounted for as a derivative liability, with a corresponding discount recorded to the associated debt. The excess of the derivative value over the face amount of the note, if any, is recorded immediately to interest expense at inception.

The derivative liability in connection with the conversion feature of the convertible debt is the only financial liability measured at fair value on a recurring basis.

The change of derivative liabilities is as follows:

Balance at July 1, 2020	$276,266
Converted	(357,868)
Debt settlement	(566,030)
Change in fair value recognized in operations	647,632
Balance at December 31, 2020	$-

The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model during the six months ended December 31, 2020, using the following assumptions:

Estimated dividends	None
Expected volatility	78.55% to 253.30%
Risk free interest rate	0.61% to 0.93%
Expected term	0 to 6 months

Warrants

In connection with the issuance of the $165,000 convertible promissory note on September 11, 2019, FirstFire Global Opportunities Fund, LLC is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.40, and the warrants can be exercised within 5 years which is before September 11, 2024.

On December 21, 2020, the Company issued a total of 1,500,000 shares of common stock to FirstFire Global Opportunities Fund, LLC for the exercise of warrants in full. The exercise of warrants resulted in a loss of $67,028 for the six months ended December 31, 2020. After this exercise, FirstFire Global Opportunities Fund, LLC is not entitled to any warrant to purchase shares. (See Note 10)

F-29

In connection with the issuance of the $55,000 convertible promissory note on November 12, 2019, Crown Bridge Partners, LLC is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 22,916 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before November 12, 2024.

In December 2020, the Company paid a total of $82,500 to fully settle the convertible note dated November 12, 2019 with Crown Bridge Partners, LLC, including all accrued and unpaid interest and unexercised warrants. After this settlement, Crown Bridge Partners, LLC is not entitled to any warrant to purchase shares.

In connection with the issuance of the $165,000 convertible promissory note on November 20, 2019, Morningview Financial LLC is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before November 20, 2024.

In November 2020, the Company paid a total of $175,000 to fully settle the convertible note dated November 20, 2019 with Morningview Financial LLC, including all accrued and unpaid interest and unexercised warrants. After this settlement, Morningview Financial LLC is not entitled to any warrant to purchase shares.

In connection with the issuance of the $146,850 convertible promissory note on January 10, 2020, Labrys Fund, LP is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before January 10, 2025.

The estimated fair value of the warrants was valued using the Black-Scholes option pricing model at grant date, using the following assumptions:

Estimated dividends	None
Expected volatility	56.23% to 71.08%
Risk free interest rate	1.73% to 1.92%
Expected term	5 years

Since the warrants can be exercised at $2.4 or $2.8 and are not liabilities, the face value of convertible notes was allocated between convertible note and warrant based on the fair values of the conversion feature and warrants. Accordingly, $147,492 was allocated to warrants and recorded in additional paid in capital account during the year ended June 30, 2020.

The details of the outstanding warrants are as follows:

	Number of shares	Weighted Average Exercise Price	Remaining Contractual Term (years)

Outstanding at July 1, 2020	229,166	$2.68	4.2 to 4.53
Granted	-	-	-
Exercised or settled	(160,416)	2.63	4.05 to 4.16
Cancelled or expired	-	-	-
Outstanding at December 31, 2020	68,750	$2.80	4.03

F-30

NOTE 15 – PROMISSORY NOTE

On December 21, 2020, the Company issued a self-amortization promissory note to Labrys Fund, L.P in the aggregate principal amount of $300,000. The promissory note is due on or before December 21, 2021 and bears an interest rate of five percent (5%) per annum. The note is not convertible unless in default, as defined in the agreement. The Company agreed to reserve 7,052,239 shares of its common stock for issuance if any debt is converted. The Company executed and closed the transaction on December 31, 2020 and received $253,500 in cash after deducting an OID in the amount of $30,000, legal fees of $3,000 and other costs of $13,500. The self-amortization promissory note has an amortization schedule of $35,000 payment at each month end beginning April 23, 2021 through December 21, 2021.

In connection with the issuance of promissory note, on December 31, 2020, the Company issued 447,762 shares of common stock (the “First Commitment Shares”) and 1,119,402 shares of common stock (the “Second Commitment Shares”) related to the promissory note as a commitment fee. The Second Commitment Shares must be returned to the Company’s treasury if the promissory note is fully repaid and satisfied on or prior to the maturity date. The Company recorded the First Commitment Shares as debt discount valued at $68,060 based on the quoted market price at issue date and amortized over the term of the promissory note. The Company recorded the Second Commitment Shares at par for the six months ended December 31, 2020. (See Note 10)

For the three and six months ended December 31, 2020, the Company recorded the amortization of debt discount of $1,274 for the self-amortization promissory note issued, which was included in other income and expense in the consolidated statement of comprehensive income (loss).

NOTE 16 – SEGMENT INFORMATION

The Company’s business is classified by management into three reportable business segments (smart energy, photoelectric display and service contracts) supported by a corporate group which conducts activities that are non-segment specific. The smart energy reportable segment derives revenue from the sales of portable power banks that is intended to be utilized as a power source for electronic devices such as the iphone, ipad, mp3/mp4 players, PSP gaming systems, and cameras. The photoelectric display reportable segment derives revenue from the sales of LCM and LCD screens manufactured for small devices such as video capable baby monitors, electronic devices such as tablets and cell phones, and for use in televisions or computer monitors. The service contracts reportable segment derives revenue from providing IT and solution-oriented services. Unallocated items comprise mainly corporate expenses and corporate assets.

F-31

Although all of the Company’s revenue is generated from Mainland China, the Company is organizationally structured along business segments. The accounting policies of each operating segments are same and are described in Note 3, “Summary of Significant Accounting Policies”.

The following tables provide the business segment information for the three and six months ended December 31, 2020 and 2019.

	For the Six Months Ended December 31, 2020
	Smart energy	Photoelectric display	Service contracts	Unallocated items	Total

Revenues	$-	$5,939,602	$1,746	$-	$5,941,348
Cost of Revenues	-	5,259,262	10,182	-	5,269,444
Gross profit (loss)	-	680,340	(8,436)	-	671,904
Operating expenses	5,532	773,259	17,748	138,602	935,141
Loss from operations	(5,532)	(92,919)	(26,184)	(138,602)	(263,237)
Net loss	$(5,372)	$(120,254)	$(26,183)	$(736,615)	$(888,424)

	For the Six Months Ended December 31, 2019
	Smart energy	Photoelectric display	Service contracts	Unallocated items	Total

Revenues	$1,538,094	$12,675,303	$619,901	$-	$14,833,298
Cost of Revenues	1,464,537	10,529,594	349,545	-	12,343,676
Gross profit	73,557	2,145,709	270,356	-	2,489,622
Operating expenses	6,134	1,113,559	17,217	248,566	1,385,476
Income (loss) from operations	67,423	1,032,150	253,139	(248,566)	1,104,146
Net income (loss)	$59,568	$863,135	$230,065	$(305,834)	$846,934

	For the Three Months Ended December 31, 2020
	Smart energy	Photoelectric display	Service contracts	Unallocated items	Total

Revenues	$-	$2,982,577	$306	$-	$2,982,883
Cost of Revenues	-	2,587,857	198	-	2,588,055
Gross profit (loss)	-	394,720	108	-	394,828
Operating expenses	2,847	420,982	8,123	48,501	480,453
Loss from operations	(2,847)	(26,262)	(8,015)	(48,501)	(85,625)
Net loss	$(2,688)	$(31,770)	$(8,015)	$(313,645)	$(356,118)

	For the Three Months Ended December 31, 2019
	Smart energy	Photoelectric display	Service contracts	Unallocated items	Total

Revenues	$910,391	$6,195,380	$227,197	$-	$7,332,968
Cost of Revenues	880,773	5,172,690	217,109	-	6,270,572
Gross profit	29,618	1,022,690	10,088	-	1,062,396
Operating expenses	2,022	595,065	5,736	178,402	781,225
Income (loss) from operations	27,596	427,625	4,352	(178,402)	281,171
Net income (loss)	$21,727	$338,659	$3,958	$(228,686)	$135,658

F-32

NOTE 17 - SUBSEQUENT EVENTS

Stock Issued for Private Placement

On January 13, 2021, the Company issued a total of 7,000,000 shares of common stock to one individual subscriber for purchase price of $105,000 at $0.015 per share, according to the conditions of the subscription agreement signed by both parties.

New Consulting Agreement

On February 1, 2021, the Company entered into a consulting agreement with Mr. George Adamson, a well-known lithium battery expert in the United States, and Mr. Steve Bellamy, a senior financial advisor (collectively, the “Consultants”) for the purpose of improving the core competitiveness and brand image of the Company. The Consultants have been engaged to assist the Company to establish a corporate head office in Las Vegas, Nevada, which would function in manufacturing, assembly and R&D. The Consultants will each earn 96,000 restricted stock of the Company with 48,000 on August 1, 2021 and 48,000 on February 1, 2022.

Establishment of A New Subsidiary

On February 7, 2021, the Board of Directors of the Company approved and ratified the incorporation of Shijirun (Yixing) Technology, Ltd. (“Shijirun”), a limited liability company formed under the laws of the Peoples Republic of China (PRC) on February 7, 2021. Well Best, a wholly owned subsidiary of the Company, is the sole shareholder of Shijirun. As a result, Shijirun is an indirect, wholly-owned subsidiary of the Company. Shijirun will head up the Company’s advance into the new energy industry focusing on developing and producing high-end intelligent new energy equipment from Yixing City, Jiangsu Province, China.

END NOTES TO FINANCIAL STATEMENTS

F-33

IONIX TECHNOLOGY, INC.

Index to the Financial Statements

(Audited)

F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Ionix Technology, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ionix Technology, Inc. and subsidiaries ("the Company") as of June 30, 2020 and 2019, and the related consolidated statements of comprehensive income (loss), stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 2020 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPAs, LLC

We have served as the Company's auditor since 2018.

Hackensack, New Jersey

September 28, 2020

F-35

IONIX TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	June 30, 2019
ASSETS
Current Assets:
Cash and cash equivalents (Note 3 re VIE)	$1,285,373	$509,615
Notes receivable (Note 3 re VIE)	125,798	120,182
Accounts receivable - non-related parties (Note 3 re VIE)	3,273,141	3,639,030
- related parties	-	340,026
Inventory (Note 3 re VIE)	3,263,850	3,379,146
Advances to suppliers - non-related parties (Note 3 re VIE)	540,259	129,423
- related parties	357,577	269,498
Prepaid expenses and other current assets (Note 3 re VIE)	320,296	269,495
Total Current Assets (Note 3 re VIE)	9,166,294	8,656,415

Property, plant and equipment, net (Note 3 re VIE)	6,573,937	7,508,637
Intangible assets, net (Note 3 re VIE)	1,424,404	1,496,399
Deferred tax assets (Note 3 re VIE)	20,743	54,361
Total Assets (Note 3 re VIE)	$17,185,378	$17,715,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term bank loan (Note 3 re VIE)	$2,034,735	$2,618,296
Accounts payable (Note 3 re VIE)	2,637,792	2,732,327
Advance from customers (Note 3 re VIE)	43,077	114,158
Convertible notes payable, net of debt discount and loan cost	514,390	-
Derivative liability	276,266	-
Due to related parties (Note 3 re VIE)	1,716,919	2,105,338
Accrued expenses and other current liabilities (Note 3 re VIE)	359,577	368,319
Total Current Liabilities (Note 3 re VIE)	7,582,756	7,938,438
Total Liabilities (Note 3 re VIE)	7,582,756	7,938,438

COMMITMENT AND CONTINGENCIES

Stockholders’ Equity:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding	500	500
Common stock, $.0001 par value, 195,000,000 shares authorized, 114,174,265 and 114,003,000 shares issued and outstanding as of June 30, 2020 and 2019, respectively	11,417	11,400
Additional paid in capital	9,243,557	8,829,487
Retained earnings	262,198	539,866
Accumulated other comprehensive loss	(357,011)	(45,840)
Total Stockholders' Equity attributable to the Company	9,160,661	9,335,413
Noncontrolling interest	441,961	441,961
Total Stockholders’ Equity	9,602,622	9,777,374
Total Liabilities and Stockholders’ Equity	$17,185,378	$17,715,812

The accompanying notes are an integral part of these consolidated financial statements.

F-36

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	June 30,
	2020	2019

Revenues (See Note 2 and Note 10 for related party amounts)	$20,599,228	$12,348,492

Cost of Revenues (See Note 10 for related party amounts)	17,506,433	10,153,217

Gross profit	3,092,795	2,195,275

Operating expenses
Selling, general and administrative expense	1,937,054	1,255,523
Research and development expense	805,570	323,309
Total operating expenses	2,742,624	1,578,832

Income from operations	350,171	616,443

Other income (expense):
Interest expense, net of interest income	(666,976)	(69,371)
Subsidy income	105,995	-
Change in fair value of derivative liability	151,899	-
Loss on extinguishment of debt	(45,958)	-
Total other expense	(455,040)	(69,371)

Income (loss) before income tax provision	(104,869)	547,072
Income tax provision	172,799	150,025
Net income (loss)	(277,668)	397,047

Other comprehensive loss
Foreign currency translation adjustment	(311,171)	(53,790)
Comprehensive income (loss)	$(588,839)	$343,257

Earnings (Loss) Per Share - Basic	$(0.00)	$0.00
Weighted average number of common shares outstanding - Basic	114,077,157	106,605,740

Earnings (Loss) Per Share - Diluted	$(0.00)	$0.00
Weighted average number of common shares outstanding - Diluted	113,928,477	106,605,740

The accompanying notes are an integral part of these consolidated financial statements.

F-37

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred Stock		Common Stock		Additional		Accumulated Other
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Retained Earnings	Comprehensive Income (loss)	Non-controlling interest	Total
Balance at June 30, 2018	5,000,000	$500	99,003,000	$9,900	$237,246	$142,819	$7,950	$-	$398,415

Issuance of 15,000,000 shares of common stock in exchange for 95.14% ownership rights of a variable interest entity	-	-	15,000,000	1,500	8,650,396	-	-	441,961	9,093,857

Return of capital	-	-	-	-	(58,155)	-	-	-	(58,155)

Net income	-	-	-	-	-	397,047	-	-	397,047

Foreign currency translation adjustment	-	-	-	-	-	-	(53,790)	-	(53,790)

Balance at June 30, 2019	5,000,000	500	114,003,000	11,400	8,829,487	539,866	(45,840)	441,961	9,777,374

Stock warrants issued with convertible notes	-	-	-	-	147,492	-	-	-	147,492

Issuance of common stock for advisory services	-	-	75,000	7	131,243	-	-	-	131,250

Issuance of common stock for conversion of convertible notes	-	-	96,265	10	135,335	-	-	-	135,345

Net loss	-	-	-	-	-	(277,668)	-	-	(277,668)

Foreign currency translation adjustment	-	-	-	-	-	-	(311,171)	-	(311,171)

Balance at June 30, 2020	5,000,000	$500	114,174,265	$11,417	$9,243,557	$262,198	$(357,011)	$441,961	$9,602,622

The accompanying notes are an integral part of these consolidated financial statements.

F-38

IONIX TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(277,668)	$397,047
Adjustments required to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	752,251	372,896
Deferred taxes	32,268	(14,767)
Stock compensation for advisory services	131,250	-
Change in fair value of derivative liability	(151,899)	-
Loss on extinguishment of debt	45,958	-
Non-cash interest	500,675	-
Gain on disposal of property and equipment	(51,369)	-
Changes in operating assets and liabilities:
Accounts receivable - non-related parties	262,427	(106,621)
Accounts receivable - related parties	332,483	(229,275)
Inventory	17,664	(419,953)
Advances to suppliers - non-related parties	(417,459)	39,913
Advances to suppliers - related parties	(96,541)	(72,405)
Prepaid expenses and other current assets	(59,004)	(191,410)
Accounts payable - non-related parties	(15,600)	(1,254,803)
Accounts payable - related parties	-	(196,373)
Advance from customers	(68,248)	33,868
Accrued expenses and other current liabilities	(709)	95,058
Net cash provided by (used in) operating activities	936,479	(1,546,825)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(193,697)	(40,838)
Acquisition of intangible assets	-	(1,670)
Proceeds received from sale of equipment	244,189	-
Cash received from acquisition	-	687,591
Cash received from subscription receivable in relation to acquisition	-	1,439,669
Net cash provided by investing activities	50,492	2,084,752

CASH FLOWS FROM FINANCING ACTIVITIES
Notes receivable	(9,156)	(53,865)
Proceeds from bank loans	2,760,036	-
Repayment of bank loans	(3,271,381)	-
Proceeds from issuance of convertible notes payable	722,190	-
Repayment of note payable	(46,374)	-
Return of capital to non-controlling interests	-	(58,155)
Repayment of loans from related parties	(345,816)	(30,511)
Net cash used in financing activities	(190,501)	(142,531)

Effect of exchange rate changes on cash	(20,712)	2,757

Net increase in cash and cash equivalents	775,758	398,153

Cash and cash equivalents, beginning of year	509,615	111,462

Cash and cash equivalents, end of year	$1,285,373	$509,615

Supplemental disclosure of cash flow information
Cash paid for income tax	$170,543	$267,440
Cash paid for interests	$140,330	$70,419

Non-cash investing and financing activities
Issuance of 15,000,000 shares of common stock in exchange for 95.14% ownership rights of a variable interest entity	$-	$8,651,896
Issuance of 75,000 shares of common stock for advisory services	$131,250	$-
Issuance of 96,265 shares of common stock for conversion of convertible notes	$135,345	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-39

IONIX TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2020

NOTE 1 - NATURE OF OPERATIONS

Business

Ionix Technology, Inc. (the “Company” or “Ionix”), formerly known as Cambridge Projects Inc., is a Nevada corporation that was formed on March 11, 2011. By and through its wholly owned subsidiaries and an entity controlled through VIE agreements in China, the Company sells the high-end intelligent electronic equipment, which includes the portable power banks for electronic devices, LCM and LCD screens and provides IT and solution-oriented services in China.

Acquisition

On December 27, 2018, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Jialin Liang and Xuemei Jiang, each of whom are shareholders (the “Shareholders”) of Changchun Fangguan Electronics Technology Co., Ltd. (“Fangguan Electronics”). Pursuant to the terms of the Purchase Agreement, the Shareholders, who together own 95.14% of the ownership rights in Fangguan Electronics, agreed to execute and deliver the Business Operation Agreement, the Equity Interest Pledge Agreement, the Equity Interest Purchase Agreement, the Exclusive Technical Support Service Agreement (the “Services Agreement”) and the Power of Attorney, all together dated December 27, 2018 are referred to the “VIE Agreements”, to the Company in exchange for the issuance of an aggregate of 15,000,000 shares of the Company’s common stock, par value $.0001 per share, thereby causing Fangguan Electronics to become the Company’s variable interest entity. Together with VIE agreements, the Shareholders also agreed to convert shareholder loan of RMB 30 million (approximately $4.4 million) to capital and make cash contribution of RMB 9.7 million (approximately $1.4 million) to capital. The entirety of the transaction will hereafter be referred to as the “Transaction”. As a result of the Transaction, the Company is able to exert effective control over Fangguan Electronics and receive 100% of the net profits or net losses derived from the business operations of Fangguan Electronics. Fangguan Electronics manufactures and sells Liquid Crystal Module (" LCM") and LCD screens in China based in Changchun City, Jilin Province, People’s Republic of China. (See Note 3 and Note 9).

The Transaction was accounted for as a business combination using the acquisition method of accounting. The assets, liabilities and the operations of Fangguan Electronics subsequent to the Transaction date were included in the Company’s consolidated financial statements.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of consolidation

The consolidated financial statements include the accounts of Ionix, its wholly owned subsidiaries and an entity which the Company controls 95.14% and receives 100% of net income or net loss through VIE agreements. All significant inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. The significant areas requiring the use of management estimates include, but are not limited to, the allowance for doubtful accounts receivable and advance to suppliers, the valuation of inventory, provision for staff benefit, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

F-40

Cash and cash equivalents

Cash consists of cash on hand and cash in bank. Cash equivalents represent investment securities that are short-term, have high credit quality and are highly liquid. Cash equivalents are carried at fair market value and consist primarily of money market funds.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from shipment. Credit is extended based on evaluation of a customer's financial condition, the customer’s credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of each period, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions may be taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of June 30, 2020 and 2019, the company has accounts receivable balance from non-related party of $3,273,141 and $3,639,030, net of allowance for doubtful accounts of $139,609 and $143,768, respectively. No bad debt expense was recorded during the years ended June 30, 2020 and 2019.

Inventories

Inventories consist of raw materials, working-in-process and finished goods. Inventories are valued at the lower of cost or net realizable value. We determine cost on the basis of the weighted average method. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are written down or written off. Although we believe that the assumptions we use to estimate inventory write-downs are reasonable, future changes in these assumptions could provide a significantly different result.

Advances to suppliers

Advances to suppliers represent prepayments for merchandise, which were purchased but had not been received. The balance of the advances to suppliers is reduced and reclassified to inventories when the raw materials are received and pass quality inspection.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and any impairment. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Repairs and maintenance costs are normally expensed as incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of comprehensive income (loss) in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets after taking into account their respective estimated residual value. The estimated useful life of the assets is as follows:

Buildings	10 – 20 years
Machinery and equipment	5 – 10 years
Office equipment	3 – 5 years
Automobiles	5 years

Intangible assets

Land use right is recorded as cost less accumulated amortization. Land use rights represent the prepayments for the use of the parcels of land in the PRC where the Company’s production facilities are located, and are charged to expense over their respective lease periods of 50 years. According to the laws of the PRC, the government owns all of the land in the PRC. Company or individuals are authorized to use the land only through land use rights granted by the PRC government for a certain period (usually 50 years).

F-41

Purchased intangible assets are recognized and measured at fair value upon acquisition. Intangible assets acquired separately and with finite useful lives are carried at costs less accumulated amortization and any accumulated impairment losses. Amortization for intangible assets with finite useful lives is provided on a straight-line basis over their estimated useful lives. Alternatively, intangible assets with indefinite useful lives are carried at cost less any subsequent accumulated impairment losses. The estimated useful lives of the intangible assets are as follows:

Land use right	50 years
Computer software	4-5 years

Gains or losses arising from derecognition of the intangible asset are measured at the difference between the net disposal proceeds and the carrying amount of the assets and are recognized in the statement of comprehensive income (loss) when the asset is disposed.

Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Revenue recognition

The Company adopted the new accounting standard, ASC 606, Revenue from Contracts with Customers, and all the related amendments (new revenue standard) to all contracts using the modified retrospective method beginning on July 1, 2018. The adoption did not result in an adjustment to the retained earnings as of June 30, 2018. The comparative information was not restated and continued to be reported under the accounting standards in effect for those periods. The adoption of the new revenue standard has no impact on either reported sales to customers or net earnings.

The Company estimates return based on historical results, taking into consideration the type of customers, the type of transactions and the specifics of each arrangement.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Under these criteria, for revenues from sale of products, the Company generally recognizes revenue when its products are delivered to customers in accordance with the written sales terms. For service revenue, the Company recognizes revenue when services are performed and accepted by customers.

The following table disaggregates our revenue by major source for the years ended June 30, 2020 and 2019, respectively:

	For the Years Ended June 30,
	2020	2019
Sales of LCM and LCD screens - Non-related parties	$17,470,966	$8,819,979
Sales of LCM and LCD screens - Related parties	713,008	695,478
Sales of portable power banks	1,709,799	2,238,503
Service contracts	705,455	594,532
Total	$20,599,228	$12,348,492

All the operating entities of the Company are domiciled in the PRC. All the Company’s revenues are derived in the PRC during the years ended June 30, 2020 and 2019.

F-42

Cost of revenues

Cost of revenues includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expense and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenues.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, "Related Party Disclosures" and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC does not provide accounting or measurement guidance for such transactions, it requires their disclosure nonetheless.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and discloses in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

As of June 30, 2020 and 2019, the Company did not have any significant unrecognized uncertain tax positions.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Comprehensive income (loss) for the periods presented includes net income (loss), change in unrealized gains (losses) on marketable securities classified as available-for-sale (net of tax), foreign currency translation adjustments, and share of change in other comprehensive income of equity investments one quarter in arrears.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on balance sheet and disclose key information about the leasing arrangements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.

The new standard is effective for us on July 1, 2019, with early adoption permitted. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company adopted the new standard on July 1, 2019 and use the effective date as our date of initial application. Consequently, financial information is not provided for the dates and periods before July 1, 2019. The new standard provides a number of optional expedients in transition. The Company elected the package of practical expedients which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs.

The new standard has no material effect on our consolidated financial statements as the Company does not have a lease with a term longer than 12 months as of June 30, 2020 (See Note 5).

F-43

Earnings (losses) per share

Basic earnings (losses) per share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings (losses) per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon exercise of stock options and warrants and conversion of convertible debt. Such potentially dilutive shares are excluded when the effect would be to reduce a net loss per share or increase a net income per share.

The reconciliation of our basic to diluted weighted average common shares follows:

	For the Years Ended June 30
	2020	2019

Basic weighted average common shares	114,077,157	106,605,740
Effect of potentially dilutive securities
- Warrants	(148,680)	-
- Convertible notes	-	-
Diluted weighted average common shares	113,928,477	106,605,740

During the year ended June 30, 2020, the Company had outstanding convertible notes and warrants which represent 899,753 shares of commons stock, among which 670,587 shares of common stock for convertible notes were excluded from the computation of diluted earnings per share since their effect would have been antidilutive.

Foreign currencies translation

The reporting currency of the Company is the United States Dollar (“US$”). The Company’s subsidiaries in the People’s Republic of China (“PRC”) maintain their books and records in their local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Stockholders’ equity is translated at historical rates. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of comprehensive income (loss).

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:

	June 30, 2020	June 30, 2019

Balance sheet items, except for equity accounts	7.0795	6.8747

	Years Ended June 30,
	2020	2019

Items in statements of comprehensive income (loss) and cash flows	7.0307	6.7457

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, inventory, prepayments and other receivables, accounts payable, income tax payable, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

F-44

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The Company has the derivative liabilities measured at fair value on a recurring basis which are valued at level 3 measurement (See Note 13).

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 ("Contracts in Entity's Own Equity"). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

F-45

In February 2018, FASB issued ASU 2018-02, Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 provides entities the option to reclassify certain “stranded tax effects” resulting from the recent US tax reform from accumulated other comprehensive income (“AOCI”) to retained earnings. Under the ASU, reporting entities will select an accounting policy to either reclassify all stranded tax effects caused by tax reform from AOCI to retained earnings, or continue recycling stranded effects (including those caused by tax reform) through earnings in future periods. Further, disclosure of either policy is required in all cases. The reclassification from AOCI to retained earnings is presented in the statement of shareholders equity. The ASU is effective for all entities in fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted for public business entities for which financial statements have not yet been issued, and for all other entities for which financial statements have not yet been made available for issuance. Entities have the option to record the reclassification either retrospectively to each period in which the income tax effects of tax reform are recognized, or at the beginning of the annual or interim period in which the amendments are adopted. The Company determined that the adoption of this new standard has no material impact on its consolidated statements and related disclosures.

Compensation—Stock Compensation. In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvement to Nonemployee Share-based Payment Accounting to amend the accounting for share-based payment awards issued to nonemployees. Under the revised guidance, the accounting for awards issued to nonemployees will be similar to the model for employee awards. The update is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted this new standard effective on January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

Fair Value Measurement. In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds and modifies certain disclosure requirements for fair value measurements. Under the guidance, public companies will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The guidance is effective for all entities for fiscal years beginning after December 15, 2019 and for interim periods within those fiscal years, but entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The Company is currently in the process of evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.

Risk factor

Due to the outbreak of the Coronavirus Disease 2019 (COVID-19) in the PRC, the Company’s operational and financial performance, has been affected by the epidemic during the year ended June 30, 2020. The Company has been keeping continuous attention on the situation of the COVID-19, assessing and reacting actively to its impacts on the financial position and operating results of the Company as below:

•	During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from this early February to mid-March, our financial condition and results of operations were adversely affected. Since the restarting of our operation near the end of this March, our financial performances have been recovering continuously.

•	As the outbreak in China has been subsiding recently and the Chinese government responded with the package of support including tax-cut and financial assistance, we keep our continuous attention on the situation of the COVID-19, assess and react actively to its impacts on our future operating results or near-and-long-term financial condition. Up to the date of this report, the assessment is still in progress.

•	Since we restored our operation near the end of this March after signs that COVID-19 was under control, we assessed that 1) COVID-19-related impacts on our cost of capital or access to capital and funding sources and our sources or uses of cash have been insignificant; 2) There is no material uncertainty about our ongoing ability to meet the covenants of our credit agreements; 3) No any material liquidity deficiency has been identified and we do not expect to disclose or incur any material COVID-19-related contingencies;4) COVID-19-related impacts on the assets on our balance sheet or our ability to timely account for those assets have been insignificant; and 5) The possibilities for COVID-19 to trigger any material impairments, increases in allowances for credit losses, restructuring charges, other expenses, or changes in accounting judgments that have had or are reasonably likely to have a material impact on our financial statements are low. Looking forward, we keep our continuous attention on the situation of the COVID-19, assess and react actively to its impacts on issues mentioned above.

F-46

•	During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from this early February to mid-March, COVID-19-related circumstances such as remote work arrangements adversely affected our ability to maintain operations. Since the lifting of the national shutdown order near the end of this March, our operations including financial reporting systems, internal control over financial reporting and disclosure controls and procedures have already resumed. Currently we keep our continuous attention on the situation of the COVID-19, assess and react actively to its impacts on our future business continuity plans or whether material resource constraints in implementing these plans. Up to the date of this report, the assessment is still in progress.

•	During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from this early February to mid-March, the demands for our products or services were severely affected. Since the restarting of our operation near the end of this March, the demands have been rebounding continuously. And we are optimistic about an eventual recovery in demand to pre-pandemic levels.

•	During PRC national economic shutdown that was imposed to limit the spread of COVID-19 from this early February to mid-March, our supply chain or the methods used to distribute our products or services were severely affected. Since the lift of the national shutdown order near the end of this March, we expect all of our supply chains or the methods would return to normal gradually.

NOTE 3 – ACQUISITION AND VARIABLE INTEREST ENTITY

On December 27, 2018, the Company entered into VIE agreements with two shareholders of Fangguan Electronics to control 95.14% of the ownership rights and receive 100% of the net profit or net losses derived from the business operations of Fangguan Electronics. In exchange for VIE agreements and additional capital contribution, the Company issued 15 million shares of common stock to two shareholders of Fangguan Electronics. (See Note 1 and Note 9).

The transaction was accounted for as a business combination using the acquisition method of accounting. The assets, liabilities and the operations of Fangguan Electronics subsequent to the acquisition date were included in the Company’s consolidated financial statements.

The purchase price was allocated to the fair value of the tangible and intangible assets acquired and liabilities assumed. The Company recorded the fair value of the assets acquired and liabilities assumed as of the acquisition date based on the appraisal report. The purchase price allocated to assets acquired and liabilities assumed as of the acquisition was as follows:

Amounts

Cash and cash equivalents	$687,591
Notes receivable	67,441
Accounts receivable, net	2,926,786
Accounts receivable from related parties	46,603
Inventories, net	2,753,359
Advances to suppliers, net	165,819
Other receivables	61,900
Property, plant and equipment, net	7,832,750
Intangible assets, net	1,512,104
Deferred tax assets	54,632
Short-term bank loan	(2,622,683)
Accounts payable	(3,715,537)
Advance from customers	(23,654)
Due to related parties	(1,917,747)
Accrued expenses and other current liabilities	(150,517)
Subscription receivable	1,415,010
Noncontrolling interest	(441,961)
Total consideration	$8,651,896

The subscription receivable was received in full in April 2019.

F-47

Following unaudited pro forma combined statement of operations are based upon the historical financial statements of the Company and Fangguan Electronics for the year ended June 30, 2019 and are presented as if the acquisition had occurred at the beginning of the period.

	For the Year Ended June 30, 2019
	Fangguan Electronics	Ionix Technology	Pro Forma Adjustments	Pro Forma Combined

Revenues	$7,628,845	$12,348,492	$(1,586,656)	$18,390,681
Cost of revenues	6,522,437	10,153,217	(1,158,933)	15,516,721
Gross profit	1,106,408	2,195,275	(427,723)	2,873,960
Operating expenses	914,791	1,578,832	-	2,493,623
Income (loss) from operations	191,617	616,443	(427,723)	380,337
Other income (expense)	5,092	(69,371)	-	(64,279)
Income tax provision	29,609	150,025	-	179,634
Net income (loss)	$167,100	$397,047	$(427,723)	$136,424

Through power of attorney, equity interest purchase agreement, and equity interest pledge agreement, 95.14% of the voting rights of Fangguan Electronics’ shareholders have been transferred to the Company so that the Company has effective control over Fangguan Electronics and have the power to direct the activities of Fangguan Electronics that most significantly impact its economic performance.

Through business operation agreement with the shareholders of VIE, the Company shall direct the business operations of Fangguan Electronics, including, but not limited to, adopting corporate policy regarding daily operations, financial management, and employment, and appointment of directors and senior officers.

Through the exclusive technical support service agreement with the shareholders of VIE, the Company shall provide VIE with necessary technical support and assistance as the exclusive provider. And at the request of the Company, VIE shall pay the performance fee, the depreciation and the service fee to the Company. The performance fee shall be equivalent to 5% of the total revenue of VIE in any fiscal year. The depreciation amount on equipment shall be determined by accounting rules of China. The Company has the right to set and revise annually this service fee unilaterally with reference to the performance of VIE.

The service fee that the Company is entitled to earn shall be the total business incomes of the whole year minus performance fee and equipment depreciation. This agreement allows the Company to collect 100% of the net profits of the VIE. Except for technical support, the Company did not provide, nor does it intend to provide, any financial or other support either explicitly or implicitly during the periods presented to its variable interest entity.

If facts and circumstances change such that the conclusion to consolidate the VIE has changed, the Company shall disclose the primary factors that caused the change and the effect on the Company’s financial statements in the periods when the change occurs.

There are no restrictions on the consolidated VIE’s assets and on the settlement of its liabilities and all carrying amounts of VIE’s assets and liabilities are consolidated with the Company’s financial statements. In addition, the net income of Fangguan Electronics after Fangguan Electronics became the VIE of the Company is free of restrictions for payment of dividends to the shareholders of the Company.

Risks associated with the VIE structure

The Company believes that the contractual arrangements with its VIE and respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and its VIE;
•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and its VIE;
•	limit the Company’s business expansion in China by way of entering into contractual arrangements;
•	impose fines or other requirements with which the Company’s PRC subsidiary and its VIE may not be able to comply;
•	require the Company or the Company’s PRC subsidiary and its VIE to restructure the relevant ownership structure or operations; or
•	restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

F-48

The Company’s ability to conduct its business through its VIE may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over its VIE and its respective shareholders and it may lose the ability to receive economic benefits from its VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and its VIE. The following financial statement amounts and balances of its VIE were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	Balance as of June 30, 2020	Balance as of June 30, 2019

Cash and cash equivalents	$1,266,426	$361,849
Notes receivable	125,798	120,182
Accounts receivable - non-related parties	3,069,629	3,402,986
Inventory	2,639,839	2,916,515
Advances to suppliers - non-related parties	530,670	106,146
Prepaid expenses and other current assets	58,103	63,756
Total Current Assets	7,690,465	6,971,434

Property, plant and equipment, net	6,568,874	7,506,849
Intangible assets, net	1,424,404	1,496,399
Deferred tax assets	20,743	54,361
Total Assets	$15,704,486	$16,029,043

Short-term bank loan	$2,034,735	$2,618,296
Accounts payable	2,637,792	2,637,039
Advance from customers	27,501	32,372
Due to related parties	1,407,145	1,449,064
Accrued expenses and other current liabilities	61,856	148,287
Total Current Liabilities	6,169,029	6,885,058
Total Liabilities	$6,169,029	$6,885,058

NOTE 4 - INVENTORIES

Inventories are stated at the lower of cost (determined using the weighted average cost) or net realizable value. Inventories consist of the following:

	June 30, 2020	June 30, 2019
Raw materials	$666,981	$471,189
Work-in-process	500,331	1,719,426
Finished goods	2,096,538	1,188,531
Total Inventories	$3,263,850	$3,379,146

The Company recorded no inventory markdown for the years ended June 30, 2020 and 2019.

NOTE 5 - OPERATING LEASE

For the year ended June 30, 2020, the Company had three real estate operating leases for office, warehouses, manufacturing facilities and two boat operating leases under the terms from four months to three years.

Lisite Science Technology (Shenzhen) Co., Ltd ("Lisite Science") leases office and warehouse space from Shenzhen Keenest Technology Co., Ltd. (“Keenest”), a related party, with annual rent of approximately $1,500 (RMB10,000) for one year until July 20, 2020. On July 20, 2020, Lisite Science further extended the lease with Keenest for one more year until July 20, 2021 with annual rent of approximately $1,500 (RMB10,000). (See Note 10).

Shenzhen Baileqi Electronic Technology Co., Ltd. ("Baileqi Electronic") leases office and warehouse space from Shenzhen Baileqi Science and Technology Co., Ltd. (“Shenzhen Baileqi S&T”), a related party, with monthly rent of approximately $2,500 (RMB17,525) and the lease period is from June 1, 2019 to May 31, 2020. On June 5, 2020, Baileqi Electronic further extended the lease with Shenzhen Baileqi S&T for one more year until May 31, 2021 with monthly rent of approximately $2,500 (RMB17,525). (See Note 10).

F-49

Dalian Shizhe New Energy Technology Co., Ltd. (“Shizhe New Energy”) leases a boat from a non-related party with monthly rent of approximately $7,200 (RMB50,000) for one year from March 1, 2019 to February 28, 2020. On July 1, 2019, Shizhe New Energy leased another boat from the same non-related party with monthly rent of approximately $7,200 (RMB50,000) for four months from July 10, 2019 to November 10, 2019.

The Company made an accounting policy election not to recognize lease assets and liabilities for the leases listed above as all lease terms are 12 months or shorter.

On November 1, 2019, the Company leased an office space located in Dalian, China as its principal executive office under non-cancelable operating lease agreement for three years, which expires through October 31, 2022. The monthly rent is approximately $715 (RMB5,000). The Company adopted the new standard to recognize lease asset and liability for this lease after examining the criteria established. For the year ended June 30, 2020, the Company made $109,563 of fixed cash payments related to operating leases. Non-cash activities involving ROU assets obtained in exchange for lease liabilities were $19,711 for the year ended June 30, 2020, including the impact of adopting the new leases standard.

On June 30, 2020, this lease agreement was early terminated on a mutually agreed basis between the Company and the landlord. The Company paid the lessor a termination fee of approximately $1,400 (RMB10,000). The lease asset and liability were extinguished accordingly and decreased to zero as of June 30, 2020.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment were as follows:

	June 30, 2020	June 30, 2019

Buildings	$4,601,685	$4,661,535
Machinery and equipment	2,822,686	3,036,339
Office equipment	67,091	60,052
Automobiles	98,848	101,793
Subtotal	7,590,310	7,859,719
Less: Accumulated depreciation	(1,016,373)	(351,082)
Property, plant and equipment, net	$6,573,937	$7,508,637

Depreciation expense related to property, plant and equipment was $723,346 and $357,799 for the years ended June 30, 2020 and 2019, respectively.

As of June 30, 2020 and 2019, buildings were pledged as collateral for bank loans (See Note 8).

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	June 30, 2020	June 30, 2019

Land use right	$1,442,456	$1,485,428
Computer software	25,039	25,785
Subtotal	1,467,495	1,511,213
Less: Accumulated amortization	(43,091)	(14,814)
Intangible assets, net	$1,424,404	$1,496,399

Amortization expense related to intangible assets was $28,905 and $15,097 for the years ended June 30, 2020 and 2019, respectively.

Fangguan Electronics acquired the land use right from the local government in August 2012 which expires on August 15, 2062. As of June 30, 2020 and 2019, land use right was pledged as collateral for bank loans (See Note 8).

NOTE 8 – SHORT-TERM BANK LOAN

On November 12, 2018, Fangguan Electronics entered into a short-term loan agreement with Industrial Bank to borrow approximately US$2.62 million (RMB 18 million) for a year with annual interest rate of 5.22%. The borrowing was collateralized by the Company’s buildings and land use right. In addition, the borrowing was guaranteed by the Company’s shareholder and CEO of Fangguan Electronics, Mr. Jialin Liang, and his wife Ms. Dongjiao Su. The loan was renewed for one year from November 19, 2019 to November 18, 2020. On May 20,2020, Fangguan Electronics partially repaid this bank loan of approximately US$706,000 (RMB5,000,000).

F-50

In addition, during May and Jun 2020, Fangguan Electronics issued two one-year commercial acceptance bills with amount of approximately US$198,000 (RMB1,404,904) and maturity date at May 21, 2021 and June 11, 2021. On May 22, 2020 and June 16, 2020, the two commercial acceptance bills were discounted with Industrial Bank at an interest rate of 3.85% and the balance of the two commercial acceptance bills converted to bank loans with Industrial Bank based on a mutual agreement from both parties. This loan was also secured by the same collateral as the above RMB18 million loan under the same bank.

NOTE 9 - STOCKHOLDERS' EQUITY

Issuance of new shares for acquisition of VIE

On December 27, 2018, the Company entered into VIE agreements with two shareholders of Fangguan Electronics to control 95.14% of the ownership rights and receive 100% of the net profit or net losses derived from the business operations of Fangguan Electronics. In exchange for VIE agreements, the Company issued 15 million shares of common stock to two shareholders of Fangguan Electronics (See Note 1 and Note 3).

Forgiveness of related party loan and capital contribution in relation to acquisition

In connection with the acquisition of Fangguan Electronics, Fangguan Electronics completed a capital increase of approximately USD 5.8 million (RMB39,711,500) to invest in its OLED flexible screen business. The capital increase of Fangguan Electronics is a personal investment of approximately USD 5.8 million (RMB39,711,500) from Jialin Liang and Xuemei Jiang, members of the Company's board of directors. Among them, Jialin Liang increased capital of about USD 4.7 million (RMB32,211,500), including USD 4.4 million (RMB30,000,000) from conversion of debt to equity and USD 0.3 million (RMB2,211,500) of cash contribution; and Xuemei Jiang increased capital of USD 1.1 million (RMB7,500,000) of cash contribution.

Return of capital

On March 19, 2019, Fangguan Electronics returned capital of $58,155 to its non-controlling shareholder.

Stock Issued for Services

The Company engaged Maxim Group LLC (“Maxim”) as its financial advisor to assist the Company in articulating its growth strategy to the investment community and up-list its securities to a National Securities Exchange. On February 10, 2020, the Company issued 150,000 shares of common stock valued at $262,500 based on the quoted market price to Maxim Group LLC as a part of its compensation.

On May 19, 2020, the Company and Maxim mutually agreed to terminate all rights and obligations. Pursuant to the Settlement Agreement dated May 19, 2020, Maxim returned 75,000 shares of common stock valued at $131,250 to the Company for cancellation. The net cost of $131,250 was amortized in full during the year ended June 30, 2020.

Stock Issued for Conversion of Convertible Debt

On January 31, 2020, the Company issued a total of 12,775 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $12,000 according to the conditions of the convertible note dated as July 25, 2019. The conversion resulted in a loss on extinguishment of debt of $7,813.

On February 18, 2020, the Company issued a total of 11,834 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $10,000 according to the conditions of the convertible note dated as July 25, 2019. The conversion resulted in a loss on extinguishment of debt of $2,901.

On February 28, 2020, the Company issued a total of 15,448 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $12,000 according to the conditions of the convertible note dated as July 25, 2019. The conversion resulted in a loss on extinguishment of debt of $4,360.

On May 19, 2020, the Company issued a total of 16,484 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $15,000 according to the conditions of the convertible note dated as July 25, 2019. The conversion resulted in a loss on extinguishment of debt of $7,868.

F-51

On May 29, 2020, the Company issued a total of 19,724 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $15,000 according to the conditions of the convertible note dated as July 25, 2019. The conversion resulted in a loss on extinguishment of debt of $2,840.

The remaining principal balance due under this convertible note after these conversions is $39,000.

On June 18, 2020, the Company issued a total of 20,000 shares of common stock to Crown Bridge Partners, LLC for the conversion of debt in the principal amount of $3,615.6 according to the conditions of the convertible note dated as November 12, 2019. The conversion resulted in a loss on extinguishment of debt of $15,473. The remaining principal balance due under this convertible note after this conversion is $51,384.

NOTE 10 - RELATED PARTY TRANSACTIONS AND BALANCES

Purchase from related party

During the year ended June 30, 2020, the Company’s subsidiaries, Lisite Science and Baileqi Electronic, purchased $1,630,684 and $37,393 from Keenest and Shenzhen Baileqi S&T which were owned by the Company’s stockholders who own approximately 1.9% and 1.1% respectively of the Company’s outstanding common stock as of June 30, 2020. The amounts of $1,630,684 and $37,393 were included in the cost of revenue for the year ended June 30, 2020.

During the year ended June 30, 2019, the Company’s subsidiaries, Lisite Science and Baileqi Electronic, purchased $1,993,512 and $911,121 from Keenest and Shenzhen Baileqi S&T which were owned by the Company’s stockholders who own approximately 1.9% and 1.1% respectively of the Company’s outstanding common stock. The amounts of $1,993,512 and $911,156 were included in the cost of revenue for the year ended June 30, 2019.

During the years ended June 30, 2020 and 2019, the Company’s subsidiary, Changchun Fangguan Photoelectric Display Technology Co. Ltd ("Fangguan Photoelectric"), purchased $0 and $1,505,387 from Fangguan Electronics before Fangguan Electronics became a variable interest entity of the Company on December 27, 2018 (See Note 1 and Note 3). The president of Fangguan Electronics was the president and a member of the board of directors of Fangguan Photoelectric before he resigned and left Fangguan Photoelectric in October 2018. The amounts of $0 and $1,135,061 were included in the cost of revenue for the years ended June 30, 2020 and 2019.

Advances to suppliers - related parties

Lisite Science made advances of $357,577 and $269,498 to Keenest for future purchases as of June 30, 2020 and 2019, respectively.

Sales to related party and accounts receivable from related party

During the years ended June 30, 2020 and 2019, Baileqi Electronic sold materials of $713,008 and $671,606 respectively to Shenzhen Baileqi S&T. The trade-related balance receivable from Shenzhen Baileqi S&T was $0 and $340,026 as of June 30, 2020 and 2019, respectively.

During the year ended June 30, 2019, Fangguan Photoelectric sold products of $23,872 to Fangguan Electronics before Fangguan Electronics became a variable interest entity of the Company on December 27, 2018 (See Note 1 and Note 3).

Lease from related party

Lisite Science leases office and warehouse space from Keenest, a related party, with annual rent of approximately $1,500 (RMB10,000) for one year until July 20, 2020. On July 20, 2020, Lisite Science further extended the lease with Keenest for one more year until July 20, 2021 with annual rent of approximately $1,500 (RMB10,000). (See Note 5).

Baileqi Electronic leases office and warehouse space from Shenzhen Baileqi S&T, a related party, with monthly rent of approximately $2,500 (RMB17,525) and the lease period is from June 1, 2019 to May 31, 2020. On June 5, 2020, Baileqi Electronic further extended the lease with Shenzhen Baileqi S&T for one more year until May 31,2021 with monthly rent of approximately $2,500 (RMB17,525). (See Note 5).

F-52

Due to related parties

Due to related parties represents certain advances to the Company or its subsidiaries by related parties. The amounts are non-interest bearing, unsecured and due on demand.

			June 30, 2020	June 30, 2019

Ben Wong	(1)		$143,792	$143,792
Yubao Liu	(2)		102,938	498,769
Xin Sui	(3)		2,016	2,016
Baozhen Deng	(4)		9,437	3,900
Baozhu Deng	(5)		-	5,303
Jialin Liang	(6)	(13)	901,460	928,314
Xuemei Jiang	(7)	(12)	505,685	520,750
Liang Zhang	(8)		-	625
Zijian Yang	(9)		-	1,869
Shikui Zhang	(10)		28,528	-
Changyong Yang	(11)		23,063	-
			$1,716,919	$2,105,338

(1) Ben Wong was the controlling shareholder of Shinning Glory until April 20, 2017, which holds majority shares in Ionix Technology, Inc.

(2) Yubao Liu is the controlling shareholder of Shinning Glory since April 20, 2017, which holds majority shares in Ionix Technology, Inc.

(3) Xin Sui is a member of the board of directors of Welly Surplus.

(4) Baozhen Deng is a stockholder of the Company, who owns approximately 1.1% of the Company’s outstanding common stock, and the owner of Shenzhen Baileqi S&T.

(5) Baozhu Deng is a relative of Baozhen Deng and director of Baileqi Electronic.

(6) Jialin Liang is a stockholder of the Company and the president, CEO, and director of Fangguan Electronics.

(7) Xuemei Jiang is a stockholder of the Company and the vice president and director of Fangguan Electronics.

(8) Liang Zhang is the legal representative of Shizhe New Energy until May 2019.

(9) Zijian Yang is the supervisor of Shizhe New Energy.

(10) Shikui Zhang is a stockholder of the Company and serves as the legal representative and general manager of Shizhe New Energy since May 2019.

(11) Changyong Yang is a stockholder of the Company, who owns approximately 1.9% of the Company’s outstanding common stock, and the owner of Keenest.

(12) The liability was assumed from the acquisition of Fangguan Electronics.

(13) The Company assumed liability of approximately $5.8 million (RMB39,581,883) from Jialin Liang during the acquisition of Fangguan Electronics. During the year ended June 30, 2019, approximately $4.4 million (RMB30,000,000) liability assumed was forgiven and converted to capital.

During the year ended June 30, 2020, Yubao Liu was refunded $46,312 by Welly Surplus and Well Best after netting off his advances to Well Best. In addition, Yubao Liu agreed to decrease his advances to Well Best of $349,519 (RMB2,474,417) to pay off the trade receivables due from Shenzhen Baileqi S&T to Baileqi Electronic on behalf of Shenzhen Baileqi S&T.

During the year ended June 30, 2020, Baileqi Electronic refunded $5,303 to Baozhu Deng and Baozhen Deng advanced $5,537 to Baileqi Electronic. Shizhe New Energy refunded $625 and $1,869 to Liang Zhang and Zijian Yang respectively. Shikui Zhang advanced $28,528 to Shizhe New Energy. Changyong Yang, a stockholder of the Company, advanced $23,063 to Lisite Science.

F-53

During the year ended June 30, 2019, Yubao Liu advanced $428,311 to Well Best. Baileqi Electronic borrowed $5,303 from Baozhu Deng. In addition, Baozhen Deng refunded $7,585 to Baileqi Electronic. Liang Zhang and Zijian Yang advanced $625 and $1,869 to Shizhe New Energy, respectively. Fangguan Electronics refunded approximately $0.47 million (RMB3.2 million) to Jialin Liang.

NOTE 11 – CONCENTRATION

Major customers

Customers who accounted for 10% or more of the Company’s revenues (goods sold and services) and its outstanding balance of accounts receivable are presented as follows:

	For the Year Ended June 30, 2020		As of June 30, 2020

	Revenue	Percentage of revenue	Accounts receivable	Percentage of accounts receivable

Customer A	$3,235,320	16%	$648,786	20%
Customer B	2,168,387	11%	-	-%
Total	$5,403,707	27%	$648,786	20%

	For the Year Ended June 30, 2019		As of June 30, 2019

	Revenue	Percentage of total revenue	Accounts receivable	Percentage of total accounts receivable

Customer A	$1,796,854	15%	$107,414	3%
Customer B	2,935,278	24%	270,301	7%
Total	$4,732,132	39%	$377,715	10%

Primarily all customers are located in the PRC.

Major suppliers

The suppliers who accounted for 10% or more of the Company’s total purchases (materials and services) and its outstanding balance of accounts payable are presented as follows:

	For the Year Ended June 30, 2020		As of June 30, 2020
	Total Purchase	Percentage of total purchase	Accounts payable	Percentage of total accounts payable

Supplier A - related party	$1,630,684	10%	$-	-%
Supplier B	3,053,591	18%	218,709	8%
Total	$4,684,275	28%	$218,709	8%

	For the Year Ended June 30, 2019		As of June 30, 2019
	Total Purchase	Percentage of total purchase	Accounts payable	Percentage of total accounts payable

Supplier A - related party	$1,993,512	20%	$-	-%
Supplier B - related party	1,505,387	15%	-	-%
Supplier C	1,731,235	17%	-	-%
Total	$5,230,134	52%	$-	-%

All suppliers of the Company are located in the PRC.

F-54

NOTE 12 - INCOME TAXES

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in United States of America, Hong Kong and the PRC that are subject to taxes in the jurisdictions in which they operate.

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of United States of America and subject to the corporate tax rate of 21% on its taxable income.

For the years ended June 30, 2020 and 2019, the Company did not generate income in United States of America and no provision for income tax was made. Under normal circumstances, the Internal Revenue Service is authorized to audit income tax returns during a three-year period after the returns are filed.  In unusual circumstances, the period may be longer.  Tax returns for the years ended June 30, 2016 and after were still open to audit as of June 30, 2020.

Hong Kong

The Company’s subsidiaries, Well Best and Welly Surplus, are registered in Hong Kong and subject to income tax rate of 16.5%. For the years ended June 30, 2020 and 2019, there is no assessable income chargeable to profit tax in Hong Kong.

The PRC

The Company’s subsidiaries in China are subject to a unified income tax rate of 25%. Fangguan Electronics was certified as high-tech enterprises for three years from November 2016 to November 2019 and is taxed at a unified income tax rate of 15%. Fangguan Electronics has renewed the high-tech enterprise certificate which granted it the tax rate of 15% for the three whole calendar years of 2019 to 2021.

The reconciliation of income tax expense at the U.S. statutory rate of 21% to the Company's effective tax rate is as follows:

	For the Years Ended June 30,
	2020	2019

Tax at U.S. statutory rate	$(22,023)	$114,885
Tax rate difference between foreign operations and U.S.	(73,374)	(25,627)
Change in valuation allowance	287,447	82,139
Permanent difference	(19,251)	(21,372)
Effective tax	$172,799	$150,025

The provisions for income taxes are summarized as follows:

	For the Years Ended June 30,
	2020	2019
Current	$140,531	$164,792
Deferred	32,268	(14,767)
Total	$172,799	$150,025

F-55

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets are as follows:

	As of June 30,
	2020	2019
Deferred tax assets:
Net operating loss carryforward	$439,831	$152,476
Allowance for doubtful accounts	44,900	46,237
Others	9,087	16,058
	493,818	214,771
Less valuation allowance	(439,831)	(152,476)
Total Deferred tax assets	$53,987	$62,295

Deferred tax liability:
Revenue cutoff	$33,244	$7,934
Total Deferred tax liability	$33,244	$7,934

Net Deferred tax assets	$20,743	$54,361

As of June 30, 2020, the Company has approximately $2,488,000 net operating loss carryforwards available in the U.S., Hong Kong and China to reduce future taxable income which will begin to expire from 2035. It is more likely than not that the deferred tax assets resulted from net operating loss carryforward cannot be utilized in the future because there will not be significant future earnings from the entities which generated the net operating loss. Therefore, the Company recorded a full valuation allowance on its deferred tax assets resulted from net operating loss carryforward as of June 30, 2020.

On December 22, 2017, the “Tax Cuts and Jobs Act” (“The 2017 Tax Act”) was enacted in the United States. Under the provisions of the Act, the U.S. corporate tax rate decreased from 34% to 21%. Accordingly, the Company has re-measured its deferred tax assets on net operating loss carry forwards in the U.S at the lower enacted cooperated tax rate of 21%. However, this re-measurement has no effect on the Company’s income tax expenses as the Company has provided a 100% valuation allowance on its deferred tax assets previously.

Additionally, the 2017 Tax Act implemented a modified territorial tax system and imposing a tax on previously untaxed accumulated earnings and profits (“E&P”) of foreign subsidiaries (the “Toll Charge”). The Toll Charge is based in part on the amount of E&P held in cash and other specific assets as of December 31, 2017. The Toll Charge can be paid over an eight-year period, starting in 2018, and will not accrue interest. The 2017 Tax Act also imposed a global intangible low-taxed income tax (“GILTI”), which is a new tax on certain off-shore earnings at an effective rate of 10.5% for tax years beginning after December 31, 2017 (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits.

The Company has determined that this one-time Toll Charge has no effect on the Company’s income tax expenses as the Company has no undistributed foreign earnings at either of the two testing dates of November 2, 2017 and December 31, 2017.

For purposes of the inclusion of GILTI, the Company determined that the Company did not have tax liabilities resulting from GILTI for the years ended June 30, 2020 and 2019 due to net operating loss carryforwards available in the U.S. Therefore, there was no accrual of GILTI liability as of June 30, 2020 and 2019.

The extent of the Company’s operations involves dealing with uncertainties and judgments in the application of complex tax regulations in a multitude of jurisdictions. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions and resolution of disputes arising from federal, state and international tax audits. The Company recognizes potential liabilities and records tax liabilities for anticipated tax audit issues in the United States and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due.

F-56

NOTE 13 - CONVERTIBLE DEBT

Convertible notes

As of June 30, 2020, convertible notes payable consists of:

		Note Balance	Debt discount	Carrying Value

Power Up Lending Group Ltd	(1)	$39,000	$(1,953)	$37,047
Firstfire Global Opportunities Fund LLC	(2)	165,000	(32,909)	132,091
Power Up Lending Group Ltd	(3)	53,000	(13,995)	39,005
Crown Bridge Partners	(4)	51,384	(15,095)	36,289
Morningview Financial LLC	(5)	165,000	(64,416)	100,584
BHP Capital NY	(6)	91,789	-	91,789
Labrys Fund, LP	(7)	146,850	(69,265)	77,585
Total		$712,023	$(197,633)	$514,390

(1)	On July 25, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $103,000 and received $94,840 in cash on August 1, 2019 after deducting legal fees and other costs. The convertible note bears interest rate at 6% per annum and due on July 25, 2020. The convertible note can be converted into shares of the Company’s common stock at 65% of the average of the two lowest trading prices during the fifteen trading day prior to the conversion date.

During the year ended June 30, 2020, Power Up Lending Group Ltd elected to convert $64,000 of the principal amount of the convertible notes into 76,265 shares of the Company’s common stock. The conversion resulted in a loss on extinguishment of debt of $25,782. (See Note 9)

(2)	On September 11, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund LLC to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $165,000 and received $143,500 in cash on September 18, 2019 after deducting an original issue discount in the amount of $15,000 (the “OID”), legal fees and other costs. The convertible note bears interest rate at 5% per annum and payable in one year. Conversion price shall be equal to the lower of (i) $2.00 or (ii) 75% multiplied by the lowest traded price of the common stock during the twenty consecutive trading day period immediately preceding the date of the respective conversion.

(3)	On November 4, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $53,000 and received $47,350 in cash on November 12, 2019 after deducting legal fees and other costs. The convertible note bears interest rate at 6% per annum and due on November 4, 2020. The convertible note can be converted into shares of the Company’s common stock at 65% of the average of the two lowest trading prices during the fifteen trading day prior to the conversion date.

(4)	On November 12, 2019, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount sum up to $165,000 with a purchase price sum up to $156,750. During November 2019, First Tranche of the agreement was executed in the principal amount of $55,000 and the Company received $50,750 in cash on November 15, 2019 after deducting an OID in the amount of $2,750, legal fees and other costs. The convertible note bears interest rate at 5% per annum and due on November 12, 2020. The convertible note can be converted into shares of the Company’s common stock at 75% multiplied by the lowest traded price of the common stock during the twenty consecutive trading day period immediately preceding the date of the respective conversion.

During the year ended June 30, 2020, Crown Bridge Partners, LLC elected to convert $3,615.6 of the principal amount of the convertible notes into 20,000 shares of the Company’s common stock. The conversion resulted in a loss on extinguishment of debt of $15,473. (See Note 9)

(5)	On November 20, 2019, the Company entered into a Securities Purchase Agreement with Morningview Financial, LLC to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $165,000 and received $153,250 in cash on November 22, 2019 after deducting an OID in the amount of $8,250, legal fees and other costs. The convertible note bears interest rate at 5% per annum and due on November 20, 2020. Conversion price shall be equal to the lower of (i) $2.00 or (ii) 75% multiplied by the lowest traded price of the common stock during the twenty consecutive trading day period immediately preceding the date of the respective conversion.

F-57

(6)	On December 3, 2019, the Company entered into a Securities Purchase Agreement with BHP Capital NY, Inc to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $102,900 and received $95,500 in cash on December 13, 2019 after deducting and OID in the amount of $4,900, legal fees and other costs. The convertible note bears interest rate at 5% per annum and due on December 3, 2020. The convertible note can be converted into shares of the Company’s common stock at 75% of the average of the two lowest trading prices during the fifteen trading day prior to the conversion date.

On April 14, 2020, the Company entered into an Amendment to Securities Purchase Agreement with BHP Capital NY, Inc dated on December 3, 2019. The Company agreed to pay off this note holder in 6 installments of $23,186.79 each, with an aggregate amount of $139,120.76 (including principal of $137,114.25 and interest of $2,006.51). The repayment resulted in a loss on extinguishment of debt of $4,703.

In May and June 2020, the Company paid two installments totaling $46,373 (including principal of $45,325 and interest of $1,048) and note payable balance decreased to $91,789 as of June 30, 2020. During the period from July to September 2020, the Company continued to pay 3 installments of an aggregate amount of $69,561 (including principal of $68,699 and interest of $862). As of the date of this report, the Company has made total five installments payment of an aggregate amount of $115,934 (including principal of $114,024 and interest of $1,910). The Company will pay the last installment of $23,186.79 in October 2020.

(7)	On January 10, 2020, the Company entered into a convertible promissory note with Labrys Fund, LP to issue and sell, upon the terms and conditions set forth in the agreement a convertible note of the Company, in the aggregate principal amount of $146,850 and received $137,000 in cash on January 13, 2020 after deducting an OID in the amount of $7,350, legal fees and other costs. The note is due on January 10, 2021 and bears interest at 5% per annum. The conversion price shall be equal to 75% multiplied by the lesser of the lowest closing bid price or lowest traded price of the Common Stock during the twenty (20) consecutive trading day period immediately preceding the date of the respective conversion.

For the year ended June 30, 2020, the Company recorded the amortization of debt discount of $500,675 for the convertible notes issued, which were included in other income and expenses in the consolidated statement of comprehensive income (loss).

Derivative liability

Upon issuing of the convertible notes, the Company determined that the conversion feature embedded in the notes referred to above that contain a potential variable conversion amount constitutes a derivative which has been bifurcated from the note and accounted for as a derivative liability, with a corresponding discount recorded to the associated debt. The excess of the derivative value over the face amount of the note, if any, is recorded immediately to interest expense at inception.

The derivative liability in connection with the conversion feature of the convertible debt is the only financial liability measured at fair value on a recurring basis.

The change of derivative liabilities is as follows:

Issued during the year ended June 30, 2020	$555,696
Converted	(42,308)
Debt settlement	(85,223)
Change in fair value recognized in operations	(151,899)
Balance at June 30, 2020	$276,266

The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model at issuance date and June 30, 2020, using the following assumptions:

Estimated dividends	None
Expected volatility	55.87% to 78.46%
Risk free interest rate	0.66% to 2.08%
Expected term	0 to 12 months

F-58

Warrants

In connection with the issuance of the $165,000 convertible promissory note on September 11, 2019, FirstFire Global Opportunities Fund, LLC is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.40, and the warrants can be exercised within 5 years which is before September 11, 2024.

In connection with the issuance of the $55,000 convertible promissory note on November 12, 2019, Crown Bridge Partners, LLC is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 22,916 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before November 12, 2024.

In connection with the issuance of the $165,000 convertible promissory note on November 20, 2019, Morningview Financial LLC is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before November 20, 2024.

In connection with the issuance of the $146,850 convertible promissory note on January 10, 2020, Labrys Fund, LP is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in the agreement, at any time on or after the date of issuance hereof to purchase from the Company up to 68,750 shares of common stock. Exercise price shall be $2.80, and the warrants can be exercised within 5 years which is before January 10, 2025.

The estimated fair value of the warrants was valued using the Black-Scholes option pricing model at grant date, using the following assumptions:

Estimated dividends	None
Expected volatility	56.23% to 71.08%
Risk free interest rate	1.73% to 1.92%
Expected term	5 years

Since the warrants can be exercised at $2.4 or $2.8 and are not liabilities, the face value of convertible notes was allocated between convertible note and warrant based on the fair values of the conversion feature and warrants. Accordingly, $147,492 was allocated to warrants and recorded in additional paid in capital account during the year ended June 30, 2020.

The details of the outstanding warrants are as follows:

	Number of shares	Weighted Average Exercise Price	Remaining Contractual Term (years)

Outstanding at July 1, 2019	-	$-	-
Granted	229,166	2.68	5
Exercised	-	-	-
Cancelled or expired	-	-	-
Outstanding at June 30, 2020	229,166	$2.68	4.2 to 4.53

NOTE 14 – SEGMENT INFORMATION

The Company’s business is classified by management into three reportable business segments (smart energy, photoelectric display and service contracts) supported by a corporate group which conducts activities that are non-segment specific. The smart energy reportable segment derives revenue from the sales of portable power banks that is intended to be utilized as a power source for electronic devices such as the iphone, ipad, mp3/mp4 players, PSP gaming systems, and cameras. The photoelectric display reportable segment derives revenue from the sales of LCM and LCD screens manufactured for small devices such as video capable baby monitors, electronic devices such as tablets and cell phones, and for use in televisions or computer monitors. The service contracts reportable segment derives revenue from providing IT and solution-oriented services. Unallocated items comprise mainly corporate expenses and corporate assets.

Although all of the Company’s revenue is generated from Mainland China, the Company is organizationally structured along business segments. The accounting policies of each operating segments are same and are described in Note 2, “Summary of Significant Accounting Policies”.

F-59

The following tables provide the business segment information for the years ended June 30, 2020 and 2019.

	For the Year Ended June 30, 2020
	Smart energy	Photoelectric display	Service contracts	Unallocated items	Total

Revenues	$1,709,799	$18,183,974	$705,455	$-	$20,599,228
Cost of Revenues	1,630,684	15,431,065	444,684	-	17,506,433
Gross profit	79,115	2,752,909	260,771	-	3,092,795
Operating expenses	12,708	1,743,219	33,191	953,506	2,742,624
Income (loss) from operations	66,407	1,009,690	227,580	(953,506)	350,171
Net income (loss)	$58,151	$834,284	$204,848	$(1,374,951)	$277,668

	For the Year Ended June 30, 2019
	Smart energy	Photoelectric display	Service contracts	Unallocated items	Total

Revenues	$2,238,503	$9,515,457	$594,532	$-	$12,348,492
Cost of Revenues	2,016,279	7,798,474	338,464	-	10,153,217
Gross profit	222,224	1,716,983	256,068	-	2,195,275
Operating expenses	13,482	1,049,744	46,270	469,336	1,578,832
Income (loss) from operations	208,742	667,239	209,798	(469,336)	616,443
Net income (loss)	$159,520	$510,643	$196,241	$(469,357)	$397,047

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Lease commitment

Lisite Science leases office and warehouse space from Keenest, a related party, with annual rent of approximately $1,500 (RMB10,000) until July 20, 2021. Baileqi Electronic leases office and warehouse space from Shenzhen Baileqi S&T, a related party, with monthly rent of approximately $2,500 (RMB17,525) until May 31, 2021.

The future minimum lease payments for non-cancelable operating leases held by the Company as of June 30, 2020 was $28,643, which will be paid in fiscal year ended June 30, 2021.

NOTE 16- - SUBSEQUENT EVENTS

Stock Issued for Conversion of Convertible Debt

(1)	On July 9, 2020, the Company issued a total of 42,079 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $20,000 according to the conditions of the convertible note dated as July 25, 2019.

On August 19, 2020, the Company issued a total of 222,891 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $19,000 together with $4,916.22 of accrued and unpaid interest, totaling $23,916.22 according to the conditions of the convertible note dated as July 25, 2019.

The remaining principal balance due under this convertible note after these two conversions is zero.

(2)	On July 13, 2020, the Company issued a total of 68,500 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $37,503.75 according to the conditions of the convertible note dated as January 10, 2020.

On August 20, 2020, the Company issued a total of 600,000 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $54,180 according to the conditions of the convertible note dated as January 10, 2020.

The remaining principal balance due under this convertible note after these two conversions is $55,166.

(3)	On September 1, 2020, the Company issued a total of 75,000 shares of common stock to Firstfire Global Opportunities Fund LLC for the conversion of debt in the principal amount of $10,200 according to the conditions of the convertible note dated as September 11, 2019.

F-60

On September 14, 2020, the Company issued a total of 350,000 shares of common stock to Firstfire Global Opportunities Fund LLC for the conversion of debt in the principal amount of $13,550 according to the conditions of the convertible note dated as September 11, 2019.

The remaining principal balance due under this convertible note after these two conversions is $141,250.

(4)	On September 24, 2020, the Company issued a total of 568,182 shares of common stock to Morningview Financial, LLC for the conversion of debt in the principal amount of $15,000 according to the conditions of the convertible note dated as November 20, 2019. The remaining principal balance due under this convertible note after this conversion is $150,000.

Note Settlement Agreement

On September 16, 2020, the Company entered into a Note Settlement Agreement with Power Up Lending Group Ltd., the holder of the Company’s convertible debt. The Note Settlement Agreement terminated their convertible note dated November 4, 2019 after the Company paid an aggregate of $75,000 on September 16, 2020.

In addition, to comply with the Amendment agreement signed with BHP Capital NY, Inc on April 14, 2020 regarding its note payable, the Company paid an aggregate of $69,561 (including principal of $68,699 and interest of $862) during July to September 2020. The Company will make the last payment of $23,186.79 in October 2020 to fulfill its obligation in full (See Note 13).

F-61

IONIX TECHNOLOGY, INC.

35,869,999 Shares of Common Stock

March 15, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$978.35
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	9,000
Transfer Agent, Edgar Agent, and Miscellaneous Fees	2,000
Total	$31,978.35

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our articles of incorporation include an indemnification provision under which we have the power to indemnify our directors, officers, employees and other agents of the company to the fullest extent permitted by applicable law.

We have a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended.

The underwriting agreement we will enter into in connection with the offering of common stock and warrants being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this Registration Statement, we have issued the following securities that were not registered under the Securities Act.

All of the offerings and sales described below were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by the company in accordance with the requirements of Regulation D and the Securities Act. All issuances to accredited and non-accredited investors were structured to comply with the requirements of the safe harbor afforded by Rule 506 of Regulation D, including limiting the number of non-accredited investors to no more than 35 investors who have sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of an investment in our securities. We have not employed any underwriters in connection with any of the below transactions, and the individuals and entities to whom we issued securities are not affiliated with us. Except as noted below, none of the holders of the securities have any contractual rights to have such securities registered with the Securities and Exchange Commission.

On February 17, 2016, the Company entered into a subscription agreement to sell 5,000,000 preferred shares (the “Preferred Shares”) for $50,000 in cash ($0.01 per share). No commissions were paid to any broker or third party for this transaction.

On January 31, 2020, the Company issued a total of 12,775 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $12,000 according to the conditions of the convertible note dated as July 25, 2019.

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In December 2019, the Company engaged Maxim Group LLC (“Maxim”) for financial advisory and investment banking services to assist the Company in articulating its growth strategy to the investment community and up-list its securities to a National Securities Exchange. On February 10, 2020, the Company issued 150,000 shares of common stock valued at $262,500 to Maxim Group LLC as a part of its compensation for the services. On May 19, 2020, the Company and Maxim mutually agreed to terminate all rights and obligations under their agreements and in May 2020, Maxim returned 75,000 shares of common stock shares to the Company for cancellation.

On February 18, 2020, the Company issued a total of 11,834 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $10,000 according to the conditions of the convertible note dated as July 25, 2019.

On February 28, 2020, the Company issued a total of 15,448 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $12,000 according to conditions of the convertible note dated as July 25, 2019.

On May 19, 2020, the Company issued a total of 16,484 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $15,000 according to the conditions of the convertible note dated as July 25, 2019.

On May 29, 2020, the Company issued a total of 19,724 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $15,000 according to the conditions of the convertible note dated as July 25, 2019.

On June 18, 2020, the Company issued a total of 20,000 shares of common stock to Crown Bridge Partners, LLC for the conversion of debt in the principal amount of $3,615.6 according to the conditions of the convertible note dated as November 12, 2019.

On July 9, 2020, the Company issued a total of 42,079 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in the principal amount of $20,000 according to the conditions of the convertible note dated as July 25, 2019.

On July 13, 2020, the Company issued a total of 68,500 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $37,503.75 according to the conditions of the convertible note dated as January 10, 2020.

On August 19, 2020, the Company issued a total of 222,891 shares of common stock to Power Up Lending Group Ltd for the conversion of debt in $19,000.00 of the principal amount of the Note together with $4,916.22 of accrued and unpaid interest thereto, totaling $23,916.22 according to the conditions of the convertible note dated as July 25, 2019.

On August 20,2020, the Company issued a total of 600,000 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $54,180 according to the conditions of the convertible note dated as January 10, 2020.

On September 1, 2020, the Company issued a total of 75,000 shares of common stock to Firstfire Global Opportunities Fund LLC for the conversion of debt in the principal amount of $10,200 according to the conditions of the convertible note dated as September 11, 2019.

On September 14, 2020, the Company issued a total of 350,000 shares of common stock to Firstfire Global Opportunities Fund LLC for the conversion of debt in the principal amount of $13,550 according to the conditions of the convertible note dated as September 11, 2019.

On September 24, 2020, the Company issued a total of 568,182 shares of common stock to Morningview Financial, LLC for the conversion of debt in the principal amount of $15,000 according to the conditions of the convertible note dated as November 20, 2019.

On September 24, 2020, the Company issued a total of 400,000 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $6,065.11 according to the conditions of the convertible note dated as January 10, 2020.

On October 12, 2020, the Company issued a total of 650,000 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $14,844.39 according to the conditions of the convertible note dated as January 10, 2020.

On October 16, 2020, the Company issued a total of 181,500 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $2,722.5 according to the conditions of the convertible note dated as January 10, 2020.

On October 16, 2020, the Company issued a total of 1,200,000 shares of common stock to Firstfire Global Opportunities Fund LLC for the conversion of debt in the principal amount of $14,100 according to the conditions of the convertible note dated as September 11, 2019.

On October 16, 2020, the Company issued a total of 500,000 shares of common stock to Crown Bridge Partners, LLC for the conversion of debt in the principal amount of $3,500 according to the conditions of the convertible note dated as November 12, 2019.

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On October 19, 2020, the Company issued a total of 2,112,478 shares of common stock to Labrys Fund, LP for the conversion of debt in the principal amount of $31,674.16 according to the conditions of the convertible note dated as January 10, 2020.

On October 29, 2020, the Company issued a total of 2,500,000 shares of common stock to Firstfire Global Opportunities Fund LLC for the conversion of debt in the principal amount of $31,000 according to the conditions of the convertible note dated as September 11, 2019.

On December 21,2020, the Company issued a total of 1,500,000 shares of common stock to FirstFire Global Opportunities Fund, LLC for the full exercise of the warrants, according to the conditions of the convertible note dated as September 11, 2019.

On December 5, 2020, the Company issued a total of 20,370,000 shares of common stock to five Chinese citizen subscribers for an aggregate purchase price of $305,500 at $0.015 per share, according to the conditions of the five subscription agreements dated as November 20, 2020 signed by the aforementioned five subscribers.

On December 29, 2020, the Company issued a total of 8,499,999 shares of common stock to four Chinese citizen subscribers for an aggregate purchase price of $127,500 at $0.015 per share, according to the conditions of the four subscription agreements dated as December 9, 2020 and December 28, 2020 signed by the aforementioned four subscribers.

On December 31, 2020, the Company issued a total of 447,762 shares of common stock (the “First Commitment Shares”) and 1,119,402 shares of common stock (the “Second Commitment Shares”) to Labrys Fund, LLP related to the promissory note as a commitment fee. The Second Commitment Shares must be returned to the Company’s treasury if the promissory note is fully repaid and satisfied on or prior to the maturity date.

On January 13, 2021, the Company issued a total of 7,000,000 shares of common stock to a Chinese citizen subscriber for an aggregate purchase price of $105,000 at $0.015 per share, according to the conditions of the subscription agreement dated as January 13, 2021.

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Item 16. Exhibits.

Exhibit
Number	Description of Exhibit
3.01a	Articles of Incorporation, dated March 11, 2011	Filed with the SEC on October 13, 2017 as part of our Annual Report on Form 10-K
3.01b	Certificate of Amendment to Articles of Incorporation, dated August 7, 2014	Filed with the SEC on September 3, 2014 as part of our Current Report on Form 8-K
3.01c	Certificate of Amendment to Articles of Incorporation, dated December 3, 2015	Filed with the SEC on December 10, 2015 as part of our Current Report on Form 8-K
3.02a	Bylaws	Filed with the SEC on August 23, 2011 as an exhibit to our Registration Statement on Form 10.
3.02b	Amended Bylaws, dated August 7, 2014	Filed with the SEC on September 3, 2014 as part of our Current Report on Form 8-K
5.1	Opinion of Lockett + Horwitz, regarding the legality of the securities being registered	Filed herewith.
10.01	Manufacturing Agreement, dated as of August 19, 2016, by and between Jiangxi Huanming Technology Limited Company and XinyuIonix Technology Company Limited.	Filed with the SEC on August 24, 2016 as part of our Current Report on Form 8-K
10.02	Share Transfer Agreement, dated as of August 19, 2016, by and between GuoEn Li and Well Best International Investment Limited	Filed with the SEC on August 24, 2016 as part of our Current Report on Form 8-K
10.03	Share Purchase Agreement dated December 27, 2018 by and between Ionix Technology, Inc., Changchun Fangguan Electronics Technology Co., Ltd. and the shareholders of Changchun Fangguan Electronics Technology Co., Ltd.	Filed with the SEC on December 27, 2018 as part of our Current Report on Form 8-K
10.04	Business Operation Agreement dated December 27, 2018 by and between Changchun Fangguan Photoelectric Display Technology Co., Ltd., Changchun Fangguan Electronics Technology Co., Ltd., Jialin Liang and Xuemei Jiang.	Filed with the SEC on December 27, 2018 as part of our Current Report on Form 8-K
10.05	Exclusive Technical Support Service Agreement dated December 27, 2018 by and between Changchun Fangguan Photoelectric Display Technology Co., Ltd. and Changchun Fangguan Electronics Technology Co., Ltd.	Filed with the SEC on December 27, 2018 as part of our Current Report on Form 8-K
10.06	Equity Interest Purchase Agreement dated December 27, 2018 by and between Changchun Fangguan Photoelectric Display Technology Co., Ltd., Changchun Fangguan Electronics Technology Co., Ltd., Jialin Liang and Xuemei Jiang.	Filed with the SEC on December 27, 2018 as part of our Current Report on Form 8-K
10.07	Equity Interest Pledge Agreement dated December 27, 2018 by and between Changchun Fangguan Photoelectric Display Technology Co., Jialin Liang and Xuemei Jiang	Filed with the SEC on December 27, 2018 as part of our Current Report on Form 8-K
10.08	Compilation of Labrys Securities Purchase Agreement, Self-Amortization Promissory Note and Other Agreements (Filed herewith)	File with SEC on January 5, 2021 as part of our Current Report on Form 8-K
21.1	List of Subsidiaries	Filed with the SEC on September 30, 2020 as part of our Annual Report on Form 10-K
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Lockett + Horwitz (included in Exhibit 5.1)	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dalian, China , on March 15, 2021.

IONIX TECHNOLOGY, INC.

By:	/s/ Cheng Li
Name:	Cheng Li
Chief Executive Officer

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KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Cheng Li and Yue Kou, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 15, 2021	By:	/s/ Cheng Li
	Name:	Cheng Li
	Title:	Chief Executive Officer, Director
(Principal Executive Officer)

Date: March 15, 2021	By:	/s/ Yue Kou
	Name:	Yue Kou
	Title:	Chief Financial Officer (Principal
Financial and Principal Accounting Officer)

Date: March 15, 2021	By:	/s/ Yang Yan
	Name:	Yang Yan
	Title:	President and Treasurer

Date: March 15, 2021	By:	/s/ Yubao Liu
	Name:	Yubao Liu
	Title:	Director

Date: March 15, 2021	By:	/s/ Jialin Liang
	Name:	Jialin Liang
	Title:	Director

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Date: March 15, 2021	By:	/s/ Xuemei Jiang
	Name:	Xuemei Jiang
	Title:	Director

Date: March 15, 2021	By:	/s/ Yongping Wang
	Name:	Yongping Wang
	Title:	Independent Director

Date: March 15, 2021	By:	/s/ Yongsheng Fu
	Name:	Yongsheng Fu
	Title:	Director

Date: March 15, 2021	By:	/s/ Zhenyu Wang
	Name:	Zhenyu Wang
	Title:	Independent Director

Date: March 15, 2021	By:	/s/ Xiaolin Wei
	Name:	Xiaolin Wei
	Title:	Independent Director

Date: March 15, 2021	By:	/s/ Liyan Wang
	Name:	LiyanWang
	Title:	Independent Director

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